APPENDIX X

[Amendment Number 1]
Agency Code 12000    Contract No. CO27182

Period 8/1/11 - 2/28/13	Funding Amount for Period Based on approved capitation rates

This is an AGREEMENT between THE STATE OF NEW YORK, acting by and through The New York State Department of Health, having its principal office at Corning Tower, Room 2001, Empire State Plaza, Albany NY 12237, (hereinafter referred to as the STATE), and AMERIGROUP New York, LLC, (hereinafter referred to as the CONTRACTOR), to modify Contract Number C027182 as set forth below. The effective date of these modifications is August 1, 2011, unless otherwise noted below.

1.
Amend Section 4 of "Table of Contents for Model Contract" to add "Section 4.1 Service Area" and "Section 4.2 Modification of Service Area and Optional Benefit Package Covered Services During Contract Period."

2.	Amend "Table of Contents for Model Contract" to add "Section 6.11 Verification of HIV SNP Enrollment Eligibility [Applicable to HIV SNP Program Only]."

3.	Amend Section 10.17 of "Table of Contents for Model Contract" to read "10.17 Contractor Responsibilities Related to Public Health."

4.	Amend "Table of Contents for Model Contract" to add "Section 10.32 Pharmacy Services," "Section10.33 Personal Care Services" and 10.34 "Additional Requirements for the HIV SNP Program Only."

5.
Amend Section 11 of "Table of Contents for Model Contract" to read "Section 11 Outreach/Advertising " delete "Section 11.3 Marketing Activities" and "Section 11.4 Prior Approval of Marketing Materials and Procedures," and amends Sections 11.1, 11.2, and 11.5 to read "Section 11.1 Media," "Section 11.2 Prior Approval of Advertising Materials and Procedures," and "Section 11.3 Restricted Activities and Remedial Actions."

6.	Amend "Table of Contents for Model Contract" to add "Section 13.13 Post-Enrollment Follow-Up [Applicable to HIV SNP Program Only]."

7.	Amend Section 14.5 of "Table of Contents for Model Contract" to read "Section 14.5 Complaint Investigations by SDOH and the LDSS."

8.
Amend "Table of Contents for Model Contract" to add "Section 16.4 Quality Management (QM) Committee [Applicable to HIV SNP Program Only]," "Section 16.5 Quality Management Plan (QMP ) [Applicable to HIV SNP Program Only],” “Section 16.6 Quality Management (QM) Procedures [Applicable to HIV SNP Program Only], “

“Section 16.7 HIV SNP Medical Director Requirements [Applicable to HIV SNP Program Only],” “Section 16.8 HIV Education for Staff [Applicable to HIV SNP Program Only]” and “Section 16.9 Quality Management (QM) and Provider Manuals [Applicable to HIV SNP Program Only].”

9.	Amend "Table of Contents for Model Contract" to add "Section 19.7 OMIG Audit Authority."

10.	Amend Section 21.14 of "Table of Contents for Model Contract" to add "e. Requirements Applicable to HIV SNP Program Only."

11.
Amend "Table of Contents for Model Contract" to delete "Section 21.5 Mainstreaming" and add "Section 21.25 Pharmacies," "Section 21.26 Communication with Patients," "Section 21.27 Health Home," "Section 21.28 Case Management Providers [Applicable to HIV SNP Program Only]," "Section 21.29 HIV Comprehensive Medicaid Case Management CMCM Providers Applicable to HIV SNP Program Only]."

12.	Amend "Table of Contents for Model Contract" to add "Section 22.16 Personal Care Services Worker Parity Rules."

13.	Amend Appendix D of the "Appendices" section of "Table of Contents for Model Contract" to read "D. New York State Department of Health MCO Outreach/Advertising Activities."

14.
Amend Appendix Q of the "Appendices" section of "Table of Contents for Model Contract" to read New York State Department of Health Recipient Restriction Program Requirements for MMC and FHPlus Programs."

15.	Amend "Recitals" to read as follows:

RECITALS

WHEREAS, pursuant to Title XIX of the Federal Social Security Act, codified as 42 U.S.C. Section 1396 et seq. (the Social Security Act), and Title 11 of Article 5 of the New York State Social Services Law.(SSL), a comprehensive program of medical assistance for needy persons exists in the State of New York (Medicaid); and

WHEREAS, pursuant to Title 11 of Article 5 of the SSL, the Commissioner of Health has established a managed care program under the medical assistance program, known as the Medicaid Managed Care (MMC) Program; and

WHEREAS, pursuant to Article 44 of the Public Health Law (PHL), the New York State Department of Health (SDOH) is authorized to issue Certificates of Authority to establish Health Maintenance Organizations (HMOs), PHL Section 4400 et seq., Prepaid Health Services Plans, (PHSPs); NIL Section 4403-a, and HIV Special Needs Plans (HIV SNPs),

PHL Section 4403-c; and

WHEREAS, pursuant to Title 11-D of Article 5 of the SSL, a health insurance program known as Family Health Plus (FHPlus) has been created for eligible persons who do not qualify for Medicaid; and

WHEREAS, organizations certified under Article 44 of the New York State Public Health Law (PHL) are eligible to provide comprehensive health services through comprehensive health services plans to Eligible Persons as defined in Titles 11 and 11-D of the SSL, MMC, HIV SNPs, and FHPlus Programs, respectively; and

WHEREAS, the Contractor is organized under the laws of New York State and is certified under Article 44 of the PHL and has offered to provide covered health services to Eligible Persons residing in the geographic area specified in Appendix M of this Agreement (Service Area, Benefit Package Options, and Enrollment Elections); and

WHEREAS, the SDOH has determined that the Contractor meets the qualifications established for participation in the MMC Program, the HIV SNP Program, and/or the FHPlus Program to provide the applicable health care coverage to Eligible Persons in the geographic area specified in Appendix M of this Agreement.

NOW THEREFORE, the parties agree as follows:

16.	Add the definitions of "HIV SNP Eligible Person," "HIV SNP Enrollee," "HIV Specialist PCP," and "MMC (Medicaid Managed Care)," to Section 1 "Definitions" to read as follows:

"HIV SNP Eligible Person" means a person whom the LDSS, state or federal government determines to have met the qualifications established in state or federal law necessary to receive medical assistance under Title II of the SSL and who meets all of.the other conditions for enrollment in the HIV SNP Program.

"HIV SNP Enrollee" means an MMC Eligible Person who either personally or through an authorized representative, has enrolled in the Contractor's HIV SNP.

"HIV Specialist PCP" (for HIV SNPs only) means an 111V experienced Primary Care Provider who has met the criteria of one of the following recognized bodies:

•	The HIV Medicine Association (HIVMA) definition of an HIV-experienced provider, or

•	HIV Specialist status accorded by the American Academy of HIV Medicine (AAHIVM), or

•	Advanced AIDS Credited Registered Nurse Credential given by the HIV/AIDS Nursing Certification Board (HANCB).

"MMC (Medicaid Managed Care)", unless otherwise specified, includes HIV SNP plans.

17.	Delete the definitions of "Marketing” and "Marketing Representative" from Section 1 "Definitions."

18.
Amend the definition of "Eligible Person" in Section 1 "Definitions" to read as follows: "Eligible Person" means an MMC Eligible Person, FHPlus Eligible Person, or an HIV SNP Eligible Person as these terms are defined in this Agreement.

19.	Amend Section 2.4 "Entire Agreement" to read as follows:

2.4 Entire Agreement

a)
This Agreement, including those attachments, schedules, appendices, exhibits, and addenda that have been specifically incorporated herein and written plans submitted by the Contractor and maintained on file by SDOH and/or LDSS pursuant to this Agreement, contains all the terms and conditions agreed upon by the parties, and no other Agreement, oral or otherwise, regarding the subject matter of this Agreement shall be deemed to exist or to bind any of the parties or vary any of the terms contained in this Agreement. In the event of any inconsistency or conflict among the document elements of this Agreement, such inconsistency or conflict shall be resolved by giving precedence. to the document elements in the following order:

i)Appendix A, Standard Clauses for New York State Contracts;

ii)The body of this Agreement;

iii)	The appendices attached to the body of this Agreement, other than Appendix A

iv)The Contractor's approved:

A)	Outreach/Advertising Procedures and Materials on file with SDOH and LDSS

B)	Action and Grievance System Procedures on file with SDOH
C)Quality Assurance Plan on file with SDOH
D)ADA Compliance Plan on file with SDOH
E)Fraud and Abuse Prevention Plan on file with SDOH.

20.	Amend subsection a) i) of Section 2.7 "Termination" to read as follows:

i)	SDOH shall have the right to terminate this Agreement, in whole or in part; for the Contractor's MMC or FHPlus product; or for any or all products in specified counties of Contractor's service area, if the Contractor:

21.	Amend subsection a) i) H) of Section 2.7 "Termination" to read as follows:

H)
[Not applicable to HIV SNP Plans] failed to qualify for any incentive based on SDOH's Medicaid Managed Care Quality Incentive calculation in each of three consecutive years; after two consecutive years of failing to qualify for any such incentive, the Contractor will be notified by SDOH that the Contractor has one year remaining to raise its scores to the requisite level or be subject to SDOH-initiated termination or non-renewal of this Agreement. By December 1 of each calendar year, SDOH will issue the general parameters of the Quality Incentive measures to be implemented for the subsequent year which form the basis for awarding the Quality Incentive in the year following the measurement. In no instance will quality data scores for years prior to measurement year 2007 be utilized for contract termination.

22.	Amend subsection b) of Section 2.7 "Termination" to read as follows:

b)    Contractor and SDOH Initiated Termination

The Contractor and the SDOH each shall have the right to terminate this Agreement in its entirety, for the Contractor's MMC or FHPlus product, or for any or all products in specified counties of the Contractor's service area, in the event that SDOH and the Contractor fail to reach agreement on the monthly Capitation Rates. In such event, the party exercising its right shall give the other party written notice specifying the reason for and the effective date of termination, which shall not be less time than will permit an orderly transition of Enrollees, but no more than ninety (90) days.

23.	Amend subsection c) i) and c) ii) of Section 2.7 "Termination" to read as follows:

c)	Contractor Initiated Termination

i)
The Contractor shall have the right to terminate this Agreement in its entirety, for the Contractor's MMC or FHPlus product, or for any or all products in specified counties of the Contractor's service area, in the event that SDOH materially breaches the Agreement or fails to comply with any term or condition of this Agreement that is not cured within twenty (20) days, or within such longer period as the parties may agree, of the Contractor's written request for compliance The Contractor shall give SDOH written notice specifying the reason for and the effective date of the termination, which shall not be less time than will permit an orderly transition of Enrollees, but no more than ninety (90) days.

ii)	The Contractor shall have the right to terminate this Agreement, in its entirety, for the Contractor's MMC or FHPlus product, or for any or all products in specified counties, of the Contractor's service area in the event that its obligations are materially changed by modifications to this Agreement and its Appendices by SDOH. In such event, Contractor shall give SDOH written notice within thirty (30) days of notification of changes to the Agreement or Appendices specifying the reason and the effective date of termination, which shall not be less time than will permit an orderly transition of Enrollees, but no more than ninety (90) days.

24.	Amend subsection a) of Section 2.8 "Close-Out Procedures" to read as follows:

a)
Upon termination or expiration of this Agreement in its entirety, for the Contractor's MMC or FHPlus product, or for any or all products in specified counties of the Contractor's service area, and in the event that it is not scheduled for renewal, the Contractor shall comply with close-out procedures that the Contractor develops in conjunction with LDSS and that the LDSS, and the SDOH have approved. The close-out procedures shall include the following:

25.	Amend subsection a) of Section 3.1 "Capitation Payments" to read as follows:

a)
Compensation to the Contractor shall consist of a monthly capitation payment for each Enrollee and the Supplemental Capitation Payments as described in Section 3.11 (d), 3.9 (h) and (e), and 3.10 (b) where applicable.

26.	Amend subsection c) of Section 3.2 "Capitation Payments" to read as follows:

c)
In the event that the SDOH and the Contractor fail to reach agreement on modifications to the monthly Capitation Rates, the SDOH will provide formal written notice to the Contractor of the amount and effective date of the modified capitation rates approved by the State Division of the Budget and DHHS. The Contractor shall have the option of terminating this Agreement, in its entirety, for the Contractor's MMC or FHP product, or for any or all products in specified counties of the Contractor's service area, if such approved modified Capitation Rates are not acceptable. In such case, the Contractor shall give written notice to the SDOH and the LDSS within thirty (30) days from the date of the formal written notice of the modified Capitation Rates from the SDOH specifying the reasons for and effective date of termination. The effective date of termination shall be ninety (90) days from the date of the Contractor's written notice, unless the SDOH determines that an orderly transfer of Enrollees to another MCO or disenrollment to Medicaid fee-for-service can be accomplished in fewer days. The terms and conditions of the Contractor's approved phase-out plan must be accomplished prior to termination.

27.	Amend subsection b) of Section 3.3 "Rate Setting Methodology" to read as follows:

b)
Notwithstanding the provisions set forth in Section 3.3 (a) above, the SDOH reserves the right to terminate this Agreement, in its entirety, for the Contractor's MMC or FHPlus product, or for any or all products in specified counties of the Contractor's service area, pursuant to Section 2.7 of this Agreement, upon determination by SDOH that the aggregate monthly Capitation Rates are not cost effective.

28.	Amend Section 3.6 "SDOH Right to Recover Premiums" to read as follows:

3.6	SDOH Right to Recover Premiums

The parties acknowledge and accept that the SDOH has a right to recover premiums paid to the Contractor for MMC Enrollees listed on the monthly Roster who are later determined for the entire applicable payment month, to have been in an institution; to have been incarcerated; to have moved out of the Contractor's service area subject to any time remaining in the MMC Enrollee's Guaranteed Eligibility period; or to have died. SDOH has the right to recover premiums from the Contractor in instances where the Enrollee was inappropriately enrolled into managed care with a retroactive effective date, or when the enrollment period was retroactively deleted in accordance with Appendix H. SDOH has a right to recover premiums for FHPlus Enrollees listed on the Roster who are determined to have been incarcerated; to have moved out of the Contractor's service area; or to have died. In any event, the State may only recover premiums paid for MMC and/or FHPlus Enrollees listed on a Roster if it is determined by the SDOH that the Contractor was not at risk for provision of benefit Package services for any portion of the payment period. Notwithstanding the foregoing, the SDOH always has the right to recover duplicate MMC or FHPlus premiums paid for persons enrolled in the MMC or FHPlus program under more than one Client Identification Number (CIN) whether or not the Contractor has made payments to providers. All recoveries will be made pursuant to Guidelines developed by the state.

29.	Amend subsection c) of Section 3.7 "Third Party Health Insurance Determination" to read as follows:

3.7	Third Party Health Insurance Determination

a)	Point of Service (POS)

The Contractor will make diligent efforts to determine whether Enrollees have third party health insurance (TPHI). The LDSS is also responsible for making diligent efforts to determine if Enrollees have TPHI and to maintain third party information on the WMS/eMedNY Third Party Resource System. If

TPHI coverage is known at the POS, the Plan shall use the TPHI information to coordinate benefits (e.g., alert the provider and ask them to bill the TPHI that should be primary to the Plan).

The Contractor shall make good faith efforts to coordinate benefits and must inform the LDSS of any known changes in status of TPHI insurance eligibility within five (5) business days of learning of a change in TPHI. The Contractor may use the Roster as one method to determine TPHI information.

b)	Post Payment and Retroactive Recovery — Non-Pharmacy

The State, and/or its vendor, will also be vested with the responsibility to collect any reimbursement for Benefit Package services obtained from TPHI. In no instances may an Enrollee be held responsible for disputes over these recoveries. A recovery shall not exceed the encounter data paid claim amount.

The State will continue to identify available TPHI and post this information to the eMedNY System. The TPHI information will appear on the Contractor's next roster and TPHI file. The Contractor will have six months from the later of the date the TPHI has been posted (eMedNY transaction date) or the Contractor's claim payment date to pursue any recoveries for medical services. All recoveries outside this period will be pursued by -the State.

For State-initiated and State-identified recoveries, the State will direct providers to refund the State directly. In those instances where the provider adjusted the recovery to the Contractor in error, the Contractor will refund the adjusted recovery to the State.

c)	Post Payment and Retroactive Recovery — Pharmacy

The State, and or its vendor, will be vested with the sole responsibility to collect any reimbursement for Benefit Package services obtained from TPHI.

d)	TPHI Reporting

The Contractor shall report TPHI activities through the Medicaid Encounter Data System (MEDS) and Medicaid Managed Care Operating Report (MMCOR) in accordance with instructions provided by SDOH. To prevent duplicative efforts; the Contractor shall, on a quarterly basis, share claim specific TPHI disposition (paid, denied, or recovered) information with the State. If no information is received from the Contractor, the State will assume there are no retroactive recoveries being pursued by the Contractor, and will initiate recovery processing.

30.	Add a new subsection e) to Section 3.9 "Payment for Newborns" to read as follows:

e)    The following provisions apply to the HIV SNP Program Only:

i)
For the newborn's first six months of life, the monthly capitation rate paid to the Contractor for newborns of infected Enrollees enrolled in the Contractor's SNP will be the HIV children's, rate. In order for payment to continue at the HIV children's rate beyond the sixth month of the child's life, the Contractor will be required to provide, in a format as determined by the AIDS Institute and with appropriate consent for any necessary testing, clinical documentation of HIV infection in the child.

ii)
    Except as described in (e), above, for newborns of infected mothers enrolled in the SNP, the monthly capitation rates paid to the Contractor for uninfected children enrolled in the SNP shall be as follows:

A)	If Contractor also participates in the Partnership Plan as a mainstream Medicaid managed care plan, the children's capitation rates established for the mainstream plan will be paid.

B)	If Contractor does not participate as a mainstream Medicaid managed care plan, the average capitation rate paid for that premium group in the plan's region will be paid.

iii)
If Contractor participates as a mainstream Medicaid managed care plan, Contractor will receive the supplemental newborn capitation payment established for the mainstream plan. If Contractor does not participate as a mainstream Medicaid managed care plan, Contractor will receive the average newborn capitation payment in the plan's region.

31.	Add a new subsection c) to Section 3.12 "Inpatient Hospital Stop-Loss Insurance for Medicaid Managed Care (MMC) Enrollees" to read as follows:

c)
For HIV SNPs only, if the hospital inpatient expenses incurred by the Contractor for an individual Enrollee during any calendar year reaches $100,000, the Contractor shall be compensated for eighty-five percent (85%) of the cost of hospital inpatient services between $100,000 and $300,000 incurred by the HIV SNP during that period. Above that amount the Contractor will be compensated for one hundred percent (100%) of costs. All compensation shall be based on the lower of the Contractor's negotiated hospital rate or Medicaid rates of payment.

32.	Amend Section 4 "Service Area" to read as follows:

4. SERVICE AREA

4.1    Service Area

The Contractor's service area for Medicaid Managed Care, FHPlus and/or HIV SNP shall consist of the county(ies) described in Appendix M of this Agreement, which is hereby made a part of this Agreement as if set forth fully herein. Such service area is the specific geographic area within which Eligible Persons must reside to enroll in either the Contractor's Medicaid Managed Care or FI talus product. For SNPs, Eligible Persons must reside in the specific counties listed in Appendix M, except that in New York City, Eligible Persons may reside in any of the five boroughs of New York City.

4.2	Modification of Service Area and Optional Benefit Package Covered Services During Contract Period

The Contractor must request written SDOH approval to reduce or expand its service area or modify its Optional Benefit Package Covered Services for purposes of providing Medicaid Managed Care, FHPlus, and/or HIV SNP services. In no event, however, shall the Contractor, modify its service area or Optional Benefit Package Covered Services until it receives such approval. Any modifications made to the Contractor's service area as a result of an approved request to reduce or expand the service area shall become effective fifteen (15) days from the date of the written SDOH approval without the need for further action on the part of the parties to this Agreement, and modifications to the Optional Benefit Package Covered Services shall become effective on the effective date specified in the written SDOH approval

33.	Add a new subsection c) to Section 6.1 "Populations Eligible for Enrollment" to read as follows:

c)	HIV SNP Populations

All Eligible Persons with HIV infection, and who meet the criteria in Section 364-j of the SSL and/or New York State's Operational Protocol for the Partnership Plan and who reside in New York City or any other County in the Contractor's HIV SNP service area, as specified in Appendix M of this Agreement, shall be eligible for Enrollment in the Contractor's HIV SNP. Additionally, in New York City, Eligible Persons may reside in any of the five boroughs. Related children of such Eligible Persons enrolled in the Contractor's HIV SNP shall be eligible for enrollment in the Contractor's HIV SNP regardless of such children's HIV status.

34.	Action 6.5 "Auto-Assignment — For MMC Program Only" to read as follows:

6.5	Auto Assignment — For MMC Program Only [Not Applicable to HIV SNP Program]

Through September 30, 2011, an MMC Eligible Person whose Enrollment is mandatory under the Medicaid Managed Care Program and who fails to select and enroll in a MCO within sixty (60) days of receipt of notice of mandatory Enrollment for non-SSI eligible persons or ninety (90) days for SSI or SSI-related eligible persons or non-SSI eligible persons with HIV infection or AIDS who request an additional thirty (30) days may be assigned by the SDOH or the LDSS to the Contractor's MMC product pursuant to SSL § 364-j and in accordance with Appendix H of this Agreement.

Effective October 1, 2011, an MMC Eligible Person whose Enrollment is mandatory under the Medicaid Managed Care Program and who fails to select and enroll in a MCO upon initial eligibility determination or within thirty (30) days of receipt of notice of mandatory Enrollment may be assigned by the SDOH or the LDSS to the Contractor's MMC product pursuant to SSL § 364-j and in accordance with Appendix H of this Agreement.

35.	Add a new subsection d) to Section 6.7 "Newborn Enrollment" to read as follows:

d)	Applicable to HIV SNP Program Only:

In addition to the responsibilities set forth above and in Appendix H, the Contractor is responsible for:

i)
Issuing a letter informing parent(s) about newborn child's enrollment or a member identification card within two (2) business days of the date on which the Contractor becomes aware of the birth. The child may be disenrolled at any time at the mother’s request.

ii)	Assuring that enrolled pregnant women select a PCP for an infant prior to birth and the mother to make an appointment with the PCP immediately upon birth; and

iii)	Linking the newborn with a PCP within two (2) days of the HIV SNP's notification of the birth.

36.	Add a new Section 6.11 "Verification of HIV SNP Enrollment Eligibility [Applicable to HIV SNP Program Only]" to read as follows:

6.11	Verification of HIV SNP Enrollment Eligibility [Applicable to HIV SNP Program Only]

a)
The Contractor shall confirm that Enrollee applicants have HIV infection and are eligible to enroll in an HIV SNP, except that such confirmation is not required for the Enrollee applicant's related children.

b)	The Contractor must obtain verification of HIV infection as defined in (d)

within ninety (90) days of the effective date of Enrollment prior to billing an HIV Capitation rate.

c)	The Contractor must obtain verification of HIV infection in related children prior to billing an HIV capitation rate.

d)	For purposes of HIV SNP Enrollment eligibility, acceptable verification of HIV infection shall include:

i)	One of the following laboratory test results or other diagnostic tests approved by the AIDS Institute:

A)	HIV antibody screen assay;

B)	Viral Identification Assays (e.g., p24 antigen assay, viral culture, nucleic acid (RNA or DNA) detection assay);
C)    CD4 Level Measurement of less than 200; or

ii)
For patients currently under treatment without diagnosis confirming laboratory results and with undetectable viral load, a physician's statement verifying status will be accepted when other verifying tests are not available. The physician's statement must conform to AIDS Institute requirements; or,

iii)	For Enrollees not currently engaged in care, other documentation approved by the AIDS Institute.

e)	Sharing of medical information for purposes of HIV verification must comply with the confidentiality requirements set forth in Section 20 of this Agreement.

f)	All testing for HIV verification must be conducted in compliance with State regulations.

g)
The Contractor shall be solely responsible for maintaining and providing documentation necessary to support its determination of HIV infection for enrollment eligibility. Failure by the Contractor to have required supporting records may upon an audit result in recoupment of payment. The Contractor shall not delegate to its participating providers responsibility for maintaining supporting records verifying HIV status.

h)	The Contractor must submit to SDOH verification of HIV infection with demographic and additional Enrollee information as required, in a manner and format prescribed by the AIDS Institute.

37.	Amend Section 7.1 "Lock-In Provisions in MMC Mandatory Counties and for Family

Health Plus" to read as follows:

All MMC Enrollees residing in local social service districts where Enrollment in the MMC Program is mandatory and all FHPlus Enrollees are subject to a twelve (12) month Lock-In Period following the Effective Date of Enrollment, with an initial ninety (90) day grace period in which to disenroll without cause and enroll in another MCO's MMC or FHPlus product, if available. An Enrollee with HIV infection or AIDS may request transfer from an MMC plan to an HIV SNP, or from an HIV SNP to another HIV SNP at any time.

38.	Add a new subsection c) to Section 8.1 "Disenrollment Requirements" to read as follows:

c)
For enrollees in the HIV SNP Program, regardless of reason for disenrollment, upon notice of or request for disenrollment the Contractor must prepare a written discharge plan for an Enrollee for whom a treatment plan has been established to assure continuity of care at the time of disenrollment. With the Enrollee's consent, information will also be provided on and referrals provided to HIV case management resources and primary care providers. The discharge plan should be provided to the Enrollee and, with the Enrollee's consent, his/her designated care provider, within fifteen (15) days of the notice of or request for disenrollment. For individuals who lose Medicaid eligibility, this plan will include information regarding services offered by the AIDS Drug Assistance Program (ADAP).

39.	Amend subsection b) to Section 8.3 " Disenrollment Requests" to read as follows:

b)
Enrollees with an urgent medical need to disenroll from the Contractor's MMC or FHPlus product may request an expedited Disenrollment by the LDSS. An MMC Enrollee who requests a return to Medicaid fee-for-service based on his/her End Stage Renal Disease (ESRD) is categorically eligible for an expedited disenrollment on the basis of urgent medical need until April 1, 2012 when this exemption is no longer applicable.

40.	Add a new subsection c) to Section 8.6 "Enrollee Initiated Disenrollment" to read as follows:

c)	An Enrollee with infection or AIDS may request transfer from an MMC plan to an HIV SNP, or from an HIV SNP to another HIV SNP at any time.

41.	Amend subsection a) of Section 8.7 "Contractor Initiated Disenrollment" to read as follows:

a)
The Contractor may initiate an involuntary Disenrollment if an Enrollee engages in conduct or behavior that seriously impairs the Contractor's ability to furnish services to either the Enrollee or other Enrollees, provided that the Contractor has made and documented reasonable efforts to resolve the problems presented by the Enrollee.

These efforts will include Contractor initiated restriction where the Enrollee's actions meet the criteria for such restriction as specified in Appendix Q of this Agreement, which is hereby made a Agreement as if set forth fully herein. The Contractor shall submit the request disenrollment in writing to the LDSS and shall include the documentation of reasonable efforts.

42.	Add a new subsection b) to Section 10.1 "Contractor Responsibilities" to read as follows:

b)
[Applicable to the HIV SNP Program Only]: The Contractor must promote access and ensure referrals to fee-for-service Medicaid benefits through the HIV SNP care and benefit coordination process for Enrollees determined to be in need of such services.

43.	Add a new subsection vi) to subsection a) of Section 10.15 "Contractor Responsibilities to read as follows:

vi)
[Applicable to the HIV SNP Program Only]: The Contractor must have arrangements to allow any HIV SNP participating PCP, with appropriate Enrollee consent, to request that a representative of the HIV SNP Contractor or behavioral health provider contact any HIV SNP Enrollee they believe to be in need of mental health or Chemical Dependence Services and attempt to arrange for an evaluation of their needs.

44.	Rename Section 10.17 "Coordination with Local Public Health Agencies" as Section 10.17 "Contractor Responsibilities Related to Public Health" and amend to read as follows:

10.17     Contractor Responsibilities Related to Public Health

a)
The Contractor will coordinate its public health-related activities with the Local Public Health Agency (LPHA). Coordination mechanisms and operational protocols for addressing public health issues will be negotiated with the LPHA and Contractor and be customized to reflect local public health priorities.

b)	The Contractor shall provide the State with existing information as requested to facilitate epidemiological investigations.

c)
The Contractor shall make reasonable efforts to assure timely and accurate compliance by Participating Providers with public health reporting requirements relating to communicable diseases and conditions mandated in Article 21 of the NYS Public Health Law and, for Contractors operating in New York City, the New York City Health Code (24 RCNY §§ 11.03 -11.07).

d)	The Contractor shall make reasonable efforts to assure timely and accurate compliance by Participating Providers with other mandated reporting requirements, including the following:

i)	Infants and toddlers suspected of having a developmental delay or disability;

ii)	Suspected instances of child abuse; and

iii)	Additional reporting requirements pursuant to State law and, for Contractors operating in New York City, the New York City Health Code.

e)	For purposes of items c) and d) above, reasonable efforts shall include:

i)	Educating Participating Providers regarding applicable treatment guidelines and reporting requirements;

ii)	Including reporting requirements in the Contractor's provider manual or in other written instructions or guidelines;

iii)
For item c) above, only, following up with Participating Providers who, based on claims or other information provided to the Contractor, may have encountered an Enrollee with a reportable disease or condition to encourage and instruct the Provider in reporting.

f)
For purposes of reporting to SDOH on quality metrics and internal performance improvement projects pursuant to Sections 18.5 v) and x) of this Agreement, the Contractor shall obtain immunization and lead screening data from the New York State Immunization Information System (NYSIIS) and, where available, the Lead Screening Registry.

g)
The Contractor shall provide health education to Enrollees on an on-going basis through methods such as posting information on the Contractor's web site, distribution (electronic or otherwise) of Enrollee newsletters, health education classes or individual counseling on preventive health and public health topics, such as:

i)	HIV/AIDS, including availability of counseling and testing and sterile needles and syringes;

ii)	STDs, including how to access confidential STD services;

iii)	Lead poisoning prevention;

iv)	Maternal and child health, including importance, of developmental screening for children;

v)    Injury prevention;

vi)    Domestic violence;

vii)	Smoking cessation;

viii)    Asthma;

ix)    Immunization;

x)    Mental health services;

xi)    Diabetes;

xii)	Family planning;

xiii)    Screening for cancer;

xiv)    Chemical dependence;

xv)    Physical fitness and nutrition;

xvi)    Cardiovascular disease and hypertension; and

xvii)	Dental care, including importance of preventive services such as dental sealants.

h)
The Contractor shall ensure that appropriate MCO staff, such as member services staff and case managers, are generally knowledgeable about early intervention services and provide referrals to the applicable early intervention official in the Enrollee's county of residence to obtain technical assistance and consultation to Enrollees concerning early intervention services (including eligibility, referral processes and coordination of services).

i)
The Contractor shall provide technical assistance to Participating Providers in documenting cases of domestic violence, provide referrals for Enrollees or their Participating Providers to community resources where the Enrollee may obtain protective, legal and/or supportive social services, and ensure that Participating Providers are aware of community resources for suspected victims of domestic violence.

j)
For Contractors operating in New York City, only, the Contractor shall: educate Enrollees regarding prevention and treatment of diseases and conditions included in the Take Care New York initiative (TCNY); disseminate TCNY materials containing content approved by the New York City Department of Health and Mental Health (DOHMH) to Enrollees; disseminate reminders concerning recommended health screenings at age appropriate intervals to Enrollees; and, educate Participating Providers on recommended clinical guidelines regarding prevention, treatment and management of diseases and conditions described in the TCNY initiative.

45.	Add new subsections f) and g) to Section 10.18 "Public Health Services" to read as follows:

f)	Matching to Immunization and Lead Data Files

i)
The Contractor shall participate in matches of its enrollees to the NYC and/or NYS immunization and lead data files, when available, through submission of files in formats specified by the NYC DOHMH and NYS DOH.

A)	Matches to the data files shall occur, at a minimum, once a year, in October, but may occur more frequently at the Contractor's discretion.

B)
The immunization data file matches will include all children ages 6 months through 36 months who are enrolled in the Contractor's MMC product at the time of the match, regardless. of the child's length of enrollment in the Contractor's MMC.

C)
Matches to the immunization data files for adolescents will include adolescents who turn 12 years old in the year of the match and those 12 through 18 years old who are enrolled in the Contractor's MMC product at the time of the match, regardless of the adolescent's length of enrollment in the Contractor's MMC.

D)
The lead data file matches, when available, will include all children ages 9 months through 36 months who are enrolled in the Contractor's MMC product at the' time of the match, regardless of the child's length of enrollment in the Contractor's MMC product.

ii)	Reports from the NYC DOHMH and NYS DOH to the Contractor based on these matches shall be developed by the NYC DOHMH and NYS DOH upon thirty days written notice to the Contractor.

iii)	The Contractor is encouraged to follow up with participating providers of e nrollees and with enrollees who have not been appropriately immunized or screened poisoning to facilitate provision of appropriate services.

g)	New York City Only

i)
The Contractor shall reimburse the New York City Department of Health and Mental Health (DOHMH) for Enrollees who receive the following services from DOHMH facilities, except in those instances where DOHMH may bill Medicaid fee-for-service. The Contractor will make reasonable efforts to negotiate fees for these services with the DOHMH. In the absence of an agreement, the Contractor agrees to reimburse the clinics for these services at Medicaid fee-for-service rates.

A)	Diagnosis and/or treatment of TB

B)	HIV counseling and testing that is not part of an STD or TB visit

C)	Adult and child immunizations

ii)	DOHMH must submit claims for services provided to Enrollees no later than one year from the date of service.

iii)	The Contractor shall not require pre-authorization, notification to the Contractor or contact with the PCP for the above mentioned services.

iv)	DOHMH shall make reasonable efforts to notify the Contractor that it has provided the above mentioned services to an Enrollee.

46.	Amend subsections ii) and iii) of subsection a) Section 10.19 "Adults with Chronic Illnesses and Physical or Developmental Disabilities" to read as follows:

ii)
Clinical case management which uses satisfactory methods/guidelines for identifying persons at risk of, or having, chronic diseases and disabilities and determining their specific needs in terms of specialist physician referrals, durable medical equipment, home health services, self- management education and training, etc. and evaluating the outcomes. The Contractor shall:

A)
develop protocols describing the Contractor's case management services and minimum qualification requirements for case management staff and provide a general description to SDOH of the case management program, staffing structure, relationship to disease management and utilization management programs, member services, and new patient health assessment processes;

B)
develop and implement protocols for monitoring effectiveness of case management based on patient outcomes and submit all required data to SDOH for quality measurement and outcome evaluation in a format determined by

SDOH (examples of required data include case management rosters with dates of identification and enrollment in case management, selected quality indicators of both process and outcome, and copy of the comprehensive assessment tool(s) used to evaluate Enrollee needs for services under the case management program); data submission requirements for HIV SNPs may differ from other MMC programs;

C)
develop and implement protocols for monitoring service utilization, including emergency room visits and -hospitalizations, with adjustment of severity of patient conditions and submit all required data to SDOH for quality measurement and outcome evaluation (examples of required data include provider visits and emergency room and hospital utilization); data submission requirements for HIV SNPs may differ from other MMC programs;

D)	provide regular information to Participating Providers on the case management services available to Enrollees and the criteria for referring Enrollees for case, management services.

iii)
Satisfactory methods/guidelines for determining which patients are in need of case management services, including establishment of severity thresholds, and methods for identification of patients including monitoring of hospitalizations and ER visits, provider referrals, new Enrollee health screenings and self referrals by Enrollees. The Contractor will provide all required data describing the criteria used for identifying Enrollees for case management and the number of Enrollees who are involved in case management services (examples of data include the numbers of Enrollees who are identified for each case management program and the number of Enrollees who are successfully contacted and enrolled in the case management program; data submission requirements for HIV SNPs may differ from other MMC programs).

47.	Amend Section 10.21 "Persons Requiring Ongoing Mental Health Services" to read as follows:

10.21    Persons Requiring Ongoing Mental Health Services

a)	The Contractor will implement all of the following for its Enrollees with chronic or ongoing mental health service needs:

i)	Inclusion of all of the required provider types listed in Section 21 of this Agreement.

ii)	Satisfactory methods for identifying Enrollees requiring such services and encouraging self-referral and early entry into treatment.

iii)	Satisfactory case management systems or satisfactory case management.

iv)
Satisfactory systems for coordinating service delivery between physical health, chemical dependence, and mental health providers, and coordinating services with other available services, including Social Services.

v)
The Contractor agrees to participate in the local planning process for serving Enrollees with mental health needs to the extent requested by the LDSS. At the LDSS' discretion, the Contractor will develop linkages with local governmental units on coordination, procedures and standards related to mental health services and related activities.

vi)
Procedures to identify network providers who are qualified to prescribe Schedule III, IV and V narcotic drugs, and who have received a waiver from the Substance Abuse and Mental Health Services Administration (SAMHSA), Center for Substance Abuse Treatment (CSAT) to administer buprenorphine for the treatment of opioid addiction, and procedures to refer Enrollees to such providers and to OASAS-certified Opiate Treatment Programs (formerly referred to as MMTP programs) and OASAS certified outpatient dependence clinics for buprenorphine treatment. A list of buprenorphine prescribers in NYS is available at http://buprenorphine.samhsa.gov/pls/bwns_locator/!provider_search.process_query?alternative=CHOICEG&one_state=NY#programs.

48.	Amend subsection a) of Section 10.22 “Member Needs Relating to HIV” to read as follows:

a)
The Contractor must inform MMC Enrollees newly diagnosed with HIV infection or AIDS, who are known to the Contractor, of their option to disenroll from the Contractor's MMC product and to enroll into an HIV SNP, if such plan is available.

49.	Amend subsections iv), v), vi), and vii) of subsection d) of Section 10.22 "Member Needs Related to HIV” to read as follows:

iv)
[Not Applicable to HIV SNP Program]: A network of providers sufficient to meet the needs of its Enrollees with HIV. The Contractor must identify within their network HIV experienced providers to treat Enrollees with HIV/AIDS and explicitly list those providers in the Provider Directory. HIV experienced provider is defined as:

1)	A provider who has met the criteria of one of the following accrediting bodies:

•	The HIV Medicine Association (HIVMA) definition of an HIV-experienced provider, or

•	HIV Specialist status accorded by the American Academy of HIV Medicine (AAHIVM), or

•	Advanced AIDS Credited Registered Nurse Credential given by the HIV/AIDS Nursing Certification Board (HANCB).

The Contractor is responsible for validating that providers meet the above criteria. In cases where members select a non-HIV experienced provider as their PCP and in regions where there is a shortage of HIV experienced providers, the Contractor shall identify HIV experienced providers who will be available to consult with non-HIV experienced PCPs of Enrollees with HIV/AIDS. The Contractor shall inform Participating Providers about how to obtain information about the availability of Experienced HIV Providers and HIV Specialist PCPs. In addition, the Contractor shall include within their network and explicitly identify Designated AIDS Center Hospitals, where available, and contracts or linkages with providers funded under the Ryan White HIV/AIDS Treatment Act.

v)
[Not Applicable to HIV SNP Program]: Case Management Assessment for Enrollees with HIV Infection. The Contractor shall establish policies and procedures to ensure that Enrollees have been identified as having HIV infection are assessed for case management services. The Contractor shall arrange for any Enrollee identified as having HIV infection and needing case management services to be referred to an appropriate case management services provider, including Contractor provided case management, and/or, with appropriate consent of the Enrollee, HIV community-based psychosocial case management services and/or COBRA Comprehensive Medicaid Case Management (CMCM) services for MMC Enrollees.

vi)
[Not Applicable to HIV SNP Program]: The Contractor shall require its Participating Providers to report positive HIV test results and diagnoses and known contacts of such persons to the New York State Commissioner of Health. In New York City, these shall be reported to the New York City Commissioner of Health. Access to partner notification services must be consistent with 10 NYCRR Part 63.

vii)
[Not Applicable to HIV SNP Program]: The Contractor's Medical Director shall review Contractor's HIV practice guidelines at least annually and update them as necessary for compliance with recommended SDOH AIDS Institute and federal government clinical standards. The Contractor will disseminate the HIV Practice Guidelines or revised guidelines to Participating Providers at least annually, or more frequently as appropriate.

50.	Amend subsection a) of Section 10.31 "Coordination of Services" to read as follows:

a)	The Contractor shall coordinate care for Enrollees, as applicable, with:

i)	the court system (for court ordered evaluations and treatment);

ii)
specialized providers of health care for the homeless, and other providers of services for victims of domestic violence; family planning clinics, community health centers, migrant health centers, rural health centers and prenatal care providers;

iii)	family planning clinics, community health centers, migrant health centers, rural health centers and prenatal care providers;

iv)	WIC, Head Start, Early Intervention;

v)	programs funded through the Ryan White CARE Act;

vi)	other pertinent entities that provide services out of network;

vii)	local governmental units responsible for public health, mental health, mental retardation or Chemical Dependence Services;

viii)	specialized providers of long term care for people with developmental disabilities;

ix)	School-based health centers; and

x)	local government Adult Protective Services and Child Protective Services Programs.

51.	Add a new Section 10.32 "Pharmacy Services" to read as follows:

10.32    Pharmacy Services

a)
The Contractor shall submit formulary changes, if any, to SDOH on a quarterly basis beginning January 1, 2012. New drugs added to the Medicaid fee-for-service outpatient formulary shall be made available to Enrollees through the Contractor's brand name and therapeutic category exception process (if the request for such drug meets the therapy and/or authorization criteria established by the Contractor). The Contractor must have a process in place to review new FDA approved drugs within ninety (90) days of their approval. Formulary decisions regarding coverage should be submitted with the following quarterly formulary submission.

b)
The Contractor shall ensure that participating pharmacies and prescribers are notified of any formulary changes in advance of the effective date of the change, whenever possible. The Contractor shall make all reasonable efforts to ensure that Enrollees affected by a formulary change do not experience delays or disruptions in obtaining medically necessary medications as a result of the formulary change.

c)
For a period of ninety (90) days after October 1, 2011, the Contractor must provide a onetime, temporary fill of non-formulary drugs for up to a thirty (30) day supply, to the extent the drug is covered under the Medicaid formulary. This requirement applies to all Medicaid covered drugs, including drugs that are not on the Contractor's formulary and/or require prior authorization or step therapy under the Contractor's utilization management rules, or have been filled at or written by a non-participating provider. Enrollees obtaining a temporary fill of a new prescription may be required to obtain the drug at a participating pharmacy. A formulary drug may be dispensed in lieu of a non- formulary equivalent only when the pharmacy is able to coordinate such substitution with the Enrollee's prescriber. For new Enrollees enrolling after October 1, 2011, the Contractor must have processes in place to ensure uninterrupted access to medically necessary drugs through the Contractor's brand name and therapeutic category exception process.

d)
The Contractor must have procedures in place to immediately authorize a seventy-two (72) hour emergency supply of a prescribed drug when the Contractor determines that an emergency condition exists, as defined below pursuant to § 270 of Article 2-A of the Public Health Law:

i)
"Emergency condition" means a medical or behavioral condition, as determined by the Contractor or its pharmacy benefit manager or utilization review agent, the onset of which is sudden, that manifests itself by symptoms of sufficient severity, including severe pain, and for which delay in beginning treatment prescribed by the patient's health care practitioner would result in:

A)	placing the health or safety of the person afflicted with such condition or other person or persons in serious jeopardy;

B)	serious impairment to such person's bodily functions;

C)	serious dysfunction of any bodily organ or part of such person;

D)	serious disfigurement of such person; or

E)	severe discomfort.

e)
MMC Enrollee co-payment requirements pursuant to Section 367 of the Social Services Law are applicable to prescription and over-the-counter drugs only. The Contractor shall ensure that the total co-payment liability for any Enrollee, while enrolled in the Contractor's Medicaid managed care or HIV SNP product, does not exceed $200 in any calendar year. To the extent that an Enrollee provides the Contractor with credible documentation of co-payments the Enrollee paid during the calendar year while enrolled in another MMC plan, the Contractor must accept such documentation and count total paid amount toward the Enrollee's $200 maximum liability.

f)	The Contractor may waive co-payments for drugs on the condition that:

i)	the cost of foregoing the co-payment is not reported in the Contractor's cost reports (MMCOR); and

ii)	the Contractor does not offer the waiver of co-payments as an incentive for Prospective Enrollees to enroll in the Contractor's plan.

52.	Add a new Section 10.33 "Personal Care Services" to read as follows:

10.33	Personal Care Services

a)
The Contractor is responsible for determining the Enrollee's need for personal care services (PCS), including the level of services needed (Level I or Level II), according to assessment tools provided by SDOH, or assessment tools approved by SDOH for use in the Contractor's managed long term care plan, and in accordance with SDOH Medicaid Managed Care personal care services assessment guidelines. The Contractor will coordinate with the personal care agency to develop a plan of care.

b)
The Contractor must permit Enrollees who are in receipt of PCS as of August 1, 2011 to continue their course of treatment as authorized by the LDSS, regardless of whether the PCS provider participates in the Contractor's network, until the Contractor has assessed the Enrollee's needs and an approved treatment plan is put into place. Contractor requirements for prior authorization or notification may not be applied to Non‑Participating Providers until an approved treatment plan is put into place by the Contractor: For new enrollments on or after August 1, 2011, the Contractor must provide transitional care services consistent with Section 15.6(a)(i), of this Agreement and the SDOH's transitional care policy entitled, "Medicaid Managed Care and Family Health Plus Coverage Policy: New Managed Care Enrollees in Receipt of an On-going Course of Treatment". The Contractor will reimburse the home attendant vendor agencies as provided for in Section 22.16 of this Agreement.

c)
The Contractor must provide case management services as appropriate and as medically necessary to Enrollees receiving PCS and must coordinate with appropriate local government programs to address any social and environmental issues necessary to maintain the Enrollee's health and safety in the home.

d)
At the time the Contractor is made aware that an Enrollee in receipt of Level I or Level II personal care services is disenrolled, for any reason, the Contractor will notify the LDSS either directly to the LDSS or via New York Medicaid Choice at such time as a system is in place for this information transfer. Upon request of the LDSS, the Contractor will provide information related to the Enrollee's personal care services as needed for the LDSS to appropriately manage the recipient's care.

53. Add a new Section 10.34 "Additional Requirements for the HIV SNP Program Only" to read as follows:

10.34    Additional Requirements for the HIV SNP Program Only

a)    HIV SNP Care and Benefits Coordination Services

i)	HIV SNP Care and Benefits Coordination Services include the following:

A)	Medical case management/care coordination services in consultation with the PCP;

B)	Assessment and service plan development that identifies and addresses the Enrollee's medical and psycho-social needs;

C)	Service utilization monitoring and care advocacy services that promote Enrollee access to needed care and services;

D)	Case manager provider participation in quality assurance and quality improvement activities;

E)    Engagement efforts for HIV+ Enrollees lost to-follow-up.

ii)	Medical Case Management/Care Coordination

A)	The Contractor shall promptly assign a Medical Case Manager/Care Coordinator to each Enrollee no later than thirty (30) days after enrollment.

B)	All Medical Case Managers/Care Coordinators shall be

participating providers or employees of the Contractor.

C)
The Contractor shall establish reasonable caseload maximums for its Medical Case Managers/Care Coordinators which may not exceed one hundred fifty (150) Enrollees per FTE Medical Case Manager/Care Coordinator. "FTE" shall mean full-time equivalent hours of at least thirty- five (35) hours per week.

iii)	Assessment of Case Management Needs

A)	The Contractor shall within the first thirty (30) days of enrollment assess Enrollees to determine the level and type(s) of case management required. Such assessment shall be documented.

B)
The Contractor shall ensure that each Enrollee is reassessed for case management needs no less frequently than every one hundred eighty (180) days, and when warranted by a significant change in the Enrollee's medical condition or psycho-social crisis. Such reassessment shall consider whether a change in the Enrollee's Medical Case Management/Care Coordination or psycho-social case management is required, and if so, the Contractor shall promptly arrange for the appropriate level of case management services. Such reassessment shall be documented.

C)
The Contractor shall identify the psycho-social case management provider and unless the Enrollee declines the offer of psycho-social case management, assign the Enrollee to such case management provider within the first thirty (30) days of enrollment.

D)
The Contractor shall provide information to its network providers on the case management services available to the Contractor's Enrollees and the criteria for referring Enrollees to the Contractor for case management services.

E)
The Contractor shall establish capacity to ensure that all Enrollees determined by assessment to be in need of psycho-social case management receive this service. Psycho-social case management may be provided:

I)	through contractual agreements with qualified

community-based case management providers who have AIDS Institute-approved case management programs and who are , able to provide SNP Enrollees access to case management and other support services; and/or

II)	directly by the Contractor if the Contractor can demonstrate the ability to comply with AIDS Institute standards for providing Case Management; and/or

III)
with the consent of the Enrollee, by a referral to a qualified external case management provider that has a linkage agreement with the Contractor such as in the case of services provided by a CMCM (HIV COBRA) provider.

iv)	Service Utilization Monitoring and Care Advocacy

A)
The Contractor shall ensure that the provider(s) of case management services have in place a comprehensive case management assessment for each Enrollee and an updated service plan within sixty (60) days of the effective date of SNP enrollment.

B)
The Contractor shall ensure that the service plan is updated at appropriate intervals and that progress notes document service utilization monitoring including hospitalizations and ER visits, provider referrals and care advocacy efforts provided on behalf of the Enrollee.

v)	Quality Assurance

A)
The Contractor shall develop and implement a system of quality review for Contractor-provided case management and care coordination services. The Contractor also shall ensure that any case management sub-contractors or linkage referral providers shall maintain a system of quality review for the Contractor's Enrollees.

B)
The Contractor's system of quality review shall include protocols for monitoring effectiveness of case management/care coordination based on patient outcomes and indicators developed by the AIDS Institute.

vi)	Engagement Efforts for HIV+ Enrollees lost to follow-up

A)	The Contractor shall have systems that identify unstable

Enrollees that have not presented for care and treatment nor received a Case Management encounter for a period of six (6) consecutive months.

B)	The Contractor must have a plan in place that documents reasonable efforts to find Enrollees lost to follow-up and re-engage them with appropriate provider.

C)	When requested, the Contractor shall provide to SDOH documentation of plan's efforts to engage Enrollee in care.

D)
Homeless Persons: The Contractor is required to make best efforts to conduct outreach to Enrollees who are homeless to assure that services are accessible and to identify and reduce barriers to adherence to treatment regimens.

b)    HIV Primary and Secondary Prevention and Risk Reduction Services

i)    The Contractor must provide the following services:

A)	HIV primary and secondary prevention and risk reduction education and counseling;

B)	Harm reduction education and services;

C)	Sponsorship of or participation in HIV community education, outreach and health promotion activities.

ii)
The Contractor will be responsible for ensuring that its Participating Providers provide to Enrollees the following HIV Primary Prevention, HIV Secondary Prevention and Risk Reduction Education services:

A)	Education and counseling regarding reduction of perinatal transmission;

B)	HIV prevention and risk reduction education and counseling;

C)	Education to enrollees regarding STDs and services available for STD treatment and prevention;

D)	Counseling and supportive services for partner/spousal notification (pursuant to Chapter 163 of the Laws of 1998).

c)    HIV Treatment Adherence Services

i)
The Contractor shall provide education and programs to promote adherence to prescribed HIV treatment regimens for all Enrollees. The Contractor shall provide access, to treatment adherence services including treatment readiness and supportive services that are integrated into the continuum of HIV care services. In addition, the Contractor must develop and present management and operational designs that promote coordination and unification of treatment adherence services.

54.	Rename Section 11.1 "Information Requirements" as Section 11.1 "Media" and amend to read as follows:

11.1	Media

The Contractor may conduct media campaigns, including television, radio, billboards, subway and bus posters, and electronic messages. All media materials must be pre- approved by the SDOH at least thirty (30) days prior to the campaign. All electronic means of interaction with potential Enrollees of public health insurance programs, while not directly approved by the SDOH, will be routinely monitored for compliance with this Section.

55.	Rename Section 11.2 “Marketing Plan” as Section 11.2 “Prior Approval of Advertising Material and Procedures” and amend to read as follows:

11.2	Prior Approval of Advertising Material and Procedures

a)
The Contractor shall submit all materials, developed for purposes of this Agreement, related to advertising to the uninsured to the SDOH for prior written approval. The Contractor shall not use any materials that the SDOH has not approved. Advertising and outreach materials shall be made available by the Contractor throughout its entire service area. Advertising and outreach materials may be customized for specific counties and populations within the Contractor's service area.

b)
Written materials may be developed for use at LDSS, community centers, markets, pharmacies, hospitals, and other provider sites, schools, health fairs, and other areas where the uninsured are likely to gather.

c)	The material must not contain false, misleading, or ambiguous information.

d)	The material must accurately reflect general information which is applicable to

e)	The SDOH must take action on any changes submitted within sixty (60)

calendar days of the submission or the Contractor may deem the changes approved.

56.
Delete Section 11.3 "Marketing Activities" and Section 11.4 "Prior Approval of Marketing Materials and Procedures" and renumber and rename Section 11.5 "Corrective and Remedial Actions" as Section 11.3 "Restricted Activities and Remedial Actions" to read as follows:

11.3	Restricted Activities and Remedial Actions

a)	The Contractor shall not engage in the following practices:

i)
Outreach to current Medicaid/FHPlus Enrollees of other health plans. If the Contractor becomes aware during a Facilitated Enrollment encounter that an individual is already enrolled in Medicaid fee-for-service and the individual wants to enroll in Managed Care, the Facilitated Enroller may assist the consumer in contacting the Enrollment Broker or LDSS by telephone. If the Contractor becomes aware during a Facilitated Enrollment encounter that the individual is enrolled in a MMC/FHPlus health plan, the encounter must be promptly terminated. If the individual voluntarily suggests dissatisfaction with the health plan in which he or she is enrolled, the individual should be referred to the enrollment broker or LDSS for assistance.

b)
If the Contractor's outreach activities do not comply with the policies set forth in this Section, the SDOH, in consultation with the LDSS, may take any of the following actions as it, in its sole discretion, deems necessary to protect the interests of Enrollees and the integrity of the MMC and FHPlus Programs. The Contractor shall take the corrective and remedial actions directed by the SDOH within the specified timeframes.

i)
If the Contractor or its representatives commit a first time infraction and the SDOH, in consultation with the LDSS, deems the infraction to be minor or unintentional in nature, the SDOH and/or the LDSS may issue a warning letter to the Contractor.

ii)
If the Contractor engages in outreach activities that SDOH determines, in its sole discretion, to be an intentional or serious breach of the policies and procedures set forth in this Section, or a pattern of minor breaches, SDOH, in consultation with the LDSS, may require the Contractor to prepare and implement a corrective action plan acceptable to SDOH within a specified timeframe. In addition, alternatively, SDOH may impose sanctions, including monetary penalties, as permitted by law.

iii)
If the Contractor commits further infractions, fails to pay monetary penalties within the specified timeframe, fails to implement a corrective action plan in a timely manner or commits an egregious first-time infraction, the SDOH, in consultation with the LDSS, may in addition to any other legal remedy available to SDOH in law or equity, take any or all of the following actions:

A)	direct the Contractor to suspend its outreach activities for a period up to the end of the Agreement period;

B)	suspend new Enrollments, other than newborns, for a period up to the remainder of the Agreement period;

C)	terminate this Agreement pursuant to termination procedures described in Section 2.7 of this Agreement.

c)	The corrective and remedial actions described in Section11.3 apply to violations of the reporting requirements described in Section 18.5 a) xiii).

57.	Amend subsection a) of Section 12.2 "Translation and Oral Interpretation" to read as follows:

a)
The Contractor must make available written outreach/advertising materials and other informational materials (e.g., member handbooks) in a language other than English whenever at least five percent (5%) of the Prospective Enrollees of the Contractor in any county of the service area speak that particular language and do not speak English as a first language.

58.	Add a new subsection d) to Section 13.3 “Member ID Cards” to read as follows:

d)
[Applicable to the HIV SNP Program Only]: If the Contractor is certified as both a mainstream MCO and an HIV SNP, identification cards may distinguish the individual as an Enrollee f the HIV SNP only through use of an alphanumeric code. No plan shall use the words "HIV," "AIDS," "Special Needs Plan," or "SNP" on a member card to denote participation in an HIV SNP.

59.	Amend subsection a) of Section 13.6 "Notification of Enrollee Rights" to read as follows:

a)
The Contractor agrees to make all reasonable efforts to contact new Enrollees, in person, by telephone, or by mail, within thirty (30) days of their Effective Date of Enrollment. "Reasonable efforts" for non-HIV SNP MMC and FHPlus products are defined to meat at least three (3) attempts, with more than one method of contact being employed. "Reasonable efforts" for HIV SNPs are defined as at least six attempts including a home visit.

Upon contacting the new Enrollee(s), the Contractor agrees to do at least the following:

60. Amend subsection a) vi) of Section 13.6 "Notification of Enrollee Rights" to read as follows:

vi)	Assist the Enrollee in selecting a primary care provider and/or an HIV Specialist PCP (for the HIV SNP Program only) if one has not already been chosen.

61.	Add a new subsection vii) to subsection a) of Section 13.6 "Notification of Enrollee Rights" to read as follows:

vii)	[Applicable to HIV SNP Program Only]:

A)
Inform the Enrollee about procedures for obtaining standing referrals, the use of specialty care centers, the use of a specialist as primary care provider, and what to do in an emergency. The Contractor must also inform the Enrollee regarding any exceptions in effect to the travel time/distance standards to HIV Specialist PCP sites in certain counties as described in Section 15.6 b) of this Agreement.

B)
Provide Enrollees information on Contractor's HIV SNP Care and Benefit Coordination Services and how to access medical and non-medical support services such as HIV counseling, testing, referral, and partner notification, nutrition, and housing assistance.

C)
Provide all new Enrollees with is formation regarding basic primary and preventive services specific to the care, treatment, and prevention of HIV infection, as well as the advantages of new treatment regimens and therapies and information on different primary care options, if available, such as those that provide co-located primary care and substance abuse services.

62.	Amend subsection b) of Section 13.6 "Notification of Enrollee Rights" to read as follows:

b)
The Contractor agrees to make all reasonable efforts to conduct a brief health screening, within sixty (60) days of the Enrollee's Effective Date of Enrollment, to assess the Enrollee's need for any special health care (e.g., prenatal, dental or behavioral health services) or language/communication needs. Reasonable efforts are defined to mean at least (3) attempts, with more than one method of contact being employed. If a special need is identified, the Contractor shall assist the Enrollee in arranging for an appointment with his/her PCP, or other appropriate provider.

63.	Add a new Section 13.13 "Post-Enrollment Follow-Up [Applicable to HIV SNP Program Only” to read as follows:

13.13	Post Enrollment Follow-Up [Applicable to HIV SNP Program Only]

The Contractor shall utilize the services of community-based organizations (CBOs) experienced with the care and treatment of persons with HIV infection to contact those Enrollees who are lost to follow-up (e.g., an initial appointment was met but the individual has failed to arrive for subsequent appointments). If a contractual agreement does not exist between the Contractor and the CBO for such follow-up services, the CBO may only provide this type of assistance for those individuals that the Contractor has met with at least once and who have signed a release indicating that the Contractor may release identifying information regarding that individual to CBOs for purposes of treatment follow-up.

64.	Rename Section 14.5 "Complaint, Complaint Appeal and Action Appeal Investigation Determinations" as Section 14.5 "Complaint Investigations by SDOH and the LDSS" to read as follows:

14.5	Complaint Investigations by SDOH and the LDSS

a)	The Contractor must cooperate with SDOH and the LDSS in their investigation of any Complaint filed with the SDOH or the LDSS.

b)
The Contractor must respond to requests for information or resolve the issue under investigation, as directed by SDOH or the LDSS, within 15 days of receipt of the request. In cases where the Enrollee's health would be seriously jeopardized by a delay, SDOH and the LDSS may require the Contractor to provide an immediate response (within 24 hours). The SDOH or LDSS may extend either the standard or the expedited time for response as needed to fully address the complaint, if the extension does not jeopardize the Enrollee's health. The Contractor shall respond either verbally or in writing, as directed by SDOH or the LDSS.

c)	The Contractor must adhere to determinations resulting from Complaint investigations conducted by SDOH or the LDSS.

d)	If SDOH and the LDSS are investigating the same Complaint, the determination of SDOI will take precedence.

e)
For purposes of Section 14.5, Complaint means a written or verbal contact to SDOH or the LDSS, in which the Enrollee, or the Enrollee's designee, or provider describes dissatisfaction with any aspect of the Contractor's operations, benefits, employees, vendors or providers.

65.	Amend subsection a) vii) of Section 15.2 “Appointment Availability Standards” to read as follows:

vii)
Adult Baseline and routine physicals: within twelve (12) weeks from enrollment. (Adults >21 years). [Applicable to HIV SNP Program only]: Adult Baseline and routine physicals: within four (4) weeks from enrollment. (Adults >21 years).

66.	Amend subsection a) xii) of Section 15.2 "Appointment Availability Standards" to read as follows:

xii)
initial PCP office visit for newborns: within two (2) weeks of hospital discharge; [Applicable to HIV SNP Program only]: Initial PCP office visit for newborns within forty-eight (48) hours of hospital discharge or the following Monday if the discharge occurs on a Friday.

67.	Amend Section 15.4 "Appointment Waiting Times" to read as follows:

a)	Enrollees with appointments shall not routinely be made to wait longer than one hour.

b)
[Applicable to HIV SNP Program only]: The Contractor shall be responsible for ensuring network providers have policies and procedures addressing Enrollees, and in particular adolescents and substance abusers, who present for unscheduled, non-urgent care.

68.	Amend subsection b) i) of Section 15.5 "Travel Time Standards" to read as follows:

i)
Travel time/distance to primary care sites shall not exceed thirty (30) minutes from the Enrollee's residence in metropolitan areas or thirty (30) minutes/thirty (30) miles from the Enrollee's-residence in non-metropolitan areas. Transport time and distance in rural areas to primary care sites may be greater than thirty (30) minutes/thirty (30) miles from the Enrollee's residence if based on the community standard for accessing care or if by Enrollee choice. Applicable to HIV SNP Program only, travel time to HIV Specialist PCP sites shall not exceed thirty (30) minutes except that in certain counties identified by the AIDS Institute, based on the community standard for accessing HIV specialist care, travel time shall not exceed thirty (30) minutes/thirty (30) miles.

69.	Amend subsection b) ii) of Section 15.5 "Travel Time Standards" to read as follows:

ii)
Enrollees may, at their discretion, select participating PCPs located farther from their homes as long as they are able to arrange and pay for transportation to the PCP themselves. In the case of a Restricted Enrollee as described in Appendix Q of this Agreement, the Contractor may allow the Restricted Enrollee to select an RRP PCP provider further from their home as long as they are able to arrange and pay for transportation to the PCP Provider themselves.

70.	Amend Section 15.8 "Specialist as a Coordinator of Primary Care" to read as follows:

a)
The Contractor will implement policies and procedures to allow Enrollees with a life- threatening or degenerative and disabling disease or condition, which requires prolonged specialized medical care, to receive a referral to a specialist, who will then function as the coordinator of primary and specialty care for that Enrollee, consistent with PHI, § 4403(6)(c).

b)
[Applicable to HIV SNP Program only]: If the specialist does not meet the qualifications of an HIV Specialist, then a co-management model must be employed in which an Inv Specialist assists the PCP in an ongoing consultative relationship as part of routine care and continues with primary responsibility for decisions related to HIV-specific clinical management in coordinating with the other specialist.

71.	Amend Section 16.3 "Incentivizing Enrollees to Complete a Health Goal" to read as follows:

16.3	Incentivizing Enrollees to Complete a Health Goal

a)
The Contractor may offer its Enrollees rewards for completing a health goal, such as finishing all prenatal visits, participating in a smoking cessation session, attending initial orientation sessions upon enrollment, and timely completion of immunization or other health related programs. Such 'rewards may not exceed seventy five dollars ($75.00) in fair-market value per Enrollee over a twelve (12) month period and muse be related to a health goal.

b)
[Applicable to HIV SNP Program only]: Additionally, the Contractor may offer its Enrollees incentives to promote the delivery of preventive care services, as defined in 42 CFR 1003.101. The incentive offered to the Enrollee to promote the delivery of preventive care services may not be cash or instruments convertible to cash. Contractor must submit a plan for review and approval by the SDOH specifying the health goals and criteria that will be used to measure achievement of each health goal, and the associated incentive. SDOH will determine if the incentive meets the requirements at 42 CFR 1003.101 and outlined in DHHS OIG Special Advisory. Bulletin "Offering Gifts and Other Inducements to Beneficiaries" dated August 2002. The Contractor may not make reference to these rewards in its pre-enrollment marketing materials or discussions and all such rewards must be approved by the SDOH.

72.	Add a new Section 16.4 "Quality Management (QM) Committee [Applicable to HIV SNP Program Only]" to read as follows:

16.4	Quality Management (QM) Committee [Applicable to HIV SNP Program Only]

The Contractor will establish a QM Committee charged with implementing a comprehensive quality management plan under the direction of the I-IW SNP Medical Director and the Governing Board of the Contractor. The Committee will meet, at a minimum, quarterly. QM functions of the Committee will include oversight of the QM peer review process and the provision of periodic written and oral reports to the Governing Board. The Committee will be made up of representatives of HIV SNP network members and individuals responsible for implementation of Quality Improvement (QI); including PCPs, other HIV specialists and non-clinician providers.

73.	Add a new Section 16.5 "Quality Management Plan (QMP) [Applicable to HIV SNP Program Only]" to read as follows:

16.5	Quality Management Plan (QMP) [Applicable to HIV SNP Program Only] The Contractor must maintain a Q1VIP that includes:

a)
Measurement of adherence to clinical and preventive health guidelines consistent with prevailing standards of professional medical practice and with standards as published on the AIDS Institute's web site for HIV Clinical Resources established and updated by the AIDS Institute;

b)	Lines of accountability for the QM program indicating that the governing board is ultimately responsible for QM program activities;

c)	The responsibilities and composition of the QM committee, including Quality Improvement (QI) committee(s), the frequency of meetings, and the methods for establishing agendas;

d)	Description of the Medical Director’s responsibility for the development, implementation, and review of the HIV SNP’s comprehensive QM plan;

e)	Methods for adopting clinical and preventive health guidelines and establishing performance standards to be utilized for the QM review;

f)	Descriptions of routine data reports and other data sources that will be used to identify problems related to quality of care;

g)
Procedures used to identify and review incidents and potential quality of care issues, develop timely and appropriate responses/recommendations, follow-up on implementation and recommendations for the resolution of problems, and develop strategies to improve quality;

h)	Description of credentialing/re-credentialing procedures;

i)	Standards for service accessibility;

j)	A description of how quality management activities differ from utilization review activities and how utilization review activities are integrated with quality management activities;

k)
A description of how consumer concerns will be identified, considering sources including but not limited to complaints and satisfaction surveys and how consumer concerns will be integrated into the overall QM plan and QI activities; and

l)	Description of a QI Program and a formal QI Plan, including:

i)	a description of methods to be used for medical record review, including sampling techniques for performance measurement;

ii)	a description of how quality improvement teams will be utilized to implement clinical and other performance improvements;

iii)	a description of the QI process that will be used to improve quality of care;

iv)
a description of how decisions will be made and priorities set for measurement and review by chartering QI teams, with a clear delineation of responsibility for these activities and accountability through governance structures;

v)	a description of how performance data and information from QI activities will be distributed throughout the plan; and

vi)	a description of how improvement interventions will be developed and implemented in response to findings from QI studies.

74.	Add a new Section 16.6 "Quality Management (QM) Procedures [Applicable to HIV SNP Program Only]" to read as follows:

16.6    Quality Management (QM) Procedures [Applicable to HIV SNP Program Only]

The Contractor must have QM procedures in place to measure the following:

a)	Compliance with performance, quality, access and availability standards promulgated by the SDOH;

b)	Appropriateness, accessibility, timeliness, and quality of care delivered;

c)	Referrals, coordination, monitoring, and follow-up with regard to HIV and the providers with appropriate consent;

d)	Access to specialty services outside the HIV SNP's network or panel when an appropriately trained and experienced provider is not available in the panel;

e)	That comprehensive services are delivered and that the QM program covers all provider types in network and ensures consistency across multiple provider types and .sites; and

f)	That culturally and linguistically appropriate member information is made available to Enrollees.

75.	Add a new Section 16.7 "HIV SNP Medical Director Requirements [Applicable to HIV SNP Program Only]" to read as follows:

16.7	HIV SNP Medical Director Requirements [Applicable to. HIV SNP Program Only]

a)	The Medical Director must meet the qualifications for an HIV Specialist.

b)	The Medical Director is responsible for the development, implementation, and review of the HIV SNP's comprehensive Quality Management/Quality Improvement Plan.

c)
The Contractor's Medical Director shall participate in HIV SNP Quality meetings the Medical Directors of the other HIV SNPs and representatives of the AIDS Institute. The Medical Director shall be responsible to attend all periodic meetings, which shall not exceed one (1) per month. In the event that the Medical Director is unable to attend a particular meeting, the Contractor will designate an appropriate clinical practitioner to attend the meeting.

76.	Add a new Section 16.8 "HIV Education for Staff [Applicable to HIV SNP Program Only]" to read as follows:

16.8	HIV Education for Staff [Applicable to HIV SNP Program Only]

a)	The Contractor shall provide HIV education at least annually for its clinical, member services and case management staff. Topics should include, as appropriate to staff job functions, the following:

i)	HIV Overview, including basic primary and preventive services specific to care, treatment and prevention of HIV infection;

ii)	New advances in HIV clinical care, including advantages of new treatment regimens and therapies and advances in diagnostic HIV testing including Rapid Testing options;

iii)	Treatment adherence;

iv)    Oral health issues related to HIV;

v)	Cross-cultural care issues appropriate to the enrolled populations being served;

vi)    Family-centered psychosocial issues;

vii)    Occupational exposure management and post-exposure prophylaxis;

viii)    Mental health issues related to HIV; and

vii)	Prevention strategies focused on incorporating HIV Prevention into the medical care of HIV infected persons ("Prevention for Positives").

b)
The Contractor shall ensure that all HIV SNP staff and authorized agents receive HIV confidentiality training within seven (7) days of employment and prior to commencement of duties involving contact with confidential Enrollee health-related information.

c)	Educational programs are to be conducted in coordination with the New York State Clinical Education Initiative or the AIDS Institute when possible.

77.	Add a new Section 16.9 "Quality Management (QM) and Provider Manuals [Applicable to HIV SNP Program Only]" to read as follows:

16.9	Quality Management (QM) and Provider Manuals [Applicable to HIV SNP

Program Only]

As part of the QM program, the Contractor is required to develop an HIV SNP Quality Management Manual and an HIV SNP Provider Manual. These manuals are subject to review by SDOH and approval of the AIDS Institute.

a)	Quality Management Manual

The HIV Quality Management Manual shall describe the HIV SNP Quality Management program, policies and procedures, utilization management procedures, and all other policies and procedures required by SDOH for licensure.

b)	HIV SNP Provider Manual

The HIV SNP Provider Manual shall include all policies and procedures required by SDOH for licensure and also include policies and procedures describing the following HIV SNP-specific requirements:

i)	Member to provider ratios;

ii)	HIV Specialist PCP criteria including reassessment procedures;

iii)	HIV Specialist PCP co-management requirements;

iv)	Provider education requirements;

v)	Treatment adherence services;

vi)	Provider responsibility for HIV primary and secondary prevention activities and risk reduction education;

vii)	HIV SNP Case Management policies and procedures including role of the provider in SNP medical case management/care coordination services;

viii)	Referral to services including services outside of the Contractor's prepaid benefit package and services provided through HIV SNP linkage agreements;

ix)	HIV SNP QM program's QM measurement standards for providers and requirements for exchange of data;

x)	Requirements for care in accordance with AIDS Institute clinical standards;

xi)	Enrollee access to clinical trials;

xii)	Required use of approved assessment instruments for mental health and chemical dependence patient assessments; and

xiii)	Required policies and procedures addressing Enrollees presenting for unscheduled, non-urgent care.

78.	Add a new subsection c to Section 18.1 "General Requirements" to read as follows:

c)
[Applicable to HIV SNP Program only]: The Contractor must develop and implement HIV SNP-related computer systems (or system modifications for existing MMCs). The system should easily identify Enrollees for maintenance of accounts related to payment of HIV SNP capitation rates and monitor HIV SNP enrollments and transfers on a timely basis, The HIV SNP must be reported as a separate line of business, including the profit and loss statement. The system needs to provide data to be transmitted through the Health Commerce System (HCS) and must have ability to link with various data bases such as encounter reports and laboratory utilization.

79.	Amend subsection a) iv) of Section 18.5 "Reporting Requirements" to read as follows:

iv)	Encounter Data

A)
The Contractor shall prepare and submit encounter data on a monthly basis to SDOH through SDOH's designated Fiscal Agent. Each Contractor is required to have a unique identifier including a valid MMIS Provider Identification Number. Submissions shall be comprised of encounter records or adjustments to previously submitted records, which the Contractor has received and processed from provider encounter or claim records of all contracted services rendered to the Enrollee in the current or any preceding months. Monthly submissions must be received by the Fiscal Agent in accordance with the timeframes specified in the Medicaid Encounter Data (MEDS II) Dictionary as posted Health Commerce System (HCS) to assure the submission is included in the Fiscal Agent's monthly production processing. The Contractor shall submit an annual notarized attestation that the encounter data submitted through the designated Fiscal Agent is, to the best of the Contractor's information, knowledge and belief, accurate and complete. The encounter data submission must comply with the Medicaid Encounter Data (MEDS II) Dictionary.

The Contractor may report encounter data records that have not been adjudicated from the provider submitted claim/encounter in the regular claims system, such as data collected through medical record review, if the following conditions are met:

1)
The Contractor shall ensure that medical records, notes and documentation constituting the source of the submitted data be available for review by the Department for a period of six years from the date of service.

2)
Proof is maintained by the Contractor that an Explanation of Benefits (EOB) was sent to the provider for all information collected and submitted to MEDS II with the diagnosis and procedures clearly specified.

3)	The internal data system storing these records is subject to audit.

4)
All records created or modified through this information gathering process must be made identifiable to the Department using unique encounter control numbers (ECNs). Algorithms used to assign ECNs for these records must be sent to the Department prior to data submission.

B)
The Contractor shall submit pharmacy data in Medicaid Encounter Data (MEDS) format through SDOH's designated Fiscal Agent on a monthly basis through October 2011 and on at least a weekly basis during the period November 1, 2011 through March 31, 2012. Effective April 1, 2012, the Contractor shall submit pharmacy data on a daily basis. Pharmacy data must include a prescription serial number or a code consistent with the requirements in the MEDS II Dictionary.

80.	Amend subsection a)v) of Section 18.5 "Reporting Requirements" to read as follows:

v)	Quality of Care Performance Measures:

A)
The Contractor shall prepare and submit reports to SDOH, as specified in the Quality Assurance Reporting Requirements (QARR). The Contractor must arrange for an NCQA-certified entity to audit the QARR data prior to its submission to the SDOH unless this requirement is specifically waived by the SDOH. The SDOH will select the measures which will be audited.

B)
[Applicable to HIV SNP Program only]: The Contractor is required to develop MIS capacity to collect and maintain data that can be translated to meet the specification of quality indicator measures used or adopted by the ADIS Institute. Such measures include but, are not limited to Enrollee-specific laboratory data (viral loads, CD4 counts, resistance test profiles, ARV and other medications, and public health screenings such as TB, ST and Hepatitis).

SDOH reserves the right to require submission of such indicator measures in a format and frequency as determined by the AIDS Institute.

81.	Add a new subsection C) to subsection a) vii) "Fraud and Abuse Reporting Requirements" of Section 18.5 "Reporting Requirements" to read as follows:

A)
The Contractor will report to SDOH for referral to the Office of the Medicaid Inspector General (OMIG), any suspected criminal activity committed by an Enrollee, provider, or Contractor's employee, or when there is a suspicion of such activity, within seven (7) days of confirming such behavior. Such report will be in a manner prescribed by SDOH, in consultation with OMIG. For the purposes of this Section, criminal activity includes but is not limited to, submitting claims for services not rendered, providing unnecessary services, or possessing forged documents including prescriptions.

82.	Add a new subsection C) to subsection a) x) "Clinical Studies:" of Section 18.5 "Reporting Requirements" to read as follows:

C)
[Applicable to HIV SNP Program only]:    The Contractor shall collaborate in established research being conducted by the AIDS Institute designed to evaluate patient access to care, patient satisfaction and quality of life. The Contractor shall obtain appropriate patient consent and IRB consent if required.

83.	Amend subsection a) xiii) of Section 18.5 "Reporting Requirements" to read as follows:

xiii)	Facilitated Enroller Staffing Reports:

The Contractor shall submit a monthly staffing report during the last fifteen (15) calendar days of each month showing the number of full-time equivalents (FTEs) employed or funded purposes of facilitated enrollment and/or community outreach designed to develop enrollment opportunities or present coverage options for all Public Health Insurance Programs, and solely for Medicaid Advantage and/or Medicaid Advantage Plus programs, as applicable.

84.	Amend subsection a) xv) of Section 18.5 "Reporting Requirements" to read as follows:

xv)	MCO Covered Drugs Report:

Pursuant to requirements of the federal Patient Protection and Affordable Care Act (PPACA), P.L. 111-148 and Health Care and Education Reconciliation Act of 2010 (HCERA), P.L. 111-152, together called the Affordable Care Act, Managed Care Organizations (MCOs) provide information on drugs provided to individuals enrolled in the MCO if the MCO is responsible for coverage of such drugs. Specifically, Section 1927(b) of the Social Security Act, as amended by Section 2501(c) of PPACA, requires the State to provide utilization information for MCO covered drugs in the quarterly rebate invoices to drug manufacturers and in quarterly utilization reports to the Centers for Medicare and Medicaid Services.

To support the SDOH's mandate to invoice and report on MCO covered drugs, the Contractor shall provide data to the SDOH for dates of service beginning March 23, 2010, as follows:

A)
The Contractor shall submit the data required in Section 18.5 a) xv) C) of this Agreement to the SDOH in January 2012 for the period March 23, 2010 through December 31, 2011. The SDOH will send the Contractor a list of encounters submitted for this with reported rebate eligible drugs. The Contractor shall submit updated encounter records Co: the listed encounters, to the extent the data is available, within two (2) weeks of receipt of this list.

B)
Once the encounter data set is enhanced to support these activities, the Contractor shall submit drug utilization information on a weekly basis through March 31, 2012, and on a schedule to be determined by SDOH thereafter.

C)
The Contractor shall report information on: total number of units of each dosage form; strength and package size by National Drug Code (NDC) of each drug provided to MCO enrollees; and, such other data as the SDOH determines necessary.

85.	Add a new subsection a) xvi) to Section 18.5 "Reporting Requirements"' to read as follows and renumber subsection a) xvi) "Additional Reports" as subsection a) xvii):

xvi)	Recipient Restriction Program

A)
The Contractor shall report Enrollee Restriction(s) at the time the restriction becomes effective in a. format specified by the SDOH and OMIG. Any continued restriction period must be reported to the OMIG in the same manner as for a newly restricted Enrollee.

B)	The Contractor shall report monthly, in a format specified by the SDOH and OMIG, any change to an existing restriction.

86.	Add a new Section 19.7 "OMIG Audit Authority" to read as follows:

19.7    OMIG Audit Authority

In accordance with New York State Public Health Law Sections 30 — 36, and as authorized by federal or state laws and regulations, the Office of the Medicaid Inspector General (OMIG) may review and audit contracts, cost reports, claims, bills and all other expenditures of medical assistance program funds to determine compliance with federal and state laws and regulations and take such corrective actions as are authorized by federal or state laws and regulations.

87.	Amend Section 20.1 "Other Insurance and Settlements" to read as follows:

20.1	Confidentiality of Identifying Information about Enrollees, Potential Enrollees and Prospective Enrollees

All information relating to services to Enrollees, Potential Enrollees and Prospective Enrollees which is obtained by the Contractor, shall be confidential pursuant to the PHL, including PHL Article 27-F, the provisions of Section 369(4) of the SSL, 42 U.S.C. § 1396a(a)(7) (Section 1902(a)(7) of the SSA), Section 33.13 of the Mental Hygiene Law, and regulations promulgated under such laws including 42 CFR Part 2 pertaining to Alcohol and Substance Abuse Services, and for Contractors operating in New York City, the New York City Health Code §§11.07 (c) and (d). Such information, including information relating to services provided to Enrollees, Potential Enrollees and Prospective Enrollees under this Agreement, shall be used or disclosed by the Contractor only for a purpose directly connected with performance of the Contractor's obligations. It shall be the responsibility of the Contractor to inform its employees and contractors of the confidential nature of MMC and/or FHPlus information, as applicable.

88.	Amend subsection a) iii) of Section 21.1 "Network Requirements" to read as follows:

iii)
To be considered accessible, the network must contain a sufficient number and array of providers to meet the diverse needs of the Enrollee population. This includes being geographically accessible (meeting time/distance standards) and being accessible for the disabled. For the HIV SNP Program, this includes the following requirements [Applicable to HIV SNP Program only]:

A)
Designated AIDS Centers: At least one Designated AIDS Center per borough/county or access availability for at least seventy-five percent (75%) of the enrollee population by borough/county, whichever is greater.

B)	HIV Primary Care Medicaid Programs: Access availability for at least twenty-five percent (25%) of the enrollee population.

C)
Maternal/Pediatric HIV Specialized Care Centers: Access availability for one hundred percent (100%) of HIV infected women enrollees with HIV infected and/or HIV- exposed children up to the age of 18 months.

D)	HIV Co-located Substance Abuse & Primary Care Programs: Access availability for at least fifty percent of the enrollee population with diagnosed substance abuse problems.

89.	Amend subsection a) of Section 21.4 "Credentialing" to read as follows:

a)	Credentialing/Recredentialing Process

The Contractor shall have in place a formal process, consistent with SDOH Recommended Guidelines for Credentialing Criteria, for credentialing Participating Providers on a periodic basis (not less than once every three (3) years) and for monitoring Participating Providers performance.

[Applicable to HIV SNP Program only]: The Contractor shall have in place a formal process for assessing on a periodic basis (not less than annually) that all HIV Specialist PCPs meet the qualifications for HIV Specialist PCP as defined in Section 1 of this Agreement.

90.	Amend subsection c of Section 21.4 "Credentialing" to read as follows:

c)	Minimum Standards

i)	The Contractor agrees that all network physicians will meet at least one (I) of the following standards, except as specified in Section 21.15 (c) and Appendix I of this Agreement:

A)	Be board-certified or board-eligible in their area of specialty;

B)	Have completed an accredited residency program; or

C)	Have admitting privileges at one (1) or more hospitals participating in the Contractor's network.

ii)
[Applicable to HIV SNP Program only]: The Contractor agrees that all physicians acting as PCPs for Enrollees with HIV infection must possess the qualifications for HIV Specialist PCP as defined in Section 1 of this Agreement.

91.	Amend subsection a) of Section 21.8 "Choice/Assignment of Primary Care Providers" to read as follows:

a)
The Contractor shall offer each Enrollee the, choice of no fewer than three (3) Primary Care Providers within distance/travel time standards as set forth in Section 15.5 of this Agreement. This requirement does not apply to Enrollees restricted as specified in Appendix Q of this Agreement.

92.	Amend subsection b) of Section 21.8 "Choice/Assignment of Primary Care Providers" to read as follows:

b)
Contractor must assign a PCP to Enrollees who fail to select a PCP. The assignment of a PCP by the Contractor may occur after written notification to the Contractor of the Enrollment (through Roster or other method) and:

i)
after written notification of the Enrollee by the Contractor but in no event later than thirty. (30) days after notification of Enrollment, and only after the Contractor has made reasonable efforts as set forth in Section 13.6 of this Agreement to contact the Enrollee and inform him/her of his/her right to choose a PCP; or

ii)	in the case of an Enrollee restricted for primary care services, in accordance with Appendix Q of this Agreement.

93.	Amend subsection a) of Section 21.9 "Enrollee PCP Changes" to read as follows:

a)
The Contractor must allow Enrollees the freedom to change PCPs, without cause, within thirty (30) days of the Enrollee's first appointment with the PCP. After the first thirty (30) days, the Contractor may elect to limit the Enrollee to changing PCPs every six (6) months without cause, except that, for Enrollees restricted to an RRP Provider for primary care, the Contractor must allow the Enrollee to change RRP PCPs without cause, in accordance with Section 5 (b) of Appendix Q of this Agreement.

94.	Add a new subsection vi) to subsection e) of Section 21.9 "Enrollee PCP Changes" to read as follows:

e)
in addition to those conditions and circumstances under which the Contractor may assign an Enrollee a PCP when the Enrollee fails to make an affirmative choice of a PCP, the Contractor may initiate a PCP change for an Enrollee under the following circumstances:

i)	The Enrollee requires specialized care for an acute or chronic condition and the Enrollee and Contractor agree that reassignment to a different PCP is in the Enrollee's interest.

ii)	The Enrollee's place of residence has changed such that he/she has moved beyond the PCP travel time/distance standard.

iii)	The Enrollee's PCP ceases to participate in the Contractor's network.

iv)	The Enrollee's behavior toward the. PCP is disruptive and the PCP has made all reasonable efforts to accommodate the Enrollee.

v)	Enrollee has taken legal action against the PCP or the PCP has taken legal action against the Enrollee.

vi)	The Enrollee is newly restricted for primary care services or a condition for changing the RRP Provider is met, as specified in Appendix Q of this Agreement.

95.	Amend subsection f) of Section 21.9 "Enrollee PCP Changes" to read as follows:

f)
Whenever initiating a change, the Contractor must offer affected Enrollees, except for Enrollees restricted in accordance with Appendix Q of this Agreement, the opportunity to select a new PCP in the manner described in this Section.

96.	Amend subsection a) of Section 21.10 "Provider Status Changes" to read as follows:

a)	PCP Changes

i)	The Contractor agrees to notify its Enrollees of any of the following PCP changes:

A)
Enrollees will be notified within fifteen (15) days (five days for HIV SNPs) from the date on which the Contractor becomes aware that such Enrollee's PCP has changed his or her office address or telephone number.

B)
If a PCP ceases participation in the Contractor's network, the Contractor shall provide written notice within fifteen (15) days (five days for HIV SNPs) from the date that the Contractor becomes aware of such change in status to each Enrollee who has chosen the provider as his or her PCP. In such cases; the notice shah describe the procedures for choosing an alternative PCP and, in .the event that the Enrollee is in an ongoing course of treatment, the procedures for continuing care consistent with subdivision 6 (e) of PHL § 4403.

C)
Where an Enrollee's PCP ceases participation with the Contractor, the Contractor must ensure that the Enrollee selects or is assigned to a new PCP within thirty (30) days of the date of the notice to the Enrollee.

97.	Amend Section 21.12 "Member to Provider Ratios" to read as follows:

21.12    Member to Provider Ratios

a)
[Not applicable to HIV SNP Program]: The Contractor agrees to adhere to the member-to-PCP ratios shown below. These ratios are Contractor-specific, and assume the practitioner is a full time equivalent (FTE) (defined as a provider practicing forty (40) hours per week for the Contractor):

i)	No more than 1,500 Enrollees for each physician, or 2,400 for a physician practicing in combination with a registered physician assistant or a certified nurse practitioner.

ii)	No more than 1,000 Enrollees for each certified nurse practitioner.

b)	[Applicable to HIV SNP Program only]:

i)
The HIV SNP Contractor agrees to adhere to the member-to-HIV Specialist PCP ratios shown below. These ratios are Contractor-specific, and assume that the HIV Specialist PCP is a full-time equivalent (FTE) (defined as a provider practicing forty (40) hours per week for the Contractor):

A)	No more than 350 Enrollees for each physician or PCP certified nurse practitioner, or

B)	No more than 500 Enrollees for a physician practicing in combination with a registered physician assistant or a certified nurse practitioner.

ii)	The above member-to-provider ratio may be waived under the following circumstances:

A)	The HIV SNP can demonstrate that HIV Specialist PCPs are not available in sufficient number to achieve the required ratios, AND

B)
The proposed HIV SNP member-to-provider ratio demonstrates to the AIDS Institute Medical Director's satisfaction that the ratio is sufficient to meet the needs of the HIV SNP's Enrollee case-mix characteristics.

C)
Waivers may be granted for a period of time to be determined by the AIDS Institute Medical Director, but not to exceed one year. A waiver of the member-to-provider ratio does not relieve the requirement that the PCP meet the HIV Specialist PCP criteria.

c)	The Contractor agrees that these ratios will be prorated for Participating Providers who represent less than a FTE to the Contractor.

98.	Amend Section 21.14 "Primary Care Practitioners" to read as follows:

21.14	Primary Care Practitioners

a)	General Limitations

The Contractor agrees to limit its PCPs to the following primary care specialties: Family Practice, General Practice, General Pediatrics, and. General Internal Medicine (and Infectious Diseases for HIV SNPs) except as specified in paragraphs b), c), and d) of this Section.

[Applicable to HIV SNP Program only]: In addition, the Contractor agrees to limit its HIV Specialist PCPs to PCPs who meet the HIV Specialist PCP qualifications as defined in Section 1 of this Agreement.

b)	Specialist and Sub-specialist as PCPs

The Contractor is permitted to use 'specialist and sub-specialist physicians as PCPs when such an action is considered by the Contractor to be medically appropriate and cost-effective. As an alternative, the Contractor may restrict its PCP network to primary care specialties only, and rely on standing referrals to specialists and sub-specialists for Enrollees who require regular visits to such physicians.

c)OB/GYN Providers as PCPs

The Contractor, at its option, is permitted to use OB/GYN providers as PCPs, subject to SDOH qualifications and, applicable to the HIV SNP Program only, subject to the HIV Specialist PCP criteria in Section 1 of this Agreement.

d)	Certified Nurse Practitioners as PCPs

The Contractor is permitted to use certified nurse practitioners as PCPs, subject to their scope of practice limitations under New York State Law and, applicable to the HIV SNP Program only, subject to the HIV Specialist PCP criteria in Section 1 of this Agreement.

e)	The following requirements related to PCPs are applicable to the HIV SNP Program only:

i)	PCP Education

A)
The Contractor shall require that its PCPs participate annually in at least ten (10) hours of Continuing Medical Education that is consistent with guidelines for HIV specialty care as determined by the AIDS Institute.

B)	In addition, the. Contractor shall ensure that PCPs attend educational programs as required to ensure understanding of and familiarity with the following areas:

I)	New advances in HIV clinical care, including management of antiretroviral therapy;

II)	State-of-the-art diagnostic techniques including quantitative viral measures and resistance testing;

III)	Strategies to promote treatment adherence;

IV)	Management of opportunistic infections and diseases;

V)	Management of HIV-infected patients with comorbid conditions;

VI)	Access and referral to clinical trials;

VII)	Occupational exposure management, post-exposure prophylaxis protocols and infection control issues;

VIII)	Care coordination and medical case management;

IX)	Patient education needs including primary and secondary prevention, risk reduction and harm reduction;

X)	Cross-cultural care issues appropriate to the enrolled populations being served;

XI)	Family-centered psychosocial issues; and

XII)	Mental health and chemical dependence issues (to include training in the use of the Contractor's formal mental health and chemical dependence assessment instruments).

C)	Educational programs are to be conducted in coordination with the New York State Clinical Education Initiative or the AIDS Institute when possible.

ii)	Pediatric Co-Management Model of Care

A)
The AIDS Institute Office of the Medical Director may approve a Pediatric Co-Management Model of Care by the Contractor under certain circumstances described below. An approved Pediatric Co-Management Model of Care will exempt the Contractor for a defined period of time, from the HIV Specialist PCP requirement in 21.14 (a) for HIV-infected child Enrollees up to the age of thirteen (13) years in specific counties/boroughs.

B)
Upon AIDS Institute approval of the Contractor's proposed Model of Care, the Contractor may allow a non-HIV Specialist Pediatrician or Family Practice Practitioner to serve as a PCP for HIV-infected child Enrollees up to the age of thirteen (13) years provided that an HIV Specialist Pediatrician participates in an ongoing clinical management for decisions related to HIV-specific clinical care, and sees such Enrollees in person as follows:

I)At least every three (3) months; and

II)	Whenever the Enrollee has a rise in viral load by one (1) log; and

III)	Whenever the Enrollee has a downward change in immunologic or clinical classification; and

IV)	Whenever there is a change to the Enrollee's antiretroviral therapy regimen.

C)
A Contractor-specific Pediatric Co-management Model may be approved at the sole discretion of the AIDS Institute Office of the Medical Director on a county/borough basis and for a defined period of time at the discretion of the AIDS Institute under the following circumstances:

I)
The Contractor demonstrates to the Department's satisfaction that it has made best efforts to include a sufficient number of HIV Specialist PCP Pediatricians in its network, and that HIV Specialist PCP Pediatricians are not available in sufficient number to achieve network requirements for the Contractor in specific counties/boroughs; and

II)
The Contractor demonstrates to the satisfaction of the AIDS Institute Office of the Medical Director that the proposed co- management model will meet the care principles established by the AIDS Institute's Pediatric Care Criteria Committee and will provide adequate access and availability; and

III)	The Contractor agrees to limit its PCPs for the non-adult

Enrollee in a co-management model to the following primary care specialties: General Pediatrics and Family Practice.

99.	Amend subsection a) of Section 21.17 "Dental Networks" to read as follows:

a)
If the Contractor includes dental services in its Benefit Package, the Contractor's dental network shall include geographically accessible general dentists sufficient to offer each Enrollee a choice of two (2) primary care dentists in their Service Area and to achieve a ratio of at least one (1) primary care dentist for each 2,000 MMC and/or Family Health Plus Enrollees and each 500 HIV SNP Enrollees.

For HIV SNPs, if the Contractor does not include dental services in its benefit package, it must establish formal referral relationships with HIV-experienced dental care providers that accept Medicaid.

Networks must also include at least one (1) pediatric dentist and one (1) oral surgeon. Orthognathic surgery, temporal mandibular disorders (TMD) and oral/maxillofacial prosthodontics must be provided through any qualified dentist, either in-network or by referral: Periodontists and endodontists must also be available by referral. The network should include dentists with expertise in serving special needs populations (e.g., HIV+ and developmentally disabled patients).

100.	Amend subsection d) of Section 21.21 "Federally Qualified Health Centers (FQHCs)" and add a new subsection e) to read as follows:

d)
When an MCO does not contract with an FQHC, but another MCO in the county contracts with an FQHC, outreach/advertising and educational materials must inform consumers about the availability of FQHC services. These materials should also advise consumers that they have good cause to disenroll from an MCO when the MCO does not contract with an FQHC and another MCO in the county contracts with an FQHC or is an FQHC sponsored MCO.

e)
[Applicable to HIV SNP Program only]: In the HIV SNP program, the Contractor is not required to contract with FQHCs. However, when an FQHC is a Participating Provider of the Contractor's network, the Provider Agreement must include a provision whereby the Contractor agrees to compensate the FQHC for services provided to Enrollees at a payment rate that is not less than the level and amount that the Contractor would pay another Participating Provider that is not an FQHC for a similar set of services.

101.	Delete Section 21.25 "Mainstreaming."

102.	Add a new Section 21.25 "Pharmacies — Effective October 1, 2011" to read as follows:

21.25    Pharmacies — Effective October 1, 2011

a)	The Contractor shall include pharmacies as Participating Providers in sufficient numbers to meet the following distance/travel time standards:

i)	Non-metropolitan areas — thirty (30) miles/thirty (30) minutes from the Enrollee's residence.

ii)	Metropolitan areas — thirty (30) minutes from the Enrollee's residence by public transportation.

b)
Transport time and distance in rural areas may be greater than thirty (30) minutes of thirty (30) miles from the Enrollee's residence only if based on the community standard for accessing care or by Enrollee choice. Where the transport time and/or distances are greater, the exceptions must be justified and documented by SDOH on the basis of community standards.

c)
The Contractor must contract with twenty-four (24) hour pharmacies and must ensure that all Enrollees have access to at least one such pharmacy within thirty (30) minutes travel time (by car or public transportation) from the Enrollee's residence, unless none are located within such a distance. If none are located within thirty (30) minutes travel time from the Enrollee's residence, the Contractor must include the closest site in its network.

d)
For certain conditions, such as PKU and cystic fibrosis, the Contractor is encouraged to make pharmacy arrangements with specialty centers treating these conditions, when such centers are able to demonstrate quality and cost effectiveness.

e)
The Contractor may make use of mail order prescription deliveries, where clinically appropriate and desired by the Enrollee. An Enrollee must be allowed to use a retail pharmacy if the Enrollee desires and the pharmacy agrees to accept as reimbursement in full (except for applicable Enrollee co-payment amounts) the reimbursement rate paid to the Contractor's network mail order pharmacy.

f)
The Contractor may utilize formularies and utilization management controls and may employ the services of a pharmacy benefit manager or utilization review agent, provided that such manager or agent covers a prescription drug benefit equivalent to the requirements for prescription drug coverage described in Appendix K of this Agreement and maintains an internal and external review process consistent with the requirements in Appendix F of this Agreement for medical exceptions.

g)	The Contractor must require that all network retail pharmacies collect a paper or electronic signature to confirm pick-up or receipt of each prescription and OTC drug. In lieu of maintaining a signature log, network pharmacies providing drugs via mail must maintain the applicable shipping information, including the Enrollee's name, address and prescription number(s), shipped date and carrier. This information may be maintained electronically or on paper. Prescriptions for controlled substances require a signature upon delivery and must be shipped by a method that can be tracked. By April 1, 2012, the Contractor must require that all network DME providers collect a signature to confirm pick-up of medical supplies. Until April 1, 2012 and to the extent that any network DME provider does not collect a signature upon pick-up of medical supplies, the Contractor must implement a process to verify the delivery of billed services to Enrollees using a statistically valid sample size. All electronic signatures must be retrievable. Signatures must be maintained consistent with Section 19.4 of this Agreement.

103.	Add a new Section 21.26 "Communication with Patients" to read as follows:

21.26	Communication with Patients

The Contractor shall instruct its Participating Providers regarding the following requirements applicable to communications with their patients about the MMC and FHPlus products offered by the Contractor and other MCOs with which the Participating Providers may have contracts:

a)	Participating Providers who wish to let their patients know of their affiliations with one or more MCOs must list each MCO with whom they have contracts.

b)
Participating Providers who wish to communicate with their patients about managed care options must advise patients taking into consideration ONLY the MCO that best meets the health needs of the patients. Such advice, whether presented verbally or in writing, must be individually based and not merely a promotion of one plan over another.

c)
Participating Providers may display the Contractor's Outreach materials provided that appropriate material is conspicuously posted for all other MCOs with whom the Participating Provider has a contract.

d)
Upon termination of a Provider Agreement with the Contractor, a provider that has contracts with other MCOs that offer MMC and FHPlus products may notify their patients of the change in status and the impact of such change oh the patient.

104.	Add a new Section 21.27 "Health Home" to read as follows:

21.27	Health Home

a)
The Health Home program provides reimbursement for care management to approved Health Home providers for the following services provided to Enrollees with behavioral health and/or chronic medical conditions: comprehensive care management, coordination and health promotion; transitional care from inpatient to other settings, including follow-up; referrals to community and social support services; use of health information technology (HIT) to link services.

b)
According to a phase in schedule to be determined by SDOH, the Contractor must directly provide Health Home services or subcontract with qualified providers to provide these services to eligible Enrollees. The Contractor's network must include a sufficient number of Health Home providers to serve all eligible Enrollees. SDOH will notify the Contractor of the implementation date(s) as far in advance as possible.

c)
Health Home services will be reimbursed at a per member per month care management rate established by the State. If the Contractor subcontracts for these services, this fee must be passed through in whole or in part to the Health Home provider(s) commensurate with the scope of services provided by the subcontractor.

105.	Add a new Section 21.28 "Case Management Providers Applicable to HIV SNP Program Only” to read as follows:

21.28	Case Management Providers [Applicable to HIV SNP Program Only]

The Contractor must establish capacity to ensure that all Enrollees determined by assessment to be in need of psychosocial case management, receive this service. Psychosocial case management provided through Contractor contract or linkage must be provided by qualified community-based case management providers who have AIDS Institute-approved case, management programs and are able to provide HIV SNP Enrollees access to case management and other support services. The Contractor may opt to directly provide psychosocial case management services if the Contractor can demonstrate the ability to comply with AIDS Institute Standards for Case Management.

106.	Add a new Section 21.29 "HIV Comprehensive Medicaid Case Management (CMCM) Providers [Applicable to HIV SNP Program Only]" to read as follows:

21.29	HIV Comprehensive Medicaid Case Management (CMCM) Providers [Applicable to HIV SNP Program Only]

Case management provided to HIV SNP Enrollees by the HIV CMCM Program

(also known as COBRA Case Management and/or the COBRA Community Follow-up Program) will continue to be provided on a fee-for-service basis. COBRA Case Management is a non- covered benefit package service, however, the Contractor shall enter into linkage agreements with COBRA providers (where available) to promote access for Enrollees determined to be in need of such services. If an Enrollee of the Contractor is participating in a CMCM program, the Contractor shall work collaboratively with the Enrollee's CMCM case management provider to coordinate the provision of services covered by the Contractor. Consent for exchange of information between the plan, participating providers and linkage agreement providers shall be obtained as required by law.

107.	Add a new Section 21.30 "Linkage Agreement Providers [Applicable to HIV SNP Program Only)" to read as follows:

21.30	Linkage Agreement Providers [Applicable to HIV SNP Program Only]

The Contractor is responsible for facilitating Enrollees' access to health and psychosocial service providers that support Enrollees' ability to sustain wellness and to adhere to treatment regimens. Providers of such services are often supported by private or public grant funds or other fiscal arrangements. To promote Enrollee access to these service providers, the Contractor shall establish linkage agreements in the form of either contractual arrangements or memoranda of understanding (MOU) with providers including, as appropriate, but not limited to, those listed in Section 10.31 (b) of this Agreement.

108.	Amend Section 22.2 "Permissible Subcontracts" to read as follows:

22.2	Permissible Subcontracts

The Contractor may subcontract for provider services as set forth in Sections 2.6 and 21 of this Agreement and management services including, but not limited to, quality assurance and utilization review activities and such other services as are acceptable to the SDOH. The Contractor must evaluate the prospective subcontractor's ability to perform the activities to be delegated.

109.	Add a new Section 22.16 "Personal Care Services Worker Parity Rules" to read as follows:

22.16	Personal Care Services Worker Parity Rules

a)
Effective March 1, 2012, the Contractor shall be required to comply with the home care worker wage parity provisions of Section 3614-c of the PHL which applies to New York City on and after March 1, 2012, and to the counties of Westchester, Nassau, and Suffolk on and after March 1, 2013, including the provisions of subdivision 4 of such section, which specifies that the provisions of any employer collective bargaining agreements in effect as of January 1, 2011 which provides for home care aides' health benefits shall supersede the provisions of subdivision 3 of such section.

b)
During the period August 1, 2011 through February 29, 2012, the Contractor shall reimburse all home attendant vendor agencies currently contracting with the New York City Human Resources Administration (HRA) for participation in the Home Care Services Program for the provision of personal care services at least the personal care rate established by HRA as of August 1, 2011 minus $0.28, as so annotated on the official HRA publication of the personal care rate (not subject to any retroactive adjustments to such rate after such date). The Contractor must include in its network only home attendant vendor agencies having a contract with the HRA Home Care Services Program during the period August 1, 2011 through February 28, 2014. During the period August 1, 2011 through February 28, 2013, the Contractor shall reimburse all home attendant vendor agencies currently contracting with Nassau, Suffolk and Westchester counties at the Medicaid fee-for-service rate established by the SDOH. The Contractor must ensure continuity of the home care aide for enrolled members unless the agency is unwilling to contract with the Contractor, the home care aide is no longer working for the home attendant vendor agency or the member requests a different home care aide. The Contractor is not required to contract with home attendant vendor agencies unwilling to accept' the applicable HRA rate or the Medicaid fee-for-service rate as long as the Contractor maintains an adequate network of Participating Providers to treat members.

c)
The Contractor will require that subcontractors employing home care aides certify annually, on forms provided by SDOH, to the Contractor that reimbursement of such home care aides is compliant with this section and with PHL § 3614-c. The Contractor shall certify to SDOH, in a manner determined by SDOH, that all subcontracted home attendant vendor agencies are in compliance with PHL § 3614-c.

110.	Amend Section 27.2 "Unacceptable Practices" to read as follows:

27.2	Unacceptable Practices

a)	Unacceptable practices for which the Contractor may be sanctioned include but are not limited to:

i)	Failing to provide medically necessary services that the Contractor is required to provide under its contract with the State.

ii)	Imposing premiums or charges on Enrollees that are in excess of the premiums or charges permitted under the MMC Program or FHPlus

Program.

iii)	Discriminating among Enrollees on the basis of their health status or need for health care services.

iv)	Misrepresenting or falsifying information that it furnishes to an Enrollee, Potential Enrollee, health care provider, the State or to CMS.

v)	Failing to comply with the requirements for Physician Incentive Plans, as set forth in 42 CFR §§ 422.208 and 422.210.

vi)
Distributing directly or through any agent or independent contractor, outreach/advertising materials that have not been approved by the State or that contain false or materially misleading information.

vii)	Violating any other applicable requirements of SSA §§ 1903(m) or 1932 and any implementing regulations.

viii)	Violating any other applicable requirements of 18 NYCRR or 10 NYCRR Part 98.

ix)	Failing to comply with the terms of this Agreement.

111.	Amend Section 35.1 "Contractor and SDOH Compliance with Applicable Laws" to read as follows:

35.1	Contractor and SDOH Compliance with Applicable Laws

Notwithstanding any inconsistent provisions in this Agreement, the Contractor and SDOH shall comply with all applicable requirements of the State Public Health Law; the State; Social Services Law; Title XIX of the Social Security Act; Title VI of the Civil Rights Act of 1964 and 45 CFR Part 80, as amended; Title IX of the Education Amendments of 1972; Section 504 of the Rehabilitation Act of 1973 and 45 CFR Part 84, as amended; the Age Discrimination Act of 1975 and 45 CFR Part 91, as amended; the ADA; Title XIII of the Federal Public Health Services Act, 42 USC § 300e et seq., regulations promulgated thereunder; the Health Insurance Portability and Accountability Act of 1996 (P.L. 104-191) and related regulations; for Contractors operating in New York City, the New York City Health Code; and all other applicable legal and regulatory requirements in effect at the time that this Agreement is signed and as adopted or amended during the term of this Agreement. The parties agree that this Agreement shall be interpreted according to the laws of the State of New York.

112.	The attached Appendix A "Standard Clauses for New York State Contracts" is substituted for the period beginning December 1, 2011.

113.	Amend Appendix C "New York State Department of Health Requirements for the Provision of Family Planning and Reproductive Health Services," Section C.1, 1.a) i) A) to read as follows:

1.	Family Planning and Reproductive Health Services

a)
Family Planning and Reproductive Health services mean the offering, arranging and furnishing of those health services which enable Enrollees, including minors who may be sexually active, to prevent or reduce the incidence of unwanted pregnancies.

i)
Family Planning and Reproductive Health services include the following medically-necessary services, related drugs and supplies which are furnished or administered under the supervision of a physician, licensed midwife or certified nurse practitioner during the course of a Family Planning and Reproductive Health visit for the purpose of:

A)
contraception, including all FDA-approved birth control methods and devices, including diaphragms, insertion/removal of an intrauterine device (IUD) or insertion/removal of contraceptive implants, and injection procedures involving pharmaceuticals such as Depo-Provera (FHPlus does not cover OTC products such as condoms and contraceptive foam);

114.	Amend Appendix C “New York State Department of Health Requirements for the Provision of Family Planning and Reproductive Health Services," Section C.1, 1. a) iii) to read as follows:

iii)	Family Planning and Reproductive Health services include medically-necessary ordered contraceptives and pharmaceuticals:

The Contractor is responsible for pharmaceuticals and medical supplies such as IUDS and Depo-Provera that must be furnished or administered under the supervision of a physician, licensed midwife, or certified nurse practitioner during the, course of a Family Planning and Reproductive Health visit.

115.	Amend Appendix C "New York State Department of Health Requirements for the Provision of Family Planning and Reproductive Health Services," Section C.3, 2. a) i) B) I) to read as follows:

I)
Through the Contractor's written outreach/advertising materials, including the Member Handbook. The Member Handbook and outreach/advertising materials will indicate that the Contractor has elected not to cover certain Family Planning and Reproductive Health services, and will explain the right of all MMC and

FHPlus Enrollees to obtain such services through fee-for-service Medicaid from any provider/clinic which offers these services.

116.	Amend Appendix C “New York State Department of Health Requirements for the Provision of Family Planning and Reproductive Health Services," Section C.3, 2. a) i) D) to read as follows:

D)
A statement that if an Enrollee or consumer requests information about these non-covered services, the Contractor’s Enrollment representative or member services department will advise the Enrollee or consumer as follows:

117.	Amend Appendix C "New York State Department of Health Requirements for the Provision of Family Planning and Reproductive Health Services," Section C.3, 2. a) iii) A) to read as follows:

A)
A statement that the Contractor will submit any materials to be furnished to Enrollees and providers relating to access to non-covered Family Planning and Reproductive Health services to SDOH, Division of Managed Care for review and approval before issuance, and if the Contractor operates in New York City, to the New York City Department of Health and Mental Hygiene for their information only. Such materials include, but are not limited to, Member Handbooks, provider manuals, and outreach/advertising materials.

118.	The attached Appendix D "New York State Department of Health MCO Outreach/Advertising Activities" is substituted for the period beginning August 1, 2011.

119.	Add new sections iv) and v) to Section 4. a) of Appendix E "New York State Department of Health Member Handbook Guidelines" to read as follows:

4.	Requirements for Handbook Contents

a)	General Overview (how the MMC or FHPlus product works)

i)	Explanation of the Contractor's MMC or FHPlus product, including what happens when an Eligible Person enrolls.

ii)
Explanation of the Contractor-issued Enrollee ID card, obtaining routine medical care, help by telephone, and general information pertaining to the Contractor's MMC or FHPlus product, i.e., location of the Contractor, providers, etc.

iii)	Invitation to attend scheduled orientation sessions and other educational and outreach activities.

iv)	A statement that the Enrollee may be restricted to certain providers and the circumstances of such restriction, in accordance with Appendix Q of this Agreement.

v)	Additional requirements applicable to the HIV SNP Program only:

A)	Overview of HIV SNP services, including access to care networks which specialize in HIV/AIDS care.

B)	Explanation of HIV SNP procedures to maintain confidentiality of a Member's HIV status.

C)
Description of the role of Care and Benefit Coordination services and how the HIV SNP will offer access to medical case management, and psychosocial case management and coordinate with external case management providers.

120.	Add a new section iii to Section 4. c) of Appendix E "New York State Department of Health Member Handbook Guidelines" to read as follows:

c)	Voluntary or Mandatory Enrollment - For MMC Programs Only

i)	Must indicate whether Enrollment is voluntary or mandatory.

ii)	If the Contractor offers a MMC product in both mandatory and voluntary counties, an explanation of the difference, i.e., Disenrollment rules, etc.

iii)	[Applicable to HIV SNP Program Only]: Explanation that related children of the HIV SNP Enrollee may enroll in parent’s HIV SNP or they may enroll in another managed care plan.

121.	Add new sections vi and vii to Section 4.d of Appendix E "New York State Department of Health Member Handbook Guidelines" to read as follows:

d)	Choice of Primary Care Provider

i)	Explanation of the role of PCP as a coordinator of care, giving some examples, and how to choose one for self and family.

ii)	How to make an appointment with the PCP, importance of base line physical, immunizations and well-child care.

iii)	Explanation of different types of PCPs, i.e., family practice, pediatricians, internists, etc.

iv)	Notification that the Contractor will assign the Enrollee to a PCP if one is not chosen in thirty (30) days.

v)	OB/GYN choice rules for women.

vi)
[Applicable to HIV SNP Program only]: Initial appointment criteria: newborns within 48 hours of hospital discharge or the following Monday if the discharge occurs on a Friday; adult baseline physical within 4 weeks; well child visits within 4 weeks.

vii)	[Applicable to HIV SNP Program only]: Explanation that PCPs are required to meet the HIV Specialist PCP criteria as defined in Section 1 of this Agreement.

122.	Amend sections vi and vii of Section 4. of Appendix E "New York State Department of Health Member Handbook Guidelines" to read as follows:

f)	Referrals to Specialists (Participating or Non-Participating)

i)	Explanation of specialist care and how referrals are accomplished.

ii)	Explanation of the process for changing specialists.

iii)	Explanation of self-referral services, i.e., OB/GYN services, HIV counseling and testing, eye exams, etc.

iv)
Notice that an Enrollee may obtain a referral to a Non-Participating Provider when the Contractor does not have a Participating Provider with appropriate training or experience to meet the needs of the Enrollee; and the procedure for obtaining such referrals.

v)	Notice that an Enrollee with a condition that requires ongoing care from a specialist may request a standing referral to such a specialist; procedure for obtaining such referrals.

vi)
Notice that an Enrollee with a life-threatening condition or disease, or a degenerative and disabling condition or disease, either of which requires specialized medical care over a prolonged period of time, may request access to a specialist possessing the credentials to be responsible for providing or coordinating the Enrollee's medical care; and the procedure for obtaining such a specialist. Applicable to HIV SNP Program only, the Enrollee's PCP will continue to coordinate HIV care and other treatments.

vii)
Notice that an Enrollee with a life-threatening condition or disease, or a degenerative and disabling condition or disease, either of which requires specialized medical care over a prolonged period of time, may request access to a specialty care center; and the procedure for obtaining such access. Applicable to HIV SNP Program only, the Enrollee's PCP will continue to coordinate HIV care.

123.	Add new sections xiv) and xv) to Section 4. g) of Appendix E "New York State Department of Health Member Handbook Guidelines" to read as follows:

g)	Covered and Non-Covered Services

i)	Benefits and services covered by the Contractor's MMC or FHPlus product, including benefit maximums and limits.

ii)	Definition of medical necessity, as defined in this Agreement, and its use to determine whether benefits will be covered.

iii)	Medicaid covered services that are not covered by the Contractor's MMC product or are excluded from the MMC Program, and how to access these services. (MMC Program Member Handbooks only.)

iv)	A description of services not covered by MMC, Medicaid fee-for-service or the FHPlus Programs.

v)	Prior Authorization and other requirements for obtaining treatments and services.

vi)	Access to Family Planning and Reproductive Health services, and for MMC Program Member Handbooks, the Free Access policy for MMC Enrollees, pursuant to Appendix C of this Agreement.

vii)	HIV counseling and testing free access policy. (MMC Program Member Handbooks only.)

viii)	Direct access policy for dental services provided at Article 28 clinics operated by academic dental centers when dental is in the Benefit Package. (MMC Program Member Handbooks only.)

ix)
The Contractor's policy relating to emergent and non-emergent transportation, including who to call and what to do if the Contractor's MMC product does not cover emergent or non-emergent transportation. (MMC Program Member Handbooks only.)

x)	For FHPlus Program Member Handbooks, coverage of emergent transportation and what to do if needed.

xi)	Contractor's toll-free number for Enrollee to call for more information.

xii)	Any cost-sharing (e.g. copays for Contractor covered services).

xiii)	Access for MMC Enrollees from birth until age 21 years, and FHPlus Enrollees age 19 and 20 years, to EPSDT services (including dental services), to the extent such services are included in the Contractor's Benefit Package, and including transportation to obtain these services.

xiv)	[Applicable to HIV SNP Program only]: Regular and HIV Health Care

A)	Explanation of the Contractor's role in providing comprehensive HIV and regular health care;

B)	Explanation that the Contractor will coordinate member's access to combination therapies and pharmacy benefits;

C)	Explanation that pregnancy requires specialized health care; transmission may occur through pregnancy, childbirth or breast milk; medication is recommended for mother and baby;

D)	Notice that a newborn child will be automatically enrolled in the mother's HIV SNP and may be disenrolled any time at the mother's request;

E)	Explanation of access to clinical trials; experimental treatments' will be considered on a case by case basis.

xv)	[Applicable to HIV SNP Program only]:

A)	HIV testing and the Partner Notification Program.

B)	List of services available which promote healthy living for persons with HIV/AIDS.

C)	Description of HIV prevention services including access to free needles, syringes and condoms.

D)	List of benefits available when using Medicaid card including COBRA case management.

124.	Add a new section iv) to Section 4.k) of Appendix E “New York State Department of Health Member Handbook Guidelines" to read as follows:

k)	Enrollment and Disenrollment Procedures

i)
Where appropriate, explanation of Lock-In requirements and when an Enrollee may change to another MCO, or for MMC Enrollees if permitted, return to Medicaid fee-for-service, for Good Cause, as defined in Appendix of this Agreement.

ii)	Procedures for Disenrollment.

iii)	LDSS, or Enrollment Broker as appropriate, phone number for information on Enrollment and Disenrollment.

iv)	[Applicable to HIV SNP Program only]: Explanation of AIDS Drug Assistance Program (ADAP) and ADAP Plus programs; may be available if member loses Medicaid benefits.

125.	Add a new section iii) to Section 4. s) of Appendix E "New York State Department of Health Member Handbook Guidelines" to read as follows:

s)	How and Where to Get More Information

i)	How to access a member services representative through a toll-free number.

ii)	How and when to contact LDSS for assistance.

iii)
[Applicable to HIV SNP Program only]: List of relevant HIV SNP, State, and City phone numbers for services to persons with HIV/AIDS (see sample member handbook). Reference availability in languages other than English or TDD, where applicable.

126.
Amend section v) and vi) of section F.1, 1.d of Appendix F "New York State Department of Health Action and Grievance System Requirements for MMC and FHPlus Programs" and add a new section vii) to section F.1, 1. d) to read as follows:

d)	An Action means an activity of a Contractor or its subcontractor that results in:

i)	the denial or limited authorization of a Service Authorization Request, including the type or level of service;

ii)	the reduction, suspension, or termination of a previously authorized service;

iii)	the denial, in whole or in part, of payment for a service;

iv)	failure to provide services in a timely manner as defined by applicable State law and regulation and Section 15 of this Agreement;

v)	failure of the Contractor to act within the timeframes for resolution and notification of determinations regarding Complaints, Action Appeals and Complaint Appeals provided in this Appendix;

vi)	in rural areas, as defined by 42 CFR §412.62(f)(a), where enrollment in the MMC program is mandatory and there is only one MCO, the denial of an

Enrollee's request to obtain services outside the MCO' s network pursuant to 42 CFR §438.52(b)(2)(ii); or

vii)	the restriction of an Enrollee to certain network providers under the Contractor's Recipient Restriction Program as provided for in Appendix Q of this Agreement.

127.	Add a new section d) to section F.1, 4. of Appendix F "New York State Department of Health Action and Grievance System Requirements for MMC and FHPlus Programs" to read as follows:

d)	The Contractor must mail written notice of intent to restrict an Enrollee under the Contractor's Recipient Restriction Program within the timeframe described in Appendix Q of this Agreement.

128.	Add new sections I) and II) to section F.1, 5. a) iii) B) of Appendix F "New York State Department of Health Action and Grievance System Requirements for MMC and FHPlus Programs" to read as follows:

B)	the reasons for the Action, including the clinical rationale, if any, and;

I)
For adverse determinations and payment denials where the reason for denial, in whole or in part, is that the service is not covered by the prepaid Benefit Package, a statement, as applicable and as known by the Contractor, that the requested services may be a benefit available through fee for service Medicaid, which may include a statement, if applicable, directing the Enrollee to contact a FFS Provider to arrange for such services;

II)	For Actions involving personal care services, the content required in iv) below;

129.	Amend section F) of section F.1, 5. a) iii) of Appendix F "New York State Department of Health Action and Grievance System Requirements for MMC and FHPlus Programs" to read as follows:

F)	the timeframes, including possible extensions, within which the Action Appeal determination must be made;

130.	Add a new section K) to section F.1, 5.a) iii) of Appendix F “New York State Department of Health Action and Grievance System Requirements for MMC and FHPlus Programs" to read as follows:

K)	For an Action based on intent to restrict an Enrollee under the Contractor's Recipient Restriction Program, all additional information as required by Appendix Q of this Agreement.

131.	Add a new section iv) to section F.1, 5.a) of Appendix F “New York State Department of

Health Action and Grievance System Requirements for MMC and FHPlus Programs” to read as follows:

iii)
For all service authorization determinations involving personal care services, the determination notice, whether adverse or not, shall include the number of hours per day, number of hours per week, and the personal care services function (Level 1/Level II):

A)    that were previously authorized, if any;

B)	that were requested by the Enrollee or their designee, if so specified in the request;

C)	that are authorized for the new authorization period;

D)	the original authorization period and the new authorization period, as applicable.

132.
Amend section viii) and ix) of section F.1, 6. a) of Appendix F "New York State Department of Health Action and Grievance System Requirements for MMC and FHPlus Programs" and add a new section x) to section F.1, 6. a) to read as follows:

a)
The Contractor must provide written Notice of Action to Enrollees and providers in accordance with the requirements of this Appendix, including, but not limited to, the following circumstances (except as provided for in paragraph 6(b) below):

i)	the Contractor makes a coverage determination or denies a request for a referral, regardless of whether the Enrollee has received the benefit;

ii)	the Contractor determines that a service does not have appropriate authorization;

iii)	the Contractor denies a claim for services provided by a Non-Participating Provider for any reason;

iv)	the Contractor denies a claim or service due to medical necessity;

v)	the Contractor rejects a claim or denies payment due to a late claim submission;

vi)	the, Contractor denies a claim because it has determined that the Enrollee was not eligible for MMC or FHPlus coverage on the date of service;

vii)	the Contractor denies a claim for service rendered by a Participating Provider due to lack of a referral;

viii)	the Contractor denies a claim because it has determined it is not the appropriate payor;

ix)	the Contractor denies a claim due to a Participating Provider billing for Benefit Package services not included in the Provider Agreement between the Contractor and the Participating Provider; or

x)	the Contractor intends to restrict the Enrollee under its Recipient Restriction Program as provided by Appendix Q of this Agreement.

133.	Amend section F.2, 3.a) i) of Appendix F “New York State Department of Health Action and Grievance System Requirements for MMC and FHPlus Programs" to read as follows:

a)	The Contractor's Action Appeals process shall indicate the following regarding resolution of Appeals of an Action:

i)
The Enrollee, or his or her designee, will have no less than sixty (60) business days and no more than ninety (90) days from the date of the notice of Action to file an Action Appeal. An Enrollee requesting a fair hearing within ten (10) days of the notice of Action or by the intended date of an Action, whichever is later, that involves the reduction, suspension, a termination of previously approved services, or the intent of the Contractor to restrict the Enrollee under the Contractor's Recipient Restriction Program, may request "aid continuing" in accordance with Section 25.4 of this Agreement.

134.
Add new sections F) and G) to section F.2, 5. a) iii) of Appendix F "New York State Department of Health Action and Grievance System Requirements for MMC and FHPlus Programs" to read as follows and renumber original F) as H):

F)	For Action Appeals involving the restriction of an Enrollee under the Contractor's Recipient Restriction Program where the restriction is upheld;

I)	the effective date of the restriction;

II)	the scope and type of restriction;

III)	the name, address and phone number of the RRP Provider(s) the Enrollee is restricted to; and

IV)	the right of the Enrollee to change an RRP Provider as provided by Section 5 (b) of Appendix Q of this Agreement.

G)	For Action Appeals involving personal care services, the number of hours per day,

number of hours per week, and the personal care services function (Level I/Level II):

I)	that were previously authorized, if any;

II)	that were requested by the Enrollee or their designee, if so specified in the request;

III)	that are authorized for the new authorization period, if any; and

IV)	the original authorization period and the new authorization period, as applicable.

H)	For Action Appeals involving Medical Necessity or an experimental or investigational treatment, the notice must also include:

135.	Add a new section v) to section F.2, 6. a) of Appendix F "New York State Department of Health Action and Grievance System Requirements for MMC and FHPlus Programs" to read as follows:

v)
If an Enrollee files a Complaint regarding difficulty accessing a needed service or referral from a Participating Provider, and, as part of or in addition to the Complaint, requests the service or referral directly from the Contractor, the Contractor must accept and review such Service Authorization Request and make a Service Authorization Determination, the request or confirming the decision of the Participating Provider to deny the service or referral, in the manner and timeframes provided by Appendix F.1 of this Agreement.

136.Amend section 2. b) xii) of Appendix H "New York State Department of Health Requirements for the Processing of Enrollments and Disenrollments in the MMC and FHPlus Programs" to read as follows:

xii)
Individuals eligible for Medicaid under Title 11 of the SSL in the following categories will be eligible for Enrollment in the Contractor's MMC product at the LDSS's option, as indicated in Schedule 2 of Appendix M.

A)	Foster care children in the direct care of LDSS;

B)	Homeless persons living in shelters outside of New York City, until April 1, 2012.

137.	Amend section 2.b) xiv) of Appendix H “New York State Department of Health Requirements for the Processing of Enrollments and Disenrollments in the MMC and FHPlus Programs" to read as follows:

xiii)	The LDSS is responsible for sending the following required notices to Eligible Persons:

A)
For mandatory MMC program only - Initial Notification Letter for populations required to enroll: This letter informs Eligible Persons about the mandatory MMC program and the timeframes for choosing a MCO offering a MMC product. Included with the letter is information necessary for the individual to choose an MCO or request an exemption. Effective October 1, 2011, new applicants are required to choose a plan at application.

B)
For mandatory MMC program only - Reminder Letter (through September 30, 2011): A letter to all Eligible Persons in a mandatory category who have not responded by submitting a completed Enrollment form within thirty (30) days of being sent or given an Enrollment packet.

C)
For MMC program - Enrollment Confirmation Notice for MMC Enrollees: This notice indicates the Effective Date of Enrollment, the name of the MCO and all individuals who are being enrolled. This notice should also be used for auto-assignments, case additions and re-enrollments into the same MCO. There is no requirement that an Enrollment Confirmation Notice be sent to FHPlus Enrollees.

D)
Notice of Denial of Enrollment: This notice is used when an individual has been determined by LDSS to be ineligible for Enrollment into the MMC or FHPlus program. This notice must include fair hearing rights. This notice is not required when Medicaid or FHPlus eligibility is being denied (or closed).

E)
For MMC program only - Exemption Request Forms: Exemption forms are provided to MMC Eligible Persons upon request if they wish to apply for an Exemption. Individuals precoded on the system as meeting Exemption or Exclusion criteria do not need to complete an Exemption request form. This notice is required for mandatory MMC Eligible Persons.

F)
For MMC program only - Exemption and Exclusion Request Approval or Denial: This notice is designed to inform a recipient who applied for an exemption or who failed to provide documentation of exclusion criteria when requested by the LDSS of the LDSS's disposition of the request, including the right to a fair hearing if the request for exemption or exclusion is denied. This notice is required for voluntary and mandatory MMC Eligible Persons.

138.
Add a new section viii) to section 2. c) of Appendix    "New York State Department of Health Requirements for the Processing of Enrollments and Disenrollments in the MMC and FHPlus Programs" to read as follows:

viii)	[Applicable to HIV SNP Program only]: The HIV SNP must confirm that

Enrollees have HIV infection with the exception of uninfected related children enrolling along with an infected parent and HIV-exposed infants whose HIV status has not yet been confirmed. In local districts where there is an Enrollment Broker, HIV SNPs may transmit Enrollments of Potential Enrollees through the Electronic Bulletin Board who they confirm are eligible to enroll in an HIV SNP. The HIV SNP must obtain verification of an Enrollee's HIV infection as specified in Section 6.11 d) of this Agreement within ninety (90) days of the effective date of Enrollment. Such documentation and verification must be maintained by the HIV SNP for audit purposes.

139.	Amend section 3. b ii of Appendix H "New York State Department of Health Requirements for the Processing of Enrollments and Disenrollments in the MMC and FHPlus Programs" to read as follows:

ii)
Upon notification of the birth by the hospital or birthing center, the SDOH will update WMS with the demographic data for the newborn and enroll the newborn in the mother's MCO if the newborn is not already enrolled, the mother's MCO offers a MMC product, and the newborn is not identified as SSI or SSI-related and therefore Excluded from the MMC Program pursuant to Section 2(b)(xi) of this Appendix. Effective April 1, 2012, the exclusion for SSI and SSI-related newborns up to the age of six months will no longer apply and infants born on or after April 1, 2012 will be retroactively enrolled back to the first (1st) day of the month of birth. Based on the transaction date of the Enrollment of the newborn on the PCP subsystem, the newborn will appear on either the next month's Roster or the subsequent month's Roster. On Rosters for upstate and NYC, the "PCP Effective From Date" will indicate the first day of the month of birth, as described in 01 OMM/ADM 5 "Automatic Medicaid Enrollment for Newborns." If the newborn's Enrollment is not completed by this process, the LDSS is responsible for Enrollment (see (c)(iv) below).

140.
Add a new section D to section 5. b i of Appendix H "New York State Department of Health Requirements for the Processing of Enrollments and Disenrollments in the MMC and FHPlus Programs" to read as follows and renumber original D) as E):

D)
In LDSSs where the Enrollment Broker services are utilized, Enrollment error reports are generated by the Enrollment Broker to the Contractor generally within 24-48 hours of Contractor Enrollment submissions, and the Contractor is able to resubmit corrections via the Enrollment Broker before Roster pulldown. Changes in Enrollee eligibility status and reports of Disenrollments processed by the Enrollment Broker that occur subsequent to production of the monthly roster shall be reported by the Enrollment Broker through electronic file transfer.

141.	Amend section 6. a) ii) of Appendix H "New York State Department of Health Requirements for the Processing of Enrollments and Disenrollments in the MMC and FHPlus Programs” to read as follows:

ii)
Enrollees may initiate a request for an expedited Disenrollment to the LDSS. The LDSS will expedite the Disenrollment process for HIV SNP Enrollees and when an Enrollee's request for Disenrollment involves an urgent medical need or a complaint of non-consensual Enrollment or, until April 1, 2012, for homeless individuals in the shelter system residing in local districts where homeless individuals are exempt. Effective April 1, 2012, the homeless population will be required to enroll. If approved, the LDSS will manually process the Disenrollment through the PCP Subsystem. MMC Enrollees who request to be disenrolled from managed care based on their documented ESRD status are categorically eligible for an expedited Disenrollment on the basis of urgent medical need until April 1, 2012 when this exemption is no longer applicable.

142.	Amend section 6.a) iv) of Appendix H “New York State Department of Health Requirements for the Processing of Enrollments and Disenrollments in the MMC and FHPlus Programs” to read as follows:

iv)
The LDSS is responsible for disenrolling Enrollees automatically upon death or loss of Medicaid or FHPlus eligibility. All such Disenrollments will be effective at the end of the month in which the death or loss of eligibility occurs or at the end of the last month of Guaranteed Eligibility, where applicable. In the event that an Enrollee loses Medicaid or FHPlus eligibility, and the PCP enrollment is left on WMS, it will be removed thereafter by SDOH through the WMS process if no eligibility reinstatement occurs.

143.	Amend section 6. a) v) of Appendix H "New York State Department of Health Requirements for the Processing of Enrollments and Disenrollments in the MMC and FHPlus Programs" to read as follows:

v)
The LDSS is responsible for informing Enrollees of their right to change Contractors if there is more than one available including any applicable Lock-In restrictions. Persons with infection or AIDS whose local district of residence qualifies them for enrollment in an HIV Special Needs Plan (HIV SNP) may request transfer from an MCO to an HIV SNP, or from an HIV SNP to another HIV SNP at any time. Enrollees subject to- Lock-In may disenroll after the grace period for Good Cause as defined below. The LDSS is responsible for determining if the Enrollee has Good Cause and processing the Disenrollment request in accordance with the procedures outlined in this Appendix. The LDSS is responsible for providing Enrollees with notice of their right to request a fair hearing if their Disenrollment request is denied. Such notice must include the reason(s) for the denial. An Enrollee has Good Cause to disenroll if:

A)
The Contractor has failed to furnish accessible and appropriate medical care services or supplies to which the Enrollee is entitled under the terms of the contract under which the Contractor has agreed to provide services. This includes, but is not limited to the failure to:

I)	provide primary care services;

II)	arrange for in-patient care, consultation with specialists, or laboratory and radiological services when reasonably necessary;

III)	arrange for consultation appointments;

IV)	coordinate and interpret any consultation findings with emphasis on continuity of medical care;

V)	arrange for services with qualified licensed or certified providers;

VI)	coordinate the Enrollee's overall medical care such as periodic immunizations and diagnosis and treatment of any illness or injury; or

B)	The Contractor fails to adhere to the standards prescribed by SDOH and such failure negatively and specifically impacts the Enrollee; or

C)	The Enrollee moves his/her residence out of the Contractor's service area or to a county where the Contractor does not offer the product the Enrollee is eligible for; or

D)	The Enrollee meets the criteria for an Exemption or Exclusion as set forth in 2(b)(xi) of this Appendix; or

E)	It is determined by the LDSS, the SDOH, or its agent that the Enrollment was not consensual; or

F)	The Enrollee, the Contractor and the LDSS agree that a change of MCOs would be in the best interest of the Enrollee; or

G)
The Contractor is a primary care partial capitation provider that does not have a utilization review process in accordance with Title I of Article 49 of the PHL and the Enrollee requests Enrollment in an MCO that has such a utilization review process; or

H)	The Contractor has elected not to cover the Benefit Package service that an Enrollee seeks and the service is offered by one or more other MCOs in the Enrollee's county of fiscal responsibility; or

I)
The Enrollee's medical condition requires related services to be performed at the same time but all such related services cannot be arranged by the Contractor because the Contractor has elected not to cover one of the, services the Enrollee seeks, and the Enrollee's Primary Care Provider or another provider determines that receiving the services separately would subject the Enrollee to unnecessary risk; or

J)	An FHPlus Enrollee is pregnant; or

K)	The Contractor does not contract with an FQHC and one or more other MCOs in the Enrollee's county of fiscal responsibility provide the service.

L)
[Applicable to HIV SNP Program only]: The Enrollee is an SSI beneficiary with severe and persistent mental illness or an SSI child with serious emotional disturbances whose behavioral health benefits are provided through the Medicaid fee-for-service program.

144.	Amend section 6. a) ix) of Appendix H "New York State Department of Health Requirements for the Processing of Enrollments and Disenrollments in the MMC and FHPlus Programs" to read as follows:

viii)
The LDSS is responsible for ensuring that retroactive Disenrollments are used only when absolutely necessary. Circumstances warranting a retroactive Disenrollment are rare and include when comprehensive third party health insurance has provided coverage or agrees to provide coverage for an infant OR the infant and mother effective on the infant's date of birth; an Enrollee is determined to have been non-consensually enrolled in a MCO; he or she enters or resides in a residential institution under circumstances which render the individual Excluded from the MMC program; is incarcerated; he or she is in a psychiatric hospital under circumstances which render the individual excluded from managed care; is simultaneously in receipt of comprehensive health care coverage from an MCO and is enrolled in either the MMC or FHPlus product of the same MCO; he or she has died; or is an SSI infant less than six (6) months of age born prior to April 1, 2012. Payment of subcapitation does not constitute "provision of Benefit Package services." Notwithstanding the foregoing, the SDOH always has the right to recover MMC or FHPlus premiums paid to an MCO for persons who have concurrent enrollment in one or more MMC or FHPlus products under more than one Client Identification Number (CIN).

145.
Amend items A), D) and I) of the chart in section 6. A) xiii) of Appendix H "New York State Department of Health Requirements for the Processing of Enrollments and Disenrollments in the MMC and FHPlus Programs" to read as follows:

Reason for Disenrollment	Effective Date of Disenrollment
A) Infants born prior to April 1, 2012 and weighing less than 1200 grams at birth and other infants under six (6) months of age who meet the criteria for the SSI or SSI related category.	First Day of the month of birth or the month of onset of disability, whichever is later

Reason for Disenrollment	Effective Date of Disenrollment
D) Medicaid Managed Care Enrollee entered or stayed in a residential institution under circumstances which rendered the individual excluded from managed care, or is in receipt of waivered services through the Long Term Home Health Care Program (LTHHCP), including when an Enrollee is admitted to a hospital that 1) is certified by Medicare as a long-term care hospital and 2) has an average length of stay for all patients greater than ninety- five (95) days as reported in the Statewide Planning and Research Cooperative System (SPARCS) Annual Report 2002. Effective April 1, 2012, this exclusion will no longer be applicable to individuals receiving waivered services through the LTHHCP.

First day of the month of entry or first day of the month of classification of the stay as permanent subsequent to entry (note-Contractor is at risk for covered services only to the date of entry or classification of the stay as permanent subsequent to entry, and is entitled to the capitation payment for the month of entry or classification of the stay as permanent subsequent to entry)

Reason for Disenrollment	Effective Date of Disenrollment
I) Homeless Enrollees in Medicaid Managed Care residing in the shelter system in NYC or in other districts where homeless individuals are exempt, Effective April 1, 2012, homeless individuals will be required to enroll in Medicaid. Managed Care.
Retroactive to the first day of the month of the request

146.	Amend section 6. a) xiv) of Appendix H "New York State Department of Health Requirements for the Processing of Enrollments and Disenrollments in the MMC and FHPlus Programs" to read as follows:

xiv)
The LDSS is responsible for rendering a determination and responding within thirty (30) days of the receipt of a fully documented request for Disenrollment, except for Contractor-initiated Disenrollments where the LDSS decision must be made within fifteen (15) days. The LDSS, to the extent possible, is responsible for processing an expedited Disenrollment within two (2) business days of its determination that an expedited Disenrollment is warranted. To the extent possible, the LDSS is responsible for processing Disenrollment from the HIV SNP Program within two (2) business days of its determination that a Disenrollment is warranted.

147.
Add a new section x) to section 6. b) of Appendix H "New York State Department of Health Requirements for the Processing of Enrollments and Disenrollments in the MMC and FHPlus Programs" to read as follows:

x)
[Applicable to HIV SNP Program only]: The HIV SNP Contractor will prepare a written discharge plan to assure continuity of care at the time of Disenrollment. With the Enrollee's consent, information will also be provided on and referrals provided to HIV case management resources and primary care providers. The Contractor will provide the discharge plan to the Enrollee within fifteen (15) days of the notice of or request for Disenrollment and, with the Enrollee's consent, to his or her designated provider.

148.	Amend section IV. A. of Appendix J "New York State Department of Health Guidelines for Contractor Compliance with the Federal Americans with Disabilities Act" to read as follows:

A.	OUTREACH/ADVERTISING AND EDUCATION

STANDARD FOR COMPLIANCE

Enrollment staff and outreach/advertising materials will be made available to persons with disabilities. Outreach/advertising materials will be made available in alternative formats (such as Braille, large print, and audiotapes) so that they are readily usable by people with disabilities.

SUGGESTED METHODS FOR COMPLIANCE

1.	Activities held in physically accessible location, or staff at activities available to meet with person in an accessible location as necessary

2.	Materials available in alternative formats, such as Braille, large print, audio tapes

3.	Staff training which includes training and information regarding attitudinal barriers related to disability

4.	Enrollee health promotion material/activities targeted specifically to persons with disabilities (e.g. secondary infection prevention, decubitus prevention, special exercise programs, etc.)

5.	Policy statement that enrollment staff will offer to read or summarize to blind or vision impaired individuals any written material that is typically distributed to all Enrollees

6.	Staff/resources available to assist individuals with cognitive impairments in understanding materials

COMPLIANCE PLAN SUBMISSION

1.	A description of methods to ensure that the Contractor's outreach/advertising presentations (materials and communications) are accessible to persons with auditory, visual and cognitive impairments

149.	Amend cover page of Appendix K “Prepaid Benefit Package Definitions of Covered and Non-Covered Services to read as follows:

APPENDIX K
PREPAID BENEFIT PACKAGE
DEFINITIONS OF COVERED AND
NON-COVERED SERVICES

K.1	Chart of Prepaid Benefit Package -Medicaid Managed Care Non-SSI (MMC Non-SSI) -Medicaid Managed Care SSI (MMC SSI) -Medicaid Fee-for-Service (MFFS) -Family Health Plus (FHPlus)
K.1 HIV	Chart of Prepaid IC Benefit Package -HIV SNP Non-SSI -HIV SNP HIV/AIDS SSI -HIV SNP Non-HIV /AIDS SSI (SSI uninfected children) -Medicaid Fee-for-Service (MIFFS)
K.2	Prepaid Benefit Package Definition of Covered Services
K.3	Medicaid Managed Care Definitions of Non-Covered Services
K.4	Family Health Plus Non-Covered Services

150.	Amend section 1. b) of Appendix K "Prepaid Benefit Package Definitions of Covered and Non- Covered Services" to read as follows:

b)
All care provided by the Contractor, pursuant to this Agreement, must be provided, arranged, or authorized by the Contractor or its Participating Providers with the exception of most behavioral health services to SSI or SSI related beneficiaries, and emergency services, emergency transportation, Family Planning and Reproductive Health services, mental health and chemical dependence assessments (one (1) of each per year), court ordered services, and services provided by Local Public Health Agencies as described in Section 10 of this Agreement. HIV SNP covered benefits may vary.

151.	Amend section 1. c) i) of Appendix K "Prepaid Benefit Package Definitions of Covered and Non- Covered Services" to read as follows:

i)
K.1 - "Chart of Prepaid Benefit Package" lists the services provided by the Contractor to all Medicaid Managed Care Non-SSI/Non-SSI-Related Enrollees, Medicaid Managed Care SSI/SSI-related Enrollees, Medicaid fee-for-service coverage for carved out and wraparound benefits, and Family Health Plus Enrollees.

K.1 HIV - "Chart of HIV Special Needs Plan Prepaid Benefit Package" lists the services provided by the Contractor to all RN SNP Non-SSI Enrollees, HIV SNP HIV/AIDS SSI Enrollees, HIV SNP Non-HIV/AIDS SSI (SSI uninfected children.), and Medicaid fee-for-service coverage for carved out and wraparound benefits.

152.	Amend section 1. c) iv) of Appendix K “Prepaid Benefit Package Definitions of Covered and Non-Covered Services” to read as follows:

iv)
K.4 - "Family Health Plus Non-Covered Services" lists the services that are not covered by the FHPlus Benefit Package. Until October- 1, 2011, pharmacy services are covered by the Medicaid fee-for-service program. As of October 1, 2011, pharmacy is covered under the FHPlus Benefit Package and there is no Medicaid fee-for-service coverage available for any other services outside of the FHPlus Benefit Package.

153.	Amend items 10. 11. 12. 21. 23. and 24. of K.1 chart in Appendix K "Prepaid Benefit Package Definitions of Covered and Non-Covered Services" and add new items 35. and 36. to read as follows:

*	Covered Services	MMC Non-SSI/Non-SSI-Related	MMC SSI/SSI-related	MFFS	FHPlus**
10	Prescription and Non-Prescription (OTC) Drugs, Medical Supplies, and Enteral Formula	Covered as of 10/1/11, including pharmaceuticals and medical supplies routinely furnished or administered as part of a clinic or office visit. Coverage excludes hemophilia blood factors.
Covered as of 10/1/11, including pharmaceuticals and medical supplies routinely furnished or administered as part of a clinic or office visit. Coverage excludes hemophilia blood factors, Risperidone microspheres (Risperdal® Constae), paliperidone palmitate (Invega® Sustenna®), and olanzapine (Zyprexa®
RelprevvTM).

Covered through 9/30/11.
Effective 10/1/11, hemophilia blood factors covered through. MA FFS; also Risperidone microspheres (Risperdal® Constar), paliperidone palmitate
(Invega® Sustenna®), and olanzapine (Zyprexa® RelprevvTM)
covered through MA FFS for mainstream MMC SSI [see Appendix I(.3, 2. b) xi) of this Agreement]

Covered through the Medicaid fee-for-service program through 9/30/11.
Covered as of 10/1/11. Coverage includes prescription drugs, insulin and diabetic supplies, smoking cessation agents, select OTCs, vitamins necessary to treat an illness or condition, hearing aid batteries and enteral formulae. Hemophilia blood factors covered through MA FFS.

*	Covered Services	MMC Non-SSI/Non-SSI-Related	MMC SSI/SSI-related	MFFS	FHPlus**
11	Smoking Cessation Products	Covered as of 10/1/11.	Covered as of 10/1/11.	Covered through 9/30/11.	Covered under the Medicaid fee-for-service program through 9/30/11. Covered as of 10/1/11.

	Covered Services	MMC Non-SSI/Non-SSI- Related	MMC SSI/SSI-related	MFFS	FHPlus**
12	Rehabilitation Services
Covered. Effective 10/1/11, outpatient physical,
occupational and speech therapy
limited to 20 visits each per calendar year. Limits do not apply to Enrollees under age 21,
Enrollees who are developmentally disabled, and Enrollees with injury.

Covered. Effective 10/1/11, outpatient physical, occupational and speech therapy limited to 20 visits each per calendar year. Limits do not apply to Enrollees under age 21, Enrollees who are developmentally disabled, and Enrollees with traumatic brain injury.
Covered for short term inpatient, and limited to 20 visits each per calendar year for outpatient PT, OT and, effective 10/1/11, speech therapy.

*	Covered Services	MMC Non-SSI/Non-SSI-Related	MMC SSI/SSI- related	MFFS	FHPlus**

21	Audiology, Hearing Aids Services & Products	Covered. Hearing aid batteries covered effective 10/1/11.	Covered. Hearing aid batteries covered effective 10/1/11.	Hearing aid batteries covered through 9/30/11.	Covered, including hearing aid batteries
.

	Covered Services	MMC Non-SSI/Non-SSI-Related	MMC SSI/SSI-related	MFFS	FHPlus**
23	Non-Emergency Transportation	Covered if included in Contractor's Benefit Package as per Appendix M of this Agreement until benefit is transferred to MFFS according to a phase-in schedule.	Covered if included in Contractor's Benefit Package as per Appendix M of this Agreement until benefit is transferred to MFFS according to a phase-in schedule.	Covered if not included in Contractor's Benefit Package. Benefit to be covered by MFFS according to a phase-in schedule.	Not covered, except for transportation to C/THP services for 19 and 20 year olds. Benefit to be covered by MFFS according - to a phase-in schedule.

*	Covered Services	MMC Non-SSI/Non-SSI-Related	MMC SSI/SSI-related	MFFS	FHPlus**
24	Emergency Transportation	Covered if included in Contractor's Benefit Package as per Appendix M of this Agreement until benefit is transferred to MFFS according to a phase-in schedule.	Covered if included in Contractor's Benefit Package as per Appendix M of this Agreement until benefit is transferred to MFFS according to a phase-in schedule.	Covered if not included in Contractor's Benefit Package. Benefit to be covered by MFFS according to a phase-in schedule.	Covered

*	Covered Services	MMC Non-SSI/Non-SSI-Related	MMC SSI/SSI-related	MFFS	FHPlus**
35	Personal Care Services (PCS)	Covered. When only Level I services provided, limited to 8 hours per week. Consumer directed PCS covered as of July 1, 2012.	Covered. When only Level I services provided, limited to 8 hours per week. Consumer directed PCS covered as of July 1, 2012.	Consumer directed PCS covered until June 30, 2012.	Not covered

*	Covered Services	MMC Non- SSI/Non-SSI-Related	MMC SSI/SSI-related	MFFS	FHPlus**

36	Personal Emergency Response System (PERS)	Covered effective January 1, 2012.	Covered effective January 1, 2012.	Covered through December 31, 2011.	Not covered

154.	Add the attached chart "K.1 HIV— HIV SNP Prepaid Benefit Package to Appendix K "Prepaid Benefit Package Definitions of Covered and Non-Covered Services."

155.	Amend section K.2, 3. d) of Appendix K "Prepaid Benefit Package Definitions of Covered and Non- Covered Services" to read as follows:

d)
Until April 1, 2011, smoking cessation counseling services for pregnant and post-partum women and children and adolescents aged 10 to 21 years who smoke. Up to six (6) counseling sessions are covered for pregnant women during the pregnancy and up to six (6) counseling sessions are covered for women during the six month post-partum period. Up to six (6) counseling sessions are covered for children and adolescents aged 10 to 21 years per calendar year. Effective April 1, 2011, smoking cessation counseling services for all MMC and FHPlus Enrollees who smoke. Up to six (6) counseling sessions are covered for all eligible Enrollees per calendar year.

156.	Amend section K.2, 4. b) of Appendix K "Prepaid Benefit Package Definitions of Covered and Non- Covered Services" to read as follows:

b)	The following services are also included in the certified nurse practitioner's scope of services, without limitation:

i)
Child/Teen Health Program(C/THP) services which are comprehensive primary health care services provided to persons under twenty-one (21) (see Item 13 of this Appendix and Section 10.4 of this Agreement);

ii)	Physical examinations, including those which are necessary for school and camp.

157.	Amend section K.2, 6. b) iii) of Appendix K "Prepaid Benefit Package Definitions of Covered and Non-Covered Services" to read as follows:

iii)
Smoking cessation counseling and treatment for pregnant and post-partum women and for children and adolescents aged 10 to 21 years who smoke, and smoking cessation classes, with targeted outreach for adolescents and pregnant women. Effective April 1, 2011, smoking cessation counseling for all Enrollees who smoke.

158.	Amend section K.2, 6. b) xi) of Appendix K "Prepaid Benefit Package Definitions of Covered and Non-Covered Services" to read as follows:

xi)
Screening, Brief Intervention, and Referral to Treatment (SBIRT) for Chemical Dependency provided in hospital outpatient departments, free-standing diagnostic and treatment centers and, effective September 1, 2011, in physician offices in accordance with protocols issued by the SDOH, to identify individuals with or at risk of substance use-related problems, assess the severity of substance use and the appropriate level of intervention required and provide brief intervention or brief treatment. Referrals are initiated to chemical dependence providers for evaluation and treatment, when appropriate.

159.	Amend section K.2, 10. of Appendix K "Prepaid Benefit Package Definitions of Covered and Non- Covered Services" to read as follows:

10.	Prescription and Non-Prescription (OTC) Drugs, Medical Supplies and Enteral Formulas

a)
For Medicaid managed care only: Enrollees are covered for prescription drugs through the Medicaid fee-for-service program through September 30, 2011, except for pharmaceuticals and medical supplies routinely furnished or administered as part of a clinic or office visit and self-administered injectable drugs (including those administered by a family member and during a home care visit) not included on the Medicaid outpatient formulary, which are covered by the Contractor. Effective October 1, 2011, medically necessary prescription and non-prescription (OTC) drugs, medical supplies, hearing aid batteries and enteral formula are covered by the Contractor when ordered by a qualified provider.

b)
For Family Health Plus only: Enrollees are covered through the Medicaid fee-for-service program through September 30, 2011, except for pharmaceuticals and medical supplies routinely furnished or administered as part of a clinic or office visit and self- administered injectable drugs (including those administered by a family member and during a home care visit) not included on the Medicaid outpatient formulary, which are covered by the Contractor. Effective October 1, 2011, medically necessary prescription drugs, insulin and diabetic supplies (e.g., insulin syringes, blood glucose test strips, lancets, alcohol swabs), smoking cessation agents, including over-the-counter (OTC) smoking cessation products, select OTC medications covered on the Medicaid Preferred Drug List (e.g., Prilosec OTC, Loratadine, Zyrtec and emergency contraception), vitamins necessary to treat an illness or condition, hearing aid batteries and enteral formula are covered by the Contractor when ordered by a qualified provider. Medical supplies (except for diabetic supplies and smoking cessation agents) are not covered.

c)	For Medicaid Managed Care and Family Health Plus, effective October 1, 2011:

i)
Prescription drugs may be limited to generic medications when medically acceptable. All drug classes containing drugs used for preventive and therapeutic purposes are covered, as well as family planning and contraceptive medications and devices, if Family Planning is included in the Contractor's Benefit Package.

ii)
Pharmaceuticals and medical supplies routinely furnished or administered as part of a clinic or office visit are covered by the Contractor. Self-administered injectable drugs (including those administered by a family member) and injectable drugs administered during a home care visit are also covered by the Contractor. The following drugs are covered by Medicaid fee-for-service: 1) hemophilia blood factors, whether furnished or administered as part of a clinic or office visit or administered during a home care visit; and 2) Risperidone microspheres (Risperdal® Consta®), paliperidone palmitate (Invega® Sustenna®) and olanzapine (Zyprexa® RelprevvTM) when administered to SSI and SSI-related Enrollees in mainstream Medicaid managed care plans.

iii)
Coverage of enteral formula is limited to individuals who cannot obtain nutrition through any other means, and to the following three conditions: 1) Individuals who are fed via nasogastric, gastronomy or jejunostomy tube; 2) Individuals with inborn metabolic disorders; and, 3) Children up to 21 years of age who require liquid oral enteral nutritional formula when there is a documented diagnostic condition where caloric and dietary nutrients from food cannot be absorbed or metabolized. Coverage for certain inherited diseases of amino acid and organic acid metabolism shall include modified solid food products that are low-protein or which contain modified protein.

iv)	Fluoride supplements are covered for children up to age 17.

v)
Experimental and investigational drugs are generally excluded, except where included in the course of Contractor-authorized experimental/investigational treatment or ordered under the External Appeal program authorized under Article 49 of the Public Health Law.

vi)	The following drugs are not covered:

1.	Vitamins except when necessary to treat a diagnosed illness or condition, including pregnancy;

2.	Drugs prescribed for cosmetic purposes;

3.	Drugs prescribed for anorexia, weight loss or weight gain;

4.	Drugs prescribed to promote fertility;

5.
Drugs used for the treatment of sexual or erectile dysfunction unless used to treat a condition, other than sexual or erectile dysfunction, for which the drug has been approved by the Food and Drug Administration; and

6.	Covered outpatient drugs when the manufacturer seeks to require, as a condition of sale, that associated tests or monitoring services be purchased exclusively from the manufacturer or its designee.

vii)
The Contractor may establish a prescription formulary, including a therapeutic category formulary, as long as the formulary includes all categories of drugs as listed on the New York State Medicaid formulary, and as long as the Contractor has in place a brand name and therapeutic category exception process for providers to use when the provider deems medically necessary.

160.	Amend section K.2, 11. of Appendix K "Prepaid Benefit Package of Covered and Non-Covered Services" to read as follows:

11.	Smoking Cessation Products

Enrollees are covered for smoking cessation products through the Medicaid fee-for-service program through September 30, 2011. Effective October 1, 2011, smoking cessation products are covered by the Contractor.

161.	Amend section K.2 12. of Appendix K "Prepaid Benefit Package Definitions of Covered and Non- Covered Services" to read as follows:

12.	Rehabilitation Services
18 NYCRR § 505.11

a)
Rehabilitation services are provided for the maximum reduction of physical or mental disability and restoration of the Enrollee to his or her best functional level. Rehabilitation services include care and services rendered by physical therapists, speech-language pathologists and occupational therapists. Rehabilitation services may be provided in an Article 28 inpatient or outpatient facility, an Enrollee's home, in an approved home health agency, in the office of a qualified private practicing therapist or speech pathologist, or for a child in a school, pre-school or community setting, or in a Residential Health Care Facility (RHCF) as long as the Enrollee's stay is classified as a rehabilitative stay and meets the requirements for covered RHCF services as defined herein.

b)
For the MMC Program, rehabilitation services provided in Residential Health Care Facilities are subject to the stop-loss provisions specified in Section 3.13 of this Agreement. Rehabilitation services are covered as medically necessary, when ordered by the Contractor's Participating Provider. Effective October 1, 2011, outpatient visits for physical, occupational and speech therapy are limited to twenty (20) visits each per calendar year. Limits do not apply to Enrollees under age 21, Enrollees who are developmentally disabled, and Enrollees with traumatic brain injury.

c)
For Family Health Plus only: Outpatient visits for physical and occupational therapy are limited to twenty (20) visits each per calendar year. Coverage for speech therapy services is limited to those required for a condition amenable to significant clinical improvement within a two month period. Effective October 1, 2011, outpatient visits for speech therapy are also limited to twenty (20) visits each per calendar year.

d)
For both Medicaid Managed Care and Family Health Plus, effective January 1, 2010, cardiac rehabilitation services are covered as medically necessary, when ordered by the. Contractor's Participating Provider, and rendered in physician offices, Article 28 hospital outpatient departments, freestanding diagnostic and treatment centers, and Federally Qualified Health Centers.

162.	Amend section K.2, 17. a) of Appendix K "Prepaid Benefit Package Definitions of Covered and Non-Covered Services" to read as follows:

a)
Emergency conditions, medical or behavioral, the onset of which is sudden, manifesting itself by symptoms of sufficient severity, including severe pain, that a prudent layperson, possessing an average knowledge of medicine and health, could reasonably expect the absence of medical attention to result in (a) placing the health of the person afflicted with such condition in serious jeopardy, or in the case of a behavioral condition placing the health of such person or others in serious jeopardy; (b) serious impairment of such person's bodily functions; (c) serious dysfunction of any bodily organ or part of such person; or (d) serious disfigurement of such person are covered. Emergency services include health care procedures, treatments or services, needed to evaluate or stabilize an Emergency Medical Condition including psychiatric stabilization and medical detoxification from drugs or alcohol. Emergency Services also include hospital emergency room observation services provided in a SDOH approved hospital emergency room observation unit that meets New York State regulatory operating standards and Screening, Brief Intervention, and Referral to Treatment (SBIRT) for Chemical Dependency, provided in accordance with protocols issued by the SDOH, when rendered in emergency departments. See also Appendix G of this Agreement.

163.	Amend section K.2, 21. d) of Appendix K "Prepaid Benefit Package Definitions of Covered and Non-Covered Services" to read as follows:

d)	Hearing aid batteries:

i)	For Family Health Plus only: Hearing aid batteries are covered as part of the prescription drug benefit.

ii)
For Medicaid Managed Care only: Hearing aid batteries are covered through the Medicaid fee-for-service program through September 30, 2011. Effective October 1, 2011, hearing aid batteries are covered under MMC.

164.	Amend section K.2, 23 of Appendix K “Prepaid Benefit Package Definitions of Covered and Non-Covered Services" to read as follows:

23.	Non-Emergency Transportation

a)
Transportation expenses are covered for MMC Enrollees when transportation is essential in order for a MMC Enrollee to obtain necessary medical care and services which are covered under the Medicaid program (either as part of the Contractor's Benefit Package or by Medicaid fee-for-service). The non-emergency transportation benefit shall be administered based on the LDSS's approved transportation plan.

b)	Transportation services means transportation by ambulance, ambulette (invalid coach), fixed wing or airplane transport, invalid coach, taxicab, livery, public transportation, or other means appropriate to the MMC Enrollee's medical condition; and a transportation attendant to accompany the MMC Enrollee, if necessary. Such services may include the transportation attendant's transportation, meals, lodging and salary; however, no salary will be paid to a transportation attendant who is a member of the MMC Enrollee's family.

c)	The Contractor is required to use only approved Medicaid ambulette vendors to provide transportation services to MMC Enrollees.

d)
When the Contractor is capitated for non-emergency transportation, the Contractor is also responsible for providing transportation to Medicaid covered services that are not part of the Contractor's Benefit Package.

e)
Non-emergency transportation is covered for FHPlus Enrollees that are nineteen (19) or twenty (20) years old and are receiving C/THP services. Subject to implementation of a Medicaid fee-for-service non-emergency medical transportation (NEMT) manager, and according to a county-by-county phase in schedule to be determined by SDOH, this benefit will be removed from the Contractor's benefit package and covered through the Medicaid fee-for-service program. SDOH will notify the Contractor, as far in advance as possible but at least sixty (60) days in advance of the NEMT beginning operations in the Contractor's service area(s).

f)	For MMC Enrollees with disabilities, the method of transportation must reasonably accommodate their needs, taking into account the severity and nature of the disability.

g)
For MMC plans that cover non-emergency transportation only, subject to implementation of a Medicaid fee-for-service non-emergency medical transportation (NEMT) manager, and according to a county-by-county phase in schedule to be determined by SDOH, this benefit will be removed from the Contractor's benefit package and covered through the Medicaid fee-for-service program. SDOH will notify the Contractor, as far in advance as possible but at least sixty (60) days in advance of the NEMT beginning operations in the Contractor's service area(s).

165.	Amend section K.2, 24 of Appendix K "Prepaid Benefit Package Definitions of Covered and Non- Covered Services" to read as follows:

24.	Emergency Transportation

a)
Emergency transportation can only be provided by an ambulance service including air ambulance service. Emergency ambulance transportation means the provision of ambulance transportation for the purpose of obtaining hospital services for an Enrollee who suffers from severe, life-threatening or potentially disabling conditions which require the provision of Emergency Services while the Enrollee is being transported.

b)
Emergency Services means the health care procedures, treatments or services needed to evaluate or stabilize an Emergency Medical Condition including, but not limited to, the treatment of trauma, burns, respiratory, circulatory and obstetrical emergencies.

c)
Emergency ambulance transportation is transportation to a hospital emergency room generated by a "Dial 911" emergency system call or some other request for an immediate response to a medical emergency. because of the urgency of the transportation request, insurance coverage or other billing provisions are not addressed until after the trip is completed. When the Contractor is capitated for this benefit, emergency transportation via 911 or any other emergency call system is a covered benefit and the Contractor is responsible for payment. Contractor shall reimburse the transportation provider for all emergency ambulance services without regard for final diagnosis or prudent layperson standard.

d)	The emergency transportation benefit shall be administered based on the LDSS's approved transportation plan.

e)
For MMC plans that cover emergency transportation only, according to a county-by-county phase in schedule to be determined by SDOH, and concomitantly with the assumption of the MMC non-emergency benefit by a Medicaid fee-for-service non-emergency medical transportation (NEMT) manager, this benefit will be removed from the Contractor's benefit package. SDOH will notify the Contractor, as far in advance as possible but at least sixty (60) days in advance of the NEMT beginning operations in the Contractor's service area(s).

166.	Amend section K.2, 28 d) of Appendix K “Prepaid Benefit Package Definitions of Covered and Non-Covered Services” to read as follows:

d)	MMC SSI and SSI-related Enrollees obtain all mental health services through the Medicaid fee-for-service program.

167.	Amend section K.2, 31 e) of Appendix K "Prepaid Benefit Package Definitions of Covered and Non-Covered Services" to read as follows:

e)	Buprenorphine and Buprenorphine Management:

i)	Medicaid Managed Care: Management of buprenorphine in settings other than outpatient clinics certified by the Office of Alcohol and Substance Abuse

Services under 14 NYC Parts 822 and 828 by Primary Care Providers, and for non-SSI Enrollees by Mental Health Providers, for maintenance or detoxification of patients with chemical dependence. Through September 30, 2011, buprenorphine when furnished and administered as part of a clinic visit (except Part 822 and Part 828 clinic visits) or office visit, and effective October 1, 2011, buprenorphine except when furnished and administered as part of a Part 822 or Part 828 clinic visit.

ii)
FHPlus: Management of buprenorphine in settings other than outpatient clinics certified by the Office of Alcohol and Substance Abuse Services under 14 NYCRR Part 828 by Primary Care Providers and Mental Health Providers for maintenance or detoxification of patients with chemical dependence. Through September 30, 2011, buprenorphine when furnished and administered as part of a clinic visit (except Part 822 and Part 828 clinic visits) or office visit, and effective October 1, 2011, buprenorphine except when furnished and administered as part of a Part 822 or Part 828 clinic visit. Buprenorphine management services provided by Mental Health Providers, or in a 14 NYCRR Part 822 clinic, are subject to the combined mental health/chemical dependency benefit limit of sixty (60) outpatient visits per calendar year

168.	Add a new section 35 to K.2 of Appendix K "Prepaid Benefit Package Definitions of Covered and Non-Covered Services" to read as follows:

35.	Personal Care Services (MMC only, effective August 1, 2011)

a)
Personal care services (PCS), as defined by 18 NYCRR §505.14(a), are the provision of some or total assistance with personal hygiene, dressing and feeding and nutritional and environmental support (meal preparation and housekeeping). Such services must be essential to the maintenance of the Enrollee's health and safety in his or her own home. The service must be ordered by a physician or nurse practitioner, and there must be a medical need for the service. Enrollees receiving PCS must have a stable medical condition that is not expected to exhibit sudden deterioration or improvement; does not require frequent medical or nursing judgment to determine changes in the patient's plan of care; is such that a physically disabled individual in need of routine supportive assistance does not need skilled professional care in the home; or the condition is such that a physically disabled or frail elderly individual does not need professional care but does require assistance in the home to prevent a health or safety crisis from developing. Enrollees receiving PCS must be self-directing, which shall mean that the Enrollee is capable of making choices about his or her activities of daily living, understanding the impact of the choice and assuming responsibility for the results of the choices. Enrollees who are non self-directing, and who require continuous supervision and direction for making choices about activities of daily living shall not receive PCS, except under the following conditions:

i)
supervision or direction is provided on an interim or part-time basis as part of a plan of care in which the responsibility for making choices about activities of daily living is assumed by a self-directing individual living within the same household;

ii)
supervision or direction is provided on an interim or part-time basis as part of a plan of care in which the responsibility for making choices about activities of daily living is assumed by a self-directing individual not living within the same household;

iii)
supervision or direction is provided on an interim or part-time basis as part of a plan of care in which the responsibility for making choices about activities of daily living is assumed by an outside agency or other formal organization. The LDSS may be the outside agency.

b)
Personal care services are authorized as Level I (environmental and nutritional functions) or Level II (personal care, environmental and nutritional functions) with specific number of hours per day and days per week the PCS are to be provided. Authorization for solely Level I services may not exceed eight (8) hours per week.

c)
Effective July 1, 2012, PCS provided through the Consumer Directed Personal Assistance Program (CDPAP) will be included in the Benefit Package. Consumer Directed Personal Assistance means the provision of some or total assistance with personal care services, home health aide services and skilled nursing tasks by a consumer directed personal assistant under the instruction; supervision and direction of a consumer or the consumer's designated representative. Consumer means a medical assistance recipient (Enrollee) who the LDSS has determined eligible to participate in the CDPAP.

169.	Add a new section 36 to K.2 of Appendix K "Prepaid Benefit Package Definitions of Covered and Ton-Covered Services" to read as follows:

36.	Personal Emergency Response System

a)
Personal Emergency Response System (PERS) is an electronic device which enables certain high-risk patients to secure help in the event of a physical, emotional or environmental emergency. Such systems are usually connected to a patient's phone and signal a response center when a "help" button is activated. In the event of an emergency, the signal is received and appropriately acted upon by a response center.

b)
Assessment of need for PERS services must be made in accordance with and in coordination with authorization procedures for home care services, including personal care services. Authorization for PERS services is based on a physician or nurse practitioner's order and a comprehensive assessment which must include an evaluation of the client's physical disability status, the degree that they would be at risk of an emergency due to medical or functional impairments or disability and the degree of their social isolation.

c)
For services initiated prior to January 1, 2012, the local department of social services is responsible for processing the prior authorization code for PERS in the FFS payment system, based on a personal care services needs assessment conducted by or on behalf of the. Contractor. The Contractor must submit all applicable needs assessment documentation to the local district. The Contractor must notify the local department of social services of any Enrollee in receipt of PE! S whose personal care services have been terminated, no later than the effective date of the termination.

d)	For services in place or initiated on or after January 1, 2012, the Contractor will be responsible for authorizing and arranging for PERS services through network providers.

170.	Add a new section 37. to K.2 of Appendix K "Prepaid Benefit package Definitions of Covered and Non -Covered Services" to read as follows:

37.	HIV SNP Enhanced Services – Applicable to HIV SNP Program Only

The HIV SNP Benefit package includes enhanced services that are essential for promoting wellness and preventing illness. HIV SNP Enhanced Services include the following:

a)	HIV SNP Care and Benefits Coordination Services

HIV SNP Care and Benefits Coordination Services include medical case management/care coordination services in consultation with the PCP; assessment and service plan development that identifies and addresses the Enrollee's medical and psychosocial needs; service utilization monitoring and care advocacy services that promote Enrollee access to needed care and services; case manager provider participation in quality assurance and quality improvement activities.

b)	HIV Treatment Adherence Services

HIV treatment adherence services include treatment education policies and programs to promote adherence to prescribed treatment regimens for all

Enrollees, facilitate access to treatment adherence services including treatment readiness and supportive services integrated into the continuum of HIV care services, and the development of a structural network among providers that facilitates the coordination of treatment adherence services as well as promotes, reinforces and supports adherence services for Enrollees while ensuring collaboration between the provider and Enrollee. Treatment adherence services include development and regular reassessment of an individualized treatment adherence plan for each Enrollee consistent with guidelines as developed by the AIDS Institute and assessment of the overall health and psychosocial needs of the Enrollee in order to identify potential barriers that may impact upon the level of adherence and the overall treatment plan.

c)	HIV Primary and Secondary Prevention and Risk-Reduction Services

HIV primary and secondary prevention and risk-reduction services include HIV primary and secondary prevention and risk- reduction education and counseling; education and counseling regarding reduction of perinatal transmission; harm reduction education and services; education to Enrollees regarding STDs and services available for ST treatment and prevention; counseling and supportive services for partner/spousal notification (pursuant to Chapter 163 of the Laws of 1998); and HIV community education, outreach and health promotion activities.

171.	Amend K.3, section 1 of Appendix K "Prepaid Benefit Package Definitions of Covered and Non- Covered Services" to read as follows:

K.3

Medicaid Managed Care Prepaid Benefit Package

Definitions of Non-Covered Services

The following services are excluded from the Contractor's Benefit Package, but are covered, in most instances, by Medicaid fee-for-service:

1.	Medical Non-Covered Services

a)	Personal Care Services

Prior to July 1, 2012, personal care services (PCS) provided through the Consumer Directed Personal Assistance Program (CDPAP) will be authorized and coordinated by the LDSS and covered under FFS. The Contractor will provide information to the Enrollee at the time of a request for PCS on how to participate in the CDPAP. The LDSS will be responsible for conducting nursing and social assessments to determine eligibility for CDPAP. The CDPAP permits chronically ill or physically disabled individuals greater flexibility and freedom of choice in obtaining some or total assistance with personal care services, home health aide services and skilled nursing tasks by a consumer directed personal assistant under the instruction, supervision and direction of the individual or their designated representative.

b)	Residential Health Care Facilities (RHCF)

Services provided in a Residential Health Care Facility (RHCF) to an individual who is determined by the LDSS to be in Permanent Status are not covered for Medicaid Managed Care (MMC) or Family Health Plus Enrollees. Family Health Plus covers only no permanent rehabilitation stays in RHCFs. Persons in permanent status in an RHCF are excluded from MMC and must be disenrolled. Once disenrolled, Medicaid beneficiaries will receive these services through Medicaid fee-for-service.

c)	Hospice Program

i)
Hospice is a coordinated program of home and inpatient care that provides non-curative medical and support services for persons certified by a physician to be terminally ill with a life expectancy of six (6) months or less. Hospice programs provide patients and families with palliative and supportive care to meet the special needs arising out of physical, psychological, spiritual, social and economic stresses which are experienced during the final stages of illness and during dying and bereavement.

ii)
Hospices are organizations which must be certified under Article 40 of the PHL. All services must be provided by qualified employees and volunteers of the hospice or by qualified staff through contractual arrangements to the extent permitted by federal and state requirements. All services must be provided according to a written plan of care which reflects the changing needs of the patient/family.

iii)
If an Enrollee becomes terminally ill and receives Hospice Program services he or she may remain enrolled and continue to access the Contractor's Benefit Package while Hospice costs are paid for by Medicaid fee-for-service.

d)
Prescription and Non-Prescription (OTC) Drugs, Medical Supplies, and Enteral Formula (through September 30, 2011). Coverage for drugs dispensed by community pharmacies, over the counter drugs, medical/surgical supplies and enteral formula are not included in the Benefit Package and will be paid for by Medicaid fee-for-service through September 30, 2011. Medical/surgical supplies are items other than drugs, prosthetic or orthotic appliances, or DME which have been ordered by a qualified practitioner in the treatment of a specific medical condition and which are: consumable, non-reusable, disposable, or for a specific rather than incidental purpose, and generally have no salvageable value (e.g. gauze pads, bandages and diapers). Pharmaceuticals and medical supplies routinely furnished or administered as part of a clinic or office visit are covered.

e)	Emergency and Non-Emergency Transportation (MMC only)

According to a county-by-county phase-in schedule to be determined by SDOH and subject to implementation of a Medicaid, fee-for-service non-emergency medical transportation (NEMT) manager, this benefit will be covered under Medicaid fee-for-service.

172.	Amend K.3, section 2.b) xi) of Appendix K “Prepaid Benefit Package Definitions of Covered and Non-Covered Services" to read as follows:

xi)
Risperidone microspheres (Risperdal® Consta®), paliperidone palmitate (Invega,© Sustenna®), and olanzapine (Zyprexa® RelprevvTM) are injectable mental health drugs used for management of patients with schizophrenia, furnished as part of a clinic or office visit. These drugs are covered through Medicaid fee-for-service for all MMC Enrollees through September 30, 2011. Effective October 1, 2011, they are covered through Medicaid fee-for-service for mainstream MMC SSI/SSI-related Enrollees, only.

173.	Amend K.3, section 3 i) of Appendix K "Prepaid Benefit Package Definitions of Covered and Non-Covered Services" to read as follows:

i)	Personal Emergency Response System (PERS) (Until January 1, 2012)

PERS are covered on a fee-for-service basis through contracts between the LDSS and PERS vendors through December 31, 2011.

174.	Amend K.4 of Appendix K "Prepaid Benefit Package Definitions of Covered and Non-Covered Services" to read as follows:

K.4
Family Health Plus
Non-Covered Services

1.	Non-Emergency Transportation Services (except for 19 and 20 year olds receiving C/THP Services per K.2, Section 23. e) of this Appendix)

2.	Personal Care Services

3.	Private Duty Nursing Services

4.	Long Term Care - Residential Health Care Facility Services

5.	Pharmacy Items (covered through Medicaid fee-for-service program through September 30, 2011)

6.	Medical Supplies

7.	Alcohol and Substance Abuse (ASA) Services Ordered by the LDSS

8.	Office of Mental Health/ Office of Mental Retardation and Developmental Disabilities Services

9.	School Supportive Health Services

10.	Comprehensive Medicaid Case Management (CMCM)

11.	Directly Observed Therapy for Tuberculosis Disease

12.	AIDS Adult Day Health Care

13.	HIV COBRA Case Management

14.	Home and Community Based Services Waiver

15.	Methadone Maintenance Treatment Program

16.	Day Treatment

17.	IPRT

18.	Infertility Services

19.	Adult Day Health Care

20.	School Based Health Care Services

21.	Personal Emergency Response System

175.	Amend Item 1. of Schedule 2 of Appendix M "Service Area Benefit Options and Enrollment Elections" to read as follows:

Schedule 2 of Appendix M

LDSS Election of Enrollment in Medicaid Managed Care
For Foster Care Children and Homeless Persons

1.
Effective March 1, 2011, and until such time as enrollment of these populations in Medicaid Managed Care becomes mandatory, in the Contractor's service area, Medicaid Eligible Persons in the following categories will be eligible for Enrollment in the Contractor's Medicaid Managed Care product at the LDSS's option as described in (a) and (b) as follows, and indicated by an "X" in the chart below:

176.	The attached Appendix M “Service Area, Benefit Options, and Enrollment Elections” is substituted for the period beginning August 1, 2011.

177.	The attached Appendix P "Facilitated Enrollment and Federal Health Insurance Portability and Accountability Act" is substituted for the period beginning August 1, 2011.

178.	Add the attached Appendix 0 "New York State Department of Health Recipient Restriction Program Requirements for MMC and FHPlus Programs" for the period beginning August 1, 2011.

All other provisions of said AGREEMENT shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed or approved this AGREEMENT as of the dates appearing under their signatures.

CONTRACTOR SIGNATURE

By: [signature]

Robert Wycholis
(Printed Name)

Title: CEO

Date: 1/20/12

STATE AGENCY SIGNATURE

By: [signature]

Vallencia Lloyd
(Printed Name)

Title: Director, DHPCO

Date: 1/30/12

State Agency Certification:
In addition to the acceptance of this contract, I also certify that original copies of this signature page will be attached to all other exact copies of this contract.

STATE OF NEW YORK )
) SS.:
County of New York )

On the 20 day of January in the year 2012 before me, the undersigned, personally appeared Robert Wycholis, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their/ capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

[signature]
(Notary)

LEANDRA I HERNANDEZ
Notary Public - State of New York
NO. 01HE6242112
Qualified in Bronx County
My Commission Expires 2015

Approved:

Approved:

ATTORNEY GENERAL

APPROVED AS TO FORM
NYS ATTORNEY GENERAL

Title:

Date: FEB 23 2012

Lorraine I. Remo
LORRAINE I. REMO
PRINCIPAL ATTORNEY

Thomas P. DiNapoli
STATE COMPTROLLER

APPROVED
DEPT. OF AUDIT & CONTROL

Title:

Date: MAR 12 2012

[signature]
THE STATE COMPTROLLER

APPENDIX A
)
)

STANDARD CLAUSES FOR NEW YORK STATE CONTRACTS

STANDARD CLAUSES FOR NYS CONTRACTS

TABLE OF CONTENTS

1.	EXECUTORY CLAUSE	3
2.	NON-ASSIGNMENT CLAUSE	3
3.	COMPTROLLER'S APPROVAL	3
4.	WORKERS' COMPENSATION BENEFITS	3-4
5.	NON-DISCRIMINATION REQUIREMENTS	4
6.	WAGE AND HOURS PROVISIONS	4
7.	NON-COLLUSIVE BIDDING CERTIFICATION	4
8.	INTERNATIONAL BOYCOTT PROHIBITION	4
9.	SET-OFF RIGHTS	4
10.	RECORDS	5
11.	IDENTIFYING INFORMATION AND PRIVACY NOTIFICATION	5
12.	EQUAL EMPLOYMENT OPPORTUNITIES FOR MINORITIES AND WOMEN	6-8
13.	CONFLICTING TERMS	8
14	GOVERNING LAW	8
15	LATE PAYMENT	8
16.	NO ARBITRATION	8
17.	SERVICE OF PROCESS	8
18.	PROHIBITION ON PURCHASE OF TROPICAL HARDWOODS	8-9
19.	MACBRIDE FAIR EMPLOYMENT PRINCIPLES	9
20.	OMNIBUS PROCUREMENT ACT OF 1992	9-10
21.	RECIPROCITY AND SANCTIONS PROVISIONS	10
22.	COMPLIANCE WITH NEW YORK STATE INFORMATION SECURITY BREACH AND NOTIFICATION ACT	10
23.	COMPLIANCE WITH CONSULTANT DISCLOSURE LAW	10
24	PROCUREMENT LOBBYING	11
25.	CERTIFICATION OF REGISTRATION TO COLLECT SALES AND COMPENSATING USE TAX BY CERTAIN STATE CONTRACTORS, AFFILIATES AND SUBCONTRACTORS	11

STANDARD CLAUSES FOR NYS CONTRACTS

STANDARD CLAUSES FOR NYS CONTRACTS
The parties to the attached contract, license, lease, amendment or other agreement of any kind (hereinafter, "the contract" or this contract") agree to be bound by the following clauses which are hereby made a part of the contract (the word "Contractor" herein refers to any party other than the State, whether a contractor, licenser, licensee, lessor, lessee or any other party):

1.EXECUTORY CLAUSE. In accordance with Section 41 of the State Finance Law, the State shall have no liability under this contract to the Contractor or to anyone else beyond funds appropriated and available for this contract.

2.NON-ASSIGNMENT CLAUSE. In accordance with Section 138 of the State Finance Law, this contract may not be assigned by the Contractor or its right, title or interest therein assigned, transferred, conveyed, sublet or otherwise disposed of without the State's previous written consent, and attempts to do so are null and void. Notwithstanding the foregoing, such prior written consent of an assignment of a contract let pursuant to Article XI of the State Finance Law may be waived at the discretion of the contracting agency and with the concurrence of the State Comptroller where the original contract was subject to the State Comptroller's approval, where the assignment is due to a reorganization, merger or consolidation of the Contractor's business entity or enterprise. The State retains its right to approve an assignment and to require that any Contractor demonstrate its responsibility to do business with the State. The Contractor may, however, assign its right to receive payments without the

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State's prior written consent unless this contract concerns Certificates of Participation pursuant to Article 5-A of the State Finance Law.

3.COMPTROLLER'S APPROVAL. In accordance with Section 112 of the State Finance. Law (or, if this contract is with the State University or City University of New York, Section 353 or Section 6218 of the Education Law), if this contract exceeds $50,000 (or the minimum thresholds agreed to by the Office of the State Comptroller for certain S.U.N.Y. and C.U.N.Y. contracts), or if this is an amendment for any amount to a contract which, as so amended, exceeds said statutory amount, or if, by this contract, the. State agrees to give something other than money when the value or reasonably estimated value of such consideration exceeds $10,000, it shall not be valid, effective or binding upon the State until it has been approved by the State Comptroller and filed in his office. Comptroller's approval of contracts let by the Office of General Services is required when such contracts exceed $85,000 (State Finance Law Section 163.6.a).

4.    WORKERS' COMPENSATION BENEFITS. In accordance with Section 142 of the State Finance Law, this contract shall be void and of no force and effect unless the Contractor shall provide and maintain coverage during the life of this contract for the benefit of such employees as are required to be covered by the provisions of the Workers' Compensation Law.

5.    NON-DISCRIMINATION REQUIREMENTS. To the extent required by Article 15 of the Executive Law (also known as the Human Rights Law) and all other State and Federal statutory and constitutional non-discrimination provisions, the Contractor will not discriminate against any employee or applicant for employment because of race, creed, color, sex, national origin, sexual orientation, age, disability, genetic predisposition or carrier status, or marital status. Furthermore, in accordance with Section 220-e of the Labor Law, if this is a contract for the construction, alteration or repair of any public building or public work or for the manufacture, sale or distribution of materials, equipment or supplies, and to the extent that this contract shall be performed within the State of New York, Contractor agrees that neither it nor its subcontractors shall, by reason of race, creed, color, disability, sex, or national origin: (a) discriminate in hiring against any New York State citizen who is qualified and available to perform the work; or (b) discriminate against or intimidate any employee hired for the performance of work under this contract. If this is a building service contract as defined in Section 230 of the Labor Law, then, in accordance with Section 239 thereof, Contractor agrees that neither it nor its subcontractors shall by reason of race, creed, color, national origin, age, sex or disability: (a) discriminate in hiring against any New York State citizen who is qualified and available to perform the work; or (b) discriminate against or intimidate any employee hired for the performance of work under this contract. Contractor is subject to fines of $50.00 per person per day for any violation of Section 220-e or Section 239 as well as possible termination of this contract and forfeiture of all moneys due hereunder for a second or subsequent violation.

6.    WAGE AND HOURS PROVISIONS. If this is a public work contract covered by Article 8 of the Labor Law or a building service contract covered by Article 9 thereof, neither Contractor's employees nor the employees of its subcontractors may be required or permitted to work more than the number of hours or days stated in said statutes, except as otherwise provided in the Labor Law and as set forth in prevailing wage and supplement schedules issued by the State Labor Department. Furthermore, Contractor and its subcontractors must pay at least the prevailing wage rate and pay or provide the prevailing supplements, including the premium rates for overtime pay, as determined by the State Labor Department in accordance with the Labor Law. Additionally, effective April 28, 2008, if this is a public work contract covered by Article 8 of the Labor Law, the Contractor understands and agrees that the filing of payrolls in a manner consistent with Subdivision 3-a of Section 220 of the Labor Law shall be a condition precedent to payment by the State of any State approved sums due and owing for work done upon the project.

7.    NON-COLLUSIVE BIDDING CERTIFICATION. In accordance with Section 139-d of the State Finance Law, if this contract was awarded based upon the submission of bids, Contractor affirms, under penalty of perjury, that its bid was arrived at independently and without collusion aimed at restricting competition. Contractor further affirms that, at the time Contractor submitted its bid, an authorized and responsible person executed and delivered to the State a non-collusive bidding certification on Contractor's behalf.

8.INTERNATIONAL BOYCOTT PROHIBITION. In accordance with Section 220-f of the Labor Law and Section 139-11 of the State Finance Law, if this contract exceeds $5,000, the Contractor agrees, as a material condition of the contract, that neither the Contractor nor any substantially owned or affiliated person, firm, partnership or corporation has participated, is participating, or shall participate in an international boycott in violation of the federal Export Administration Act of 1979 (50 USC App. Sections 2401 et seq.) or regulations thereunder. If such Contractor, or any of the aforesaid affiliates of Contractor, is convicted or is otherwise found to have violated said laws or regulations upon the final determination of the United States Commerce Department or any other appropriate agency of the United States subsequent to the contract's execution, such contract, amendment or modification thereto shall be rendered forfeit and void. The Contractor shall so notify the State Comptroller within five (5) business days of such conviction, determination or disposition of appeal (2NYCRR 105.4).

9.SET-OFF RIGHTS. The State shall have all of its common law, equitable and statutory rights of set-off. These rights ,shall include, but not be limited to, the State's option to withhold for the purposes of set-off any moneys due to the Contractor under this contract up to any amounts due and owing to the State with regard to this contract, any other contract with any State department or agency, including Any contract for a" term commencing prior to the term of this contract, plus any amounts due and owing to the State for any other reason including, without limitation, tax delinquencies, fee delinquencies or monetary penalties relative thereto. The State shall exercise its set-off rights in accordance with normal State practices including, in cases of set-off pursuant to an audit, the finalization of such audit by the State agency, its representatives, or the.State Comptroller.

10.    RECORDS. The Contractor shall establish and maintain complete and accurate books, records, documents, accounts and other evidence directly pertinent to performance under this contract (hereinafter, collectively; "the Records"). The Records must be kept for the balance of the calendar year in which they were made and for six (6) additional years thereafter. The State Comptroller, the Attorney General and any other person or entity authorized to conduct an examination, as well as the agency or agencies involved in this contract, shall have access to the Records during normal business hours at an office of the Contractor within the State of New York or, if no such office is available, at a mutually agreeable and reasonable venue within the State, for the term specified above for the purposes of inspection, auditing and copying. The State shall take reasonable steps to protect from public disclosure any of the Records which are exempt from disclosure under Section 87 of the Public Officers Law (the "Statute") provided that:

(i) the Contractor shall timely inform an appropriate State official, in writing, that said records should not be disclosed; and (ii) said records shall be sufficiently identified; and (iii) designation of said records as exempt under the Statute is reasonable. Nothing contained herein shall diminish, or in any way adversely affect, the State's right to discovery in any pending or future litigation.

11.	IDENTIFYING INFORMATION AND PRIVACY NOTIFICATION.
(a) Identification Number(s). Every invoice or New York State Claim for Payment submitted to a New York State agency by a payee, for payment for the sale of goods or services or for transactions (e.g., leases, easements, licenses, etc.) related to real or personal property must include the payee's identification number. The number is any or all of the following: (i) the payee's Federal employer identification number, (ii) the payee's Federal social security number, and/or (iii) the payee's Vendor Identification Number assigned by the Statewide Financial System. Failure to include such number or numbers may delay payment. Where the payee does not have such number or numbers, the payee, on its invoice or Claim for Payment, must give the reason or reasons why the payee does not have such number or numbers.
(b) Privacy Notification. (1) The authority to request the above personal information from a seller of goods or services or a lessor of real or personal property, and e authority to maintain such information, is found in Section 5 of the State Tax Law. Disclosure of this information by the seller or lessor to the State is mandatory. The principal purpose for which the information is collected is to enable the State to identify individuals, businesses and others who have been delinquent in filing tax returns or may have understated their tax liabilities and to generally identify persons affected by the taxes administered by the Commissioner of Taxation and Finance. The information will be used for tax administration purposes and for any other purpose authorized by law. (2) The personal information is requested by the purchasing unit of the agency contracting to purchase the goods or services or lease the real or personal property covered by this contract or lease. The information is maintained in the Statewide Financial System by the Vendor Management Unit within the Bureau of State Expenditures, Office of the State Comptroller, 110 State Street, Albany, New York 12236.

12.    EQUAL EMPLOYMENT OPPORTUNITIES FOR MINORITIES AND WOMEN. In accordance with Section 312 of the Executive Law and 5 NYCRR 143, if this contract is: (i) a written agreement or purchase order instrument, providing for a total expenditure in excess of $25,000.00, whereby a contracting agency is committed to expend or does expend funds in return for labor, services, supplies, equipment, materials or any combination of the foregoing, to be performed for, or rendered or furnished to the contracting agency; or (ii) a written agreement in excess of $100,000.00 whereby a contracting agency is committed to expend or does expend funds for the acquisition, construction, demolition, replacement, major repair or renovation of real property and improvements thereon; or (iii) a written agreement in excess of $100,000.00 whereby the owner of a State assisted housing project is committed to expend or does expend funds for the acquisition, construction, demolition, replacement, major repair or renovation of real property and improvements thereon for such project, then the following shall apply and by signing this agreement the Contractor certifies and affirms that it is Contractor's equal employment opportunity policy that:
(a)The Contractor will not discriminate against employees or applicants for employment because of race, creed, color, national origin, sex, age, disability or marital status, shall make and document its conscientious and active efforts to employ and utilize minority group members and women in its work force on State contracts and will undertake or continue existing programs of affirmative action to ensure that minority group members and women are afforded equal employment opportunities without discrimination. Affirmative action shall mean recruitment, employment, job assignment, promotion, upgradings, demotion, transfer, layoff, or termination and rates of pay or other forms of compensation;
(b)at the request of the contracting agency, the Contractor shall request each employment agency, labor union, or authorized representative of workers with which it has a collective bargaining or other agreement or understanding, to furnish a written. statement that such employment agency, labor union or representative will not discriminate on the basis of race, creed, color, national origin, sex, age, disability or marital status and that such union or representative will affirmatively cooperate in the implementation of the Contractor's obligations herein; and (a)    the Contractor shall state, in all solicitations or advertisements for employees, that, in the performance of the State contract, all qualified applicants will be afforded equal employment opportunities without discrimination because of race, creed, color, national origin, sex, age, disability or marital status.
Contractor will include the provisions of "a", "b", and "c" above, in every subcontract over $25,000.00 for the construction, demolition, replacement, major repair, renovation, planning or design of real property and improvements thereon (the "Work") except where the Work is for the beneficial use of the Contractor. Section 312 does not apply to: (i) work, goods or services unrelated to this contract; or (ii) employment outside New York State. The State shall consider compliance by a contractor or subcontractor with the requirements of any federal law concerning equal employment opportunity which effectuates the purpose of this section. The contracting agency shall determine whether the imposition of the requirements of the provisions hereof duplicate or conflict with any such federal law and if such duplication or conflict exists, the contracting agency shall waive the applicability of Section 312 to the extent of such duplication or conflict. Contractor will comply with all duly promulgated and lawful rules and regulations of the Department of Economic Development's Division of Minority and Women's Business Development pertaining hereto.

13.CONFLICTING TERMS. In the event of a conflict between the terms of the contract (including attachments thereto and amendments thereof) and the terms of this Appendix A, the terms of this Appendix A shall control.

14.GOVERNING LAW. This contract shall be governed by the laws of the State of New York except where the Federal supremacy clause-requires otherwise.

15.LATE PAYMENT. Timeliness of payment and any interest to be paid to Contractor for late payment shall be governed by Article 11-A of the State Finance Law to the extent required by law.

16.NO ARBITRATION. Disputes involving this contract, including the breach or alleged breach thereof, may not be submitted to binding arbitration (except Where statutorily authorized), but must, instead, be heard in a court of competent jurisdiction of the State of New York.

17.SERVICE OF PROCESS. In addition to the methods of service allowed by the State Civil Practice Law Rules ("CPLR"), Contractor hereby consents to service of process upon it by registered or certified mail, return receipt requested. Service hereunder shall be complete upon Contractor's actual receipt of process or upon the State's receipt of the return thereof by the United States Postal Service as refused or undeliverable. Contractor must promptly notify, in writing, of each and every change of address to which service of process can be made. Service by the State to the last known address shall be sufficient. Contractor will have thirty (30) calendar days after service hereunder is complete in which to respond.

8

18.PROHIBITION ON PURCHASE OF TROPICAL HARDWOODS. The Contractor certifies and warrants that all wood products to be used under this contract award will be in .accordance with, but not limited to, the specifications and provisions of Section -165 of the State Finance Law, (Use of Tropical Hardwoods) which prohibits purchase and use of tropical hardwoods, unless specifically exempted, by the State or any governmental agency or political subdivision or public benefit corporation. Qualification for an exemption under this law will be the responsibility of the contractor to- establish to meet with the approval of the State.
In addition, when any portion of this contract involving the use of woods, whether supply or installation, is to be performed by any subcontractor, the prime Contractor will indicate and certify in the submitted bid proposal that the subcontractor has been informed and is in compliance with specifications and provisions regarding use of tropical hardwoods as detailed in §165 State Finance Law. Any such use must meet with the approval of the State; otherwise, the bid may not be considered responsive. Under bidder certifications, proof of qualification for exemption will be the responsibility of the Contractor to meet with the approval of the State.

19.MACBRIDE FAIR EMPLOYMENT PRINCIPLES. In accordance with the Macbride Fair Employment Principles (Chapter 807 of the Laws of 1992), the Contractor hereby stipulates that the Contractor either (a) has no business operations in Northern Ireland, or (b) shall take lawful steps in good faith to conduct any business operations in Northern Ireland in accordance with the Macbride Fair Employment Principles (as described in Section 165 of the New York State Finance Law), and shall permit independent monitoring of compliance with such principles.
20.OMNIBUS PROCUREMENT ACT OF 1992. It is the policy of New York State to maximize opportunities for the participation of New York State business enterprises, including minority and women-owned business enterprises as bidders, subcontractors and suppliers on its procurement contracts.
Information on the availability of New York State subcontractors and suppliers is available from:
NYS Department of Economic Development
Division for Small Business 30 South Pearl St -- 7th Floor Albany, New York 12245 Telephone: 518-292-5220 Fax: 518-292-5884
http://www.empire.state.ny.us

A directory of certified minority and women-owned business enterprises is available from:
NYS Department of Economic Development
Division of Minority and Women's Business Development
30 South Pearl St. 2nd Floor
Albany, New York 12245
Telephone: 518-292-5250
Fax: 518-292-5803
http://www.empire.state.ny.us

The Omnibus Procurement Act of 1992 requires that by signing this bid proposal or contract, as applicable, Contractors certify that whenever the total bid amount is greater than $1 million:

(a) The Contractor has made reasonable efforts to encourage the participation of New York State Business Enterprises as suppliers and subcontractors, including certified minority and women-owned business enterprises, on this project, and has retained the documentation of these efforts to be provided upon request to the State; The Contractor has complied with the Federal Equal Opportunity Act of 1972 (P.L. 92-261), as amended;
(b)    The Contractor agrees to make reasonable efforts to provide notification to New York State residents of employment opportunities on this project through listing any such positions with the Job Service Division of the New York State Department of Labor, or providing such notification in such manner as is consistent with existing collective bargaining contracts or agreements. The Contractor agrees to document these efforts and to provide said documentation to the State upon request; and
(c)    The Contractor acknowledges notice that the State may seek to obtain offset credits from foreign countries as a result of this contract and agrees to cooperate with the State in these efforts.
21.RECIPROCITY AND SANCTIONS PROVISIONS. Bidders are hereby notified that if their principal place of business is located in a country, nation, province, state or political subdivision that penalizes New York State vendors, and if the goods or services they offer will be substantially produced or performed outside New York State, the Omnibus Procurement Act 1994 and 2000 amendments (Chapter 684 and Chapter 383, respectively) require that they be denied contracts which they would otherwise obtain. NOTE: As of May 15, 2002, the list of discriminatory jurisdictions subject to this provision includes the states of South Carolina, Alaska. West Virginia, Wyoming, Louisiana and Hawaii. Contact NYS Department of Economic Development for a current list of jurisdictions subject to this provision.
22.    COMPLIANCE WITH NEW YORK STATE INFORMATION SECURITY    BREACH AND NOTIFICATION ACT. Contractor shall comply with the provisions of the New York State Information Security reach and Notification Act (General Business Law Section 899-aa; State Technology Law Section 208).
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23.    COMPLIANCE WITH CONSULTANT DISCLOSURE LAW. If this is a contract for consulting services, defined for purposes of this requirement to include analysis, evaluation, research, training, data processing, computer programming, engineering, environmental, health, and mental health services, accounting, auditing, paralegal, legal or similar services, then, in accordance with Section 163 (4-g) of the State Finance Law (as amended by Chapter 10 of the Laws of

2006), the Contractor shall timely, accurately and properly comply with the requirement to submit an annual employment report for the contract to the agency that awarded the contract, the Department of Civil Service and the State Comptroller.

24.PROCUREMENT LOBBYING. To the extent this agreement is a "procurement contract" as defined by State Finance Law Sections 139-j and 139-k, by signing this agreement the contractor certifies and affirms that all disclosures made in accordance with State. Finance Law Sections 139-j and 139-k are complete, true and accurate. In the event such certification is found to be intentionally false or intentionally incomplete, the State may terminate the agreement by providing written notification to the Contractor in accordance with the terms of the agreement.
25.CERTIFICATION OF REGISTRATION TO COLLECT SALES AND COMPENSATING USE TAX BY CERTAIN STATE CONTRACTORS, AFFILIATES AND SUBCONTRACTORS.
To the extent this agreement is a contract as defined by Tax Law Section 5-a, if the contractor fails to make the certification required by Tax Law Section 5-a or if during the term of the contract, the Department of Taxation and Finance or the covered agency, as defined by Tax Law 5-a, discovers that the certification, made under penalty of perjury, is false, then such failure to file or false certification shall be a material breach of this contract and this contract may be terminated, by providing written notification to the Contractor in accordance with the terms of the agreement, if the covered agency determines that such action is in the best interest of the State.

Appendix D

New York State Department of Health
MCO Outreach/Advertising Activities

D.1    Allowable Outreach and Integration of Facilitated Enrollment

D.2    Restricted Outreach

D.1    Allowable Outreach and Integration of Facilitated Enrollment (FE)

While costs associated with advertising are no longer included in the Capitation Rates for Medicaid, Family Health Plus and HIV SNP managed care programs, the Contractor may elect to perform outreach activities pursuant to the guidelines outlined below:

1.	The Contractor may develop and conduct outreach campaigns as described in Section 11.

2.	All outreach materials must be pre-approved by the New York State Department of Health (SDOH).

3.	The Contractor may develop outreach materials as described in Section 11.

4.	All outreach materials must be pre-approved by SDOH.

5.
SDOH will adhere to a sixty (60) day “file and use” policy, whereby materials submitted by the contractor must be reviewed and commented on within sixty (60) days of submission or the Contractor may assume the materials have been approved if the reviewer has not submitted any written comments to the Contractor.

6.	All materials must accurately reflect general information which is applicable to the average consumer of the Medicaid/FHPlus Programs.

7.	Materials must be written in prose that is understood at a fourth-to-sixth grade reading level and must be printed in at least ten (10) point type.

8.	Materials must be made available throughout the Contractor's entire service area. Materials may be customized for specific counties and populations within the Contractor's service area.

9.
The Contractor must make available written outreach material in a language other than English whenever at least five percent (5%) of the uninsured in any county of the service area speak that particular language and do not speak English as a first language. SDOH will inform the Contractor when the five percent (5%) threshold has been reached. Materials to be translated include those key materials, such as informational brochures, that are produced for routine distribution. SDOH will determine the need for other-than-English translations based on county-specific census data or other available measures.

10.
The Contractor may engage in outreach activities that include community-sponsored social gatherings, provider-hosted informational sessions, or Contractor-sponsored ever is for the purpose of reaching out to the uninsured population or retention of the Contractor's current membership as provided for in Appendix P. Events may include such activities as health fair workshops on health promotion, holiday parties and after school programs.

11.
Outreach materials may be developed for use at provider sites, LDSS and FE encounters. Once these materials are approved by SDOH, the Contractor may make them available to such places as: LDSS, community centers, markets, pharmacies, hospitals and other provider sites, schools, health fairs, and other areas where the uninsured are likely to gather.

12.	The Contractor, through the FE process, may continue to concentrate on the retention of their current membership through assistance with the eligibility recertification process.

13.
If the Contractor becomes aware during an FE encounter that an individual is currently enrolled in Medicaid fee-for-service and the individual wants assistance in enrolling in a health plan, the FE may assist the individual in doing a phone enrollment with the LDSS or Enrollment Broker. If during an FE encounter it is determined the individual is enrolled in an MMC/FHP health plan, the encounter must be promptly terminated. If during an FE encounter the individual voluntarily suggests dissatisfaction with a health plan in which he or she is enrolled, the individual should be referred to the enrollment broker or LDSS for assistance.

14.
The Contractor is limited to using one vehicle per borough/county for facilitated enrollment. Vehicles include recreational vehicles, trailers, cars, SUVs and vans. The Contractor must supply written justification at least one month prior to the date on which the Contractor wants to use an additional vehicle in a county/borough. The justification must describe the rationale for being in the area and the time period for which they will be in the area. No more than one vehicle may be deployed in Manhattan on any given day. The Contractor is prohibited from deploying vehicles in zip codes in which the Contractor has a Community Enrollment Office in New York City, Erie, Nassau, Rockland, Suffolk and Westchester Counties. The Contractor is prohibited from parking, its vehicles or setting up a table or kiosk within a two block radius of another MCO's Community Enrollment Office.

15.	The Contractor must adhere to the following rules regarding setting up tables on the street:

a)	tables must be located within ten (10) feet of the Contractor's community office;
b)tables may be set up where allowed by local law;

c)	tables may be set up at community events and in front of community outreach vehicles;

d)	tables must be staffed at all times.

D.2	Restricted Outreach

The Contractor is restricted from engaging in the following practices:

1.	Purchasing or otherwise acquiring or using mailing lists of uninsured persons from third party vendors, including providers.

2.
Outreach to current Medicaid/FHPlus enrollees of other health plans. If the Contractor becomes aware during an FE encounter that the individual is already enrolled in Public Health Insurance, the FE encounter must be promptly terminated.

3.	FE in emergency rooms or treatment areas.

4.	Telephone cold-calling or door to door solicitations at the homes of the uninsured.

5.
Conducting FE activities in locations that are not conducive to confidential and personal discussion between the Facilitated Enroller and the uninsured individual. Such locations include but are not limited to: banks, fast food restaurants and nail salons. These sites are not appropriate for the purposes of education and enrollment, unless prior arrangements have been made to meet an uninsured individual at one of these specified locations and privacy can be assured.

K.1 HIV
HIV SNP PREPAID BENEFIT PACKAGE

* See K.2 for Scope of Benefits
Note: If cell is blank, there is no coverage.

*	Covered Services	HIV SNP Non-SSI	HIV SNP HIV/AIDS SSI	HIV SNP Non-HIV/AIDS SSI (SSI uninfected children)	MFFS
1	Inpatient Hospital Services	Covered, unless admit date precedes Effective Date of Enrollment (see § 6.8 of this Agreement)	Covered, unless admit date precedes Effective Date of Enrollment (see § 6.8 of this Agreement) Covered	Covered, unless admit date precedes Effective Date of Enrollment (see § 6.8 of this Agreement)	Stay covered only when admit date precedes Effective Date of Enrollment (see § 6.8 of this Agreement)
2	Inpatient Stay Pending Alternate Level of Medical Care	Covered	Covered	Covered
3	Physician Services	Covered	Covered	Covered
4	Nurse Practitioner Services	Covered	Covered	Covered
5	Midwifery Services	Covered	Covered	Covered
6	Preventive Health Services	Covered	Covered	Covered
7	Second Medical/ Surgical Opinion	Covered	Covered	Covered

	Covered Services	HIV SNP Non-SSI	HIV SNP HIV/AIDS SSI	HIV SNP Non- HIV/AIDS SSI (SSI uninfected children)	MFFS
8	Laboratory Services	Covered	Covered	Covered	HIV phenotypic, virtual phenotypic and genotypic drug resistance tests and viral tropism testing.
9	Radiology Services	Covered	Covered	Covered
10	Prescription and Non- Prescription (OTC) Drugs, Medical Supplies, and Enteral Formula	Covered as of 10/1/11, including pharmaceuticals and medical supplies routinely furnished or administered as part of a clinic or office visit. Coverage excludes hemophilia blood factors.	Covered as of 10/1/11, including pharmaceuticals and medical supplies routinely furnished or administered as part of a clinic or office visit. Coverage excludes hemophilia blood factors.	Covered as of 10/1/11, including pharmaceuticals and medical supplies routinely furnished or administered as part of a clinic or office visit. Coverage excludes hemophilia blood factors.	Covered through 9/30/11. Effective 10/1/11, hemophilia blood factors covered through MFFS.
11	Smoking Cessation Products	Covered as of 10/1/11.	Covered as of 10/1/11.	Covered as of 10/1/11.	Covered through 9/30/11.

	Covered Services	HIV SNP Non- SSI	HIV SNP HIV/AIDS SSI	HIV SNP Non- HIV/AIDS SSI (SSI uninfected children)	MFFS
12	Rehabilitation Services
Covered. Effective 10/1/11, outpatient physical, occupational and speech therapy limited to 20 visits each per calendar year. Limits do not apply to Enrollees under age 21, Enrollees who are developmentally disabled, and Enrollees with traumatic brain injury.

Covered. Effective 10/1/11, outpatient physical, occupational and speech therapy limited to 20 visits each per calendar year. Limits do not apply to Enrollees under age 21, Enrollees who are developmentally disabled, and Enrollees with traumatic brain injury.

Covered. Effective 10/1/11, outpatient physical, occupational and speech therapy limited to 20 visits each per calendar year. Limits do not apply to Enrollees under age 21, Enrollees who are developmentally disabled, and Enrollees with traumatic brain injury.

13	EFSDT Services/Child Teen Health Program (C/THP)	Covered	Covered	Covered
14	Home Health Services	Covered	Covered	Covered
15	Private Duty Nursing Services	Covered	Covered	Covered
16	Hospice				Covered
17	Emergency Services Post-Stabilization Care Services (see also Appendix G of this Agreement)	Covered Covered	Covered Covered	Covered Covered
18	Foot Care Services	Covered	Covered	Covered

	Covered Services	HIV SNP Non-SSI	HIV SNP HIV/AIDS SSI	HIV SNP Non- HIV/AIDS SSI (SSI uninfected children)	MFFS
19	Eye Care and Low Vision Services	Covered	Covered	Covered
20	Durable Medical Equipment (DME)	Covered	Covered	Covered
21	Audiology, Hearing Aids Services and Products	Covered. Hearing aid batteries covered effective 10/1/11.	Covered. Hearing aid batteries covered effective 10/1/11.	Covered. Hearing aid batteries covered effective 10/1/11.	Hearing aid batteries through 9/30/11.
22	Family Planning and Reproductive Health Services	Covered	Covered	Covered	Covered pursuant to Appendix C of Agreement
23	Non-Emergency Transportation	Covered if included in Contractor's Benefit Package as per Appendix M of this Agreement until benefit is transferred to MFFS according to a phase-in schedule.	Covered if included in Contractor's Benefit Package as per Appendix M of this Agreement until benefit is transferred to MFFS according to a phase-in schedule.	Covered if included in Contractor's Benefit Package as per Appendix M of this Agreement until benefit is transferred to MFFS according to a phase-in schedule.	Covered if not included in Contractor's Benefit Package. Benefit to be covered by MFFS according to a phase-in schedule.

	Covered Services	HIV SNP Non-SSI	HIV SNP HIV/AIDS SSI	HIV SNP Non- HIV/AIDS SSI (SSI uninfected children)	MFFS
24	Emergency Transportation	Covered if included in Contractor's Benefit Package as per Appendix M of this Agreement until benefit is transferred to MFFS according to a phase-in schedule.	Covered if included in Contractor's Benefit Package as per Appendix M of this Agreement until benefit is transferred to MFFS according to a phase-in schedule.	Covered if included in Contractor's Benefit Package as per Appendix M of this Agreement until benefit is transferred to MFFS according to a phase-in schedule.	Covered if not included in Contractor's Benefit Package. Benefit to be covered by MFFS according to a phase-in schedule.
25	Dental Services	Covered if included in Contractor's Benefit Package as per Appendix M of this Agreement, except orthodontia.	Covered if included in Contractor's Benefit Package as per Appendix M of this Agreement, except orthodontia.	Covered if included in Contractor's Benefit Package as per Appendix M of this Agreement, except orthodontia.	Covered if not included in Contractor's Benefit Package. Orthodontia in all instances.
26	Court-Ordered Services	Covered, pursuant to court order (see also § 10.9 of this Agreement).	Covered, pursuant to court order (see also § 10.9 of this Agreement).	Covered, pursuant to court order (see also § 10.9 of this Agreement).
27	Prosthetic/Orthotic Services/ Orthopedic Footwear	Covered	Covered	Covered

	Covered Services	HIV SNP Non-SSI	HIV SNP HIV/AIDS SSI	HIV SNP Non- HIV/AIDS SSI (SSI uninfected children)	MFFS
28	Mental Health Services	Covered	Covered		Covered for HIV SNP non‑HIV/AIDS SSI Enrollees
29	Detoxification Services	Covered	Covered	Covered
30	Chemical Dependence Inpatient Rehabilitation and Treatment Services	Covered subject to stop loss	Covered subject to stop loss		Covered for HIV SNP non-HIV/AIDS SSI Enrollees
31	Chemical Dependence Outpatient				Covered
32	Experimental and/or Investigational Treatment	Covered on a case by case basis	Covered on a case by case basis	Covered on a case by case basis
33	Renal Dialysis	Covered	Covered	Covered
34	Residential Health Care Facility Services (RHCF)	Covered except for individuals in permanent placement.	Covered except for individuals in permanent placement.	Covered except for individuals in permanent placement.
35	Personal Care Services (PCS)	Covered. When only Level I services provided, limited to 8 hours per week. Consumer directed PCS covered as of July 1, 2012.	Covered. When only Level I services provided, limited to 8 hours per week. Consumer directed PCS covered as of July 1, 2012.	Covered. When only Level I services provided, limited to 8 hours per week. Consumer directed PCS covered as of July 1, 2012.	Consumer directed PCS covered until June 30, 2012.

	Covered Services	HIV SNP Non-SSI	HIV SNP HIV/AIDS SSI	HIV SNP Non- HIV/AIDS SSI (SSI uninfected children)	MFFS
36	Personal Emergency Response System (PERS)	Covered effective January 1, 2012.	Covered effective January 1, 2012.	Covered effective January 1, 2012.	Covered through December 31, 2011.
37	HIV SNP Enhanced Services: HIV SNP Care and Benefits Coordination; HIV Treatment Adherence Services; HIV Prevention and Risk Reduction Services	Covered	Covered	Covered

APPENDIX M

Service Area, Benefit Options, and Enrollment Elections

Schedule 1 of Appendix M

Service Area, Program Participation and
Prepaid Benefit Package Optional Covered Services

1.	Service Area

The Contractor's service area is comprised of the counties listed in Column A of this schedule in their entirety.

2.	Program Participation a Optional Benefit Package Covered Services

a)
For each county listed in Column A below, an entry of "yes" in the subsections of Columns B, C and D means the Contractor offers the MMC, FHPlus, and/or HIV SNP product and/or includes the optional service indicated in its Benefit Package.

b)
For each county listed in Column A below, an entry of "no" in the subsections of Columns B, C and D means the Contractor does not offer the MMC, FHPlus and/or HIV SNP product and/or does not include the optional service indicated in its Benefit Package.

3.	Effective Date

The effective date of this Schedule is August 1, 2011.

Schedule 2 of Appendix M

LDSS Election of Enrollment in Medicaid Managed Care
For Foster Care Children and Homeless Persons

1.
Effective March 1, 2011, and until such time as enrollment of these populations Medicaid Managed Care becomes mandatory, in the Contractor's service area, Medicaid Eligible Persons in the following categories will be eligible for Enrollment in the Contractor's Medicaid Managed Care product at the LDSS's option as described in (a) and (b) as follows, and indicated by an "X" in the chart below:

a)	Options for foster care children in the direct care of LDSS:

i)	Children in LDSS direct care are mandatorily enrolled in MMC (mandatory counties only);

ii)	Children in LDSS direct care are enrolled on a case by case basis in MMC (mandatory or voluntary counties);

iii)	All foster care children are Excluded from Enrollment in MMC (mandatory or voluntary counties).

b)	Options for homeless persons living in shelters outside of New York City:

i)	Homeless persons are mandatorily enrolled in MMC (mandatory counties only);

ii)	Homeless persons are enrolled on a case by case basis in MMC (mandatory or voluntary counties);

iii)	All homeless persons are Excluded from Enrollment in MMC (mandatory or voluntary counties).

c)	In the schedule below, an entry of "N/A" means not applicable for the purposes of this Agreement.

APPENDIX P

Facilitated Enrollment and Federal Health Insurance Portability and
Accountability Act ("HIPAA") Business Associate Agreements

P.1

Facilitated Enrollment Agreement

1.	Effective Date of Agreement/Service Area

a)
This Appendix shall become effective on the date specified in the written notice from SDOH to the Contractor to initiate Facilitated Enrollment services for the MMC and FHPlus Programs. The Contractor will perform Facilitated Enrollment in the counties/boroughs identified by the Department by written notice.

b)
This Appendix shall be effective subject to statutory authority to conduct Facilitated Enrollment for the MMC and/or FHPlus Program. The Contractor agrees to discontinue Facilitated Enrollment activities in either or both programs upon SDOH notice of loss of such statutory authority.

2.	Facilitated Enrollment Standards

The Contractor agrees to perform Facilitated Enrollment for the MMC and FHPlus Programs in accordance with the following standards:

a)	To provide an efficient and cost effective Facilitated Enrollment process approved by SDOH, including use of the "train-the-trainer" approach.

b)
To assure that all facilitators participate in the SDOH-sponsored training program for the MMC and FHPlus programs to be conducted by a private contractor to be selected by SDOH or other training approved by SDOH.

c)
To provide a sufficient number of facilitators at sites accessible and convenient to the population being served to assure applicants have timely access to Facilitated Enrollment. The Contractor will provide SDOH and the LDSS with a list of the fixed and non-fixed Enrollment facilitation sites and must update the list on a monthly basis. Subject to SDOH and LDSS approval, the Contractor may offer Facilitated Enrollment at additional sites not on the list that has already been submitted to SDOH and LDSS.

d)	To offer Facilitated Enrollment during hours that accommodate the patterns of the community being served, which must include early morning, evening, and/or weekend hours.

e)
To hire staff or designate existing staff who are culturally and linguistically reflective of the community the Contractor serves, including facilitators who are able to communicate to vulnerable and hard-to-reach populations (e.g., non-English speaking).

f)
To have mechanisms in place to communicate effectively with applicants who are vision or hearing impaired, e.g., the services of an interpreter, including sign language assistance for applicants who require such assistance, telecommunication devices for the deaf (TTY), etc.

g)
To comply with procedures and protocols that have been established by the LDSS and approved by SDOH and LDSS pursuant to Medicaid Administrative Directive 00 OMM/ADM-2 ("Facilitated Enrollment of Children into Medicaid, Child Health Plus and WIC") and any other directives issued by SDOH. To assist applicants to complete the FHPlus/MA/CHPlus joint application, and screen adults and family applicants to assess their potential eligibility for various programs using a documentation checklist and screening tool.

h)
To explain the application and documentation required and to help applicants obtain required documentation. The Contractor will also follow-up with applicants to ensure application/Enrollment and documentation completion.

i)
To educate all applicants that appear to be eligible for Enrollment, including adults and families, about managed care and how to access benefits in a managed care environment. This will include the distribution of SDOH approved material in English and other languages reflective of the community regarding all of New York State's health insurance coverage. This includes brochures and information developed by SDOH to explain health insurance coverage options available through FHPlus, CHPlus, and Medicaid Programs and various other public programs designed to support self sufficiency.

j)
To counsel all applicants that appear to be eligible for Enrollment, including adult individuals and families regarding selection of a participating MCO, and describe the important role of a Primary Care Provider (PCP) and the benefits of preventive health care. Facilitators must help applicants to determine the appropriate MCO to select based on their current health care needs and PCP availability. The Contractor will ensure facilitators have information available about the providers who participate in each MCO’s product available in the applicant's LDSS jurisdiction and have established procedures for inquiring into existing relationships with health care providers in order that the facilitators are able to provide assistance with PCP selection and able applicants to maintain existing relationships with providers to the fullest extent possible.

k)
To ensure that facilitators perform Facilitated Enrollment counseling in a neutral manner so that every applicant is able to make an informed decision in selecting the appropriate MCO for the applicant's needs.

l)	To comply with LDSS protocols for transmitting the FHPlus or MMC applicant's MCO choice directly to the appropriate LDSS or Enrollment Broker, when applicable.

m)
To follow-up on each application after a prescribed period of time with the appropriate LDSS to ensure that applications are being processed and that applicants are able to enroll and receive services in a timely manner.

n)
To provide all applicants with information about their rights regarding making a complaint to the LDSS about an eligibility determination and making a complaint to the MCO, LDSS or SDOH about a service decision.

o)	To submit the completed application and required documentation directly to the appropriate LDSS responsible for processing the application and making the eligibility determination.

p)
To assist individuals and families with recertifying or renewing their coverage prior to the expiration of their 12-month enrollment period (Lock-in period, pursuant to Section 7 of the Agreement to which this is a addendum), including assisting in the completion of the renewal form and collection of the required documentation on a timely basis, when enrollee seeks a facilitator's assistance with renewal.

q)	To cooperate with SDOH and LDSS monitoring efforts, including unannounced site visits.

r)	To comply with all applicable federal or state law, regulation, and/or administrative guidance, including any authority which supplements or supersedes the provisions set forth herein:

3.	Facilitated Enrollment Plan

a)
The Contractor must submit a Facilitated Enrollment plan to the SDOH prior to the contract award date or before facilitated enrollment services begin, whichever is sooner. Subsequent changes to the Facilitated Enrollment plan must be submitted to SDOI for approval at least sixty (60) days before implementation.

b)
The Facilitated Enrollment plan must include a description of the proposed facilitated enrollment activities that the Contractor intends to undertake during the contract period; a description of the information provided by facilitated enrollers including an overview of managed care; and staff training curriculum, development and responsibilities. The following must be included in the Contractor's description of materials to be used: distribution methods, primary facilitated enrollment locations, and a listing of the kinds of community service events the Contractor anticipates sponsoring and/or participating in for the purposes of providing information and/or distributing facilitated enrollment materials.

c)
The Contractor must describe how it is able to meet the informational needs, related to Facilitated Enrollment, for the physical and cultural diversity of Prospective Enrollees. This may include; but not be limited to: a description of the Contractor's provisions for Non-English speaking Prospective Enrollees, interpreter services, alternate communication mechanisms, including sign language, Braille, audio tapes, and/or use of Telecommunications Device for the Deaf (TDD)/TTY services and how the Contractor will make oral interpretation services available to Potential Enrollees and Enrollees free of charge.

d)
The Contractor shall describe measures for monitoring and enforcing compliance with these Guidelines by its facilitators including: the prohibition of door-to-door solicitation and cold-call telephoning; a description of the development of mailing lists Prospective Enrollees that maintains client confidentiality and that honors the client's express request for direct contact by the Contractor; a description and planned means of distribution of pre-enrollment gifts and incentives to Prospective Enrollees; and a description of the training, compensation and supervision of its facilitators.

4.	Facilitated Enrollment Schedules

The Contractor shall submit a monthly schedule of all facilitated enrollment activities to the DOH. A list of daily updates in not required.

5.	Facilitate Enrollment Activities

a)	Use of Community Outreach Vehicles:

i)
The Contractor is limited to using one vehicle per county/borough for facilitated enrollment. Vehicles include recreational vehicles, trailers, cars, SUVs and vans. The Contractor must supply written justification at least one month prior to the date on which the Contractor wants to use an additional vehicle in a county/borough. The justification must describe the rationale for being in the area and the time period which they will be in the area. No more than one vehicle may be deployed in Manhattan on any given day.

ii)	The driver of the Community Outreach Vehicle must be present at all times in the event that the vehicle must be moved to another location.

iii)
The Contractor is prohibited from deploying vehicles in zip codes in which the Contractor has a Community Enrollment Office in New York City, Erie, Nassau, Rockland, Suffolk and Westchester Counties. The Contractor is prohibited from parking its vehicles or setting up a table or kiosk within a two-block radius of another MCO’s Community Enrollment Office.

iv)	Vehicles shall not be used in restricted areas such as areas designated as "off limits" by local Police Departments.

v)	Vehicles used for purposes of marketing Medicare Advantage and other commercial products are not subject to the requirements above. Vehicles used for facilitated enrollment activities for Medicaid and Family Health Plus and Medicare Advantage or another commercial product are subject to the requirements above.

6.	Number of Facilitated Enrollers

The Contractor shall limit the staffing involved in the facilitated enrollment program to 150 FTEs for New York City and 75 FTEs for the metropolitan New York City area defined as Nassau, Suffolk, Westchester and Rockland counties. FTEs subject to the limit include facilitated enrollees and any other staff that conduct new enrollment, provide community presentations on coverage options and/or engage in outreach activities designed to develop leads. Managers and retention staff are not included in the limit as long as they do not personally conduct enrollments. This information must be reported on a monthly basis through the Health Commerce Network.

7.Compensation

a)
The Contractor shall not offer compensation to facilitators, including salary increases or bonuses, based solely on the number of individuals they enroll. However, the Contractor may base compensation of facilitators on periodic performance evaluations which consider enrollment productivity as one of several performance factors during a performance period, subject to the following requirements:

i)	"Compensation" shall mean any remuneration required to be reported as income or compensation for federal tax purposes;

ii)	The Contractor may not pay a "commission" or fixed amount per enrollment;

iii)	The Contractor may not award bonuses more frequently than quarterly, or for an annual amount that exceeds ten percent (10%) of a facilitator's total annual compensation;

iv)	Sign-on bonuses for facilitators are prohibited;

v)
Where productivity is a factor in the bonus determination, bonuses must be structured in such a way that productivity carries a weight of no more than 30% of the total bonus and that application quality/accuracy must carry a weight equal to or greater than the productivity component;

vi)
The Contractor must limit salary adjustments for facilitators to annual adjustments except where the adjustment occurs during the first year of employment after a traditional trainee/probationary period or in the event of a company wide adjustment;

vii)	The Contractor is prohibited from reducing base salaries for facilitators for failure to meet productivity targets;

viii)	The Contractor is prohibited from offering non-monetary compensation such as gifts and trips to facilitators;

ix)
The Contractor shall have human resources policies and procedures for the earning and payment of overtime and must be able to provide documentation (such as time sheets) to support overtime compensation.

b)
The Contractor shall keep written documentation, including performance evaluation tools, of the basis it uses for awarding bonuses or increasing the salary of facilitators and employees involved in the facilitated enrollment program and make such documentation available for inspection by SDOH or the LDSS.

8.SDOH Responsibilities

a)
SDOH will be responsible for ensuring that the Contractor's policies and procedures related to facilitated enrollment are appropriate to meet the needs of applicants and comply with state and federal laws, regulations, and administrative guidance.

b)	Prior to commencement and/or expansion of the Contractor's Facilitated Enrollment to program applicants, SDOH will:

i)
Conduct a review to assure that the Contractor has established policies and procedures satisfactory to SDOH regarding the processing of applications, communications, contact persons, and interactions with other MCOs, if applicable.

ii)	Review schedules of sites and times, staffing, and Facilitated Enrollment locations.

iii)	Ensure that all Contractor facilitators have undergone the required training.

iv)
Approve amended written protocols between the MSS and the Contractor, which detail MMC/FHPlus operations and practices to assure that the unique needs and concerns of the local districts are addressed.

v)	Assess the Contractor's MCO selection process to assure that applicants are presented with unbiased information regarding MCO selection.

vi)	Approve all subcontracting arrangements and all publicity and educational materials submitted by the Contractor to assure that Enrollment information is comprehensive.

vii)	Monitor Facilitated Enrollment through fixed site monitoring, complaint monitoring and surveys of individuals enrolled in MMC or FHPlus as a result of Facilitated Enrollment.

viii)	Approve the Contractor's written internal quality assurance protocols for Facilitated Enrollment.

ix)	Approve the Contractor's Facilitated Enrollment Plan.

9.	Quality Assurance

a)
The Contractor will establish a quality assurance plan, including protocols to be reviewed and approved by SDOH, which ensures timely access to Facilitated Enrollment counseling for applicants. The Contractor will ensure that all applications completed with the assistance of the Contractor's facilitators are reviewed for quality and completed prior to being submitted to the LDSS, and are completed and submitted to the LDSS within the time frames required by the protocols.

b)
SDOH will monitor and evaluate the Contractor's Facilitated Enrollment performance in accordance with the terms and conditions contained in Section 3 above. SDOH may, at its discretion, conduct targeted reviews to assess the performance of facilitators, including reviews of incomplete or erroneous applications.

10.	Confidentiality

a)	The Contractor shall maintain confidentiality of applicant and Enrollee information in accordance with protocols developed by the Contractor and approved by SDOH.

b)
Information concerning the determination of eligibility for MMC, CHPlus, and FHPlus may be shared by the Contractor (including its employees and/or subcontractors) and the SDOH, LDSS, and the Enrollment Broker, provided that the applicant has given appropriate written authorization on the application and that the release of information is being provided solely for purposes of determining eligibility or evaluating the success of the program.

c)
Contractor acknowledges that any other disclosure of Medicaid Confidential Data ("MCD") without prior, written approval of the SDOH MCD Review Committee ("MCDRC") is prohibited. Accordingly, the Contractor will require and ensure that any approved agreement or contract pertaining to the above programs contains a statement that the subcontractor or other contracting party may not further disclose the MCD without such approval.

d)
Contractor assures that all persons performing Facilitated Enrollment activities will receive appropriate training regarding the confidentiality of MCD and provide SDOH with a copy of the procedures that Contractor has developed to sanction such persons for any violation of MCD confidentiality.

e)	Upon termination of this Agreement for any reason, Contractor shall ensure that program data reporting is complete and shall certify that any electronic or paper copies of MCD collected or maintained in connection with this Agreement have been removed and destroyed.

11.Outreach and Information Dissemination

a)	The Contractor shall provide prospective enrollees, upon request, with pre-enrollment and post enrollment information pursuant to PHL§4408 and SSL §364-j.

b)
The Contractor shall provide prospective enrollees, upon request, with the most current and complete listing of participating providers, as described in Section 13.2(a) of this Agreement, in hardcopy, along with any updates to that listing.

c)	Contractor agrees to comply with the following restrictions regarding Facilitated Enrollment:

i)	No Facilitated Enrollment will be permitted in emergency rooms or treatment areas; Facilitated Enrollment may be permitted in patient rooms only upon request by the patient or their representative.

ii)	No telephone cold-calling and no door-to-door solicitations at the homes of prospective Enrollees.

iii)	No facilitated enrollment may occur at homeless shelters.

iv)
No incentives to Prospective Enrollees to enroll in. an MCO are allowed. The Contractor may offer nominal gifts of not more than five ($5.00) in fair-market value as part of a health fair or facilitated enrollment activity to stimulate interest it the MMC or FHPlus program and/or the Contractor. Such gifts must be pre-approved by the SDOH and offered without regard to enrollment. The Contractor must submit a listing and description of intended items to be distributed during facilitated enrollment activities as nominal gifts, including a listing of item donors or cosponsors for approval. The submission of actual samples or photographs of intended nominal gifts will not be routinely required, but must be made available upon request by the SDOH reviewer.

v)	No facilitated enrollment may occur within a two block perimeter of an HRA facility.

vi)
No facilitated enrollment may occur in locations that are not conducive to confidential and personal discussion between the Facilitated Enrollment and the uninsured individual. Locations include but are not limited to, banks, fast food restaurants and nail salons unless prior arrangements have been made to meet an uninsured individual at one of these specified locations and privacy can be assured.

vii)
The Contractor is not allowed to set up tables throughout the City unless a facilitated enroller is present to communicate with prospective enrollees. The Contractor must obtain permission from the proprietor when using a card display rack or similar type of product.

d)	The Contractor is responsible for local publicity regarding locations and hours of operation of Facilitated Enrollment sites.

e)
The Contractor may use only SDOH approved information in conducting Facilitated Enrollment; but the Contractor can tailor materials to the needs of individual communities, subject to SDOH approval of any such modifications.

12.Sanctions for Non-Compliance

If the Contractor is found to be out of compliance with the terms and conditions required under Facilitated Enrollment, SDOH may suspend facilitated enrollment activities to protect the interest of potential enrollees and the integrity of the facilitated enrollment program.

The SDOH, in consultation with the LDSS, may terminate the Contractor's responsibilities relating to Facilitated Enrollment if the Contractor commits further infractions, fails to implement a corrective action plan in a timely manner or commits an egregious first-time infraction, in addition to any other legal remedy available to SDOH in law or equity. SDOH will give the Contractor sixty (60) days written notice if it determines that the Contractor's Facilitated Enrollment responsibilities must be terminated.

13.Contractor Termination of Facilitated Enrollment

The Contractor may terminate its Facilitated Enrollment responsibilities under this Agreement upon sixty (60) day written notice to the SDOH.

P.2

Federal Health Insurance Portability and Accountability Act ("HIPAA")
Business Associate Agreement (Agreement)

With respect to its performance of Facilitated Enrollment services for Family Health Plus and Medicaid, the Contractor shall comply with the following:

1.	Definitions

a)	Business Associate shall mean the Contractor.

b)	Covered Program shall mean the State.

c)
Other terms used, but not otherwise defined, in this Agreement shall have the same meaning as those terms in the federal Health Insurance Portability and Accountability Act of 1996 (HIPAA), the Health Information Technology for Economic and Clinical Health Act ("HITECH") and implementing regulations, including those at 45 CFR Parts 160 and 164.

2.	Obligations and Activities of the Business Associate

a)	The Business Associate agrees to not use or further disclose Protected Health Information other than as permitted or required by this Agreement or as required by law.

b)
The Business Associate agrees to use the appropriate administrative, physical and technical safeguards to prevent use or disclosure of the Protected Health Information other than as provided for by this Agreement and to implement administrative, physical, and technical safeguards to prevent use or disclosure of the Protected Health Information other than as provided for by this Agreement.

c)
The Business Associate agrees to mitigate, to the extent practicable, any harmful effect that is known to the Business Associate of a use or disclosure of Protected Health Information by the Business Associate in violation of the requirements of this Agreement.

d)
The Business Associate agrees to report to the Covered Program as soon as reasonably practicable, any use or disclosure of the Protected Health Information not provided for by this Agreement of which it becomes aware. The Business Associate also agrees to report to the Covered Entity any Breach of Unsecured Protected Health Information of which it becomes aware. Such report shall include, to the extent possible:

i)	A brief description of what happened, including the date of the Breach and the date of the discovery of the it reach, if known;

ii)
A description of the types of Unsecured Protected Health Information that were involved in the Breach (such as whether full name, social security number, date of birth, home address, account number, diagnosis, disability code; or other types of information were involved);

iii)	Any steps individuals should take to protect themselves from potential harm resulting from the breach;

iv)	A description of what the [gush-less Associate is doing to it investigate the breach, to mitigate harm to individuals, and to protect against any further breaches; and

v)	Contact procedures for the Covered Program to ask questions or learn additional information.

e)
The Business Associate agrees to ensure that any agent, including a subcontractor, to whom it provides Protected Health Information received from, or created or received by the Business Associate on behalf of the Covered Program agrees to the same restrictions and conditions that apply through this Agreement to the Business Associate with respect to such information.

f)
The Business Associate agrees to provide access, at the request of the Covered Program, and in the time and manner designated by the Covered Program, to Protected Health Information in a Designated Record Set, to the Covered Program in order for the Covered Program to comply with 45 CFR § 164.524.

g)
The Business Associate agrees to make any amendment(s) to Protected Health Information in a Designated Record Set that the Covered Program directs in order for the Covered Program to comply with 45 CFR § 164.524.

h)
The Business Associate agrees to make internal practices, books, and records, including policies and procedures and Protected Health Information, relating to the use d disclosure of Protected Health Information received from, or created or received by the Business Associate on behalf of, the. Covered Program available to the Covered Program, or to the Secretary of the federal Department of Health and Human Services, in a time and manner designated by the Covered Program or the Secretary, for purposes of the Secretary determining the Covered Program's compliance with IPAA, ITECH and 45 CFR Parts 160 and 164.

i)	The Business Associate agrees to document such disclosures of Protected Health Information and information related to such disclosures as would be required for the

Covered Program to respond to a request by an Individual for an accounting of disclosures of Protected Health Information in accordance with 45 CFR § 164.528.

j)
The Business Associate agrees to provide to the Covered Program, in a time and manner designated by the Covered Program, information collected in accordance with this Agreement, to permit the Covered Program to comply with 45 CFR § 164.528.

k)
The Business Associate agrees to comply with the security standards for the protection of electronic protected health information in 45 CFR § 164.308, 45 CFR § 164.310, 45 CFR § 164.312 and 45 CFR § 164.316.

3.	Permitted Uses and Disclosures by Business Associate

a)
General Use and Disclosure Provisions. Except as otherwise limited in this Agreement, the Business Associate may only use or disclose Protected Health Information necessary to perform functions, activities, or services for, or on behalf of, the Covered Program as specified in this Agreement.

b)	Specific Use and Disclosure Provisions

i)
Except as otherwise limited in this Agreement, the Business Associate may disclose Protected Health Information for the proper management and administration of the Business Associate, provided that disclosures are required by law, Business Associate obtains reasonable assurances from the person to whom the information is disclosed that it will remain confidential and used or further disclosed required by law or for the purpose for which it was disclosed to the person, and the person notifies the Business Associate of any instances of which it is aware in which the confidentiality of the information has been breached.

ii)
Except as otherwise limited in this Agreement, Business Associate may use Protected Health Information for the proper management and administration of the Business Associate or to carry out its legal responsibilities and to provide Data Aggregation services to Covered Program as permitted by 45 CFR § 164.504(e)(2)(i)(B). Data Aggregation includes the combining of protected information created or received by a Business Associate through its activities under this Agreement with other information gained from other sources.

iii)	The Business Associate may use Protected Health Information to report violations of law to appropriate federal and State authorities, consistent with 45 CF § 164.502(j)(1).

4.	Obligations of Covered Program

a)	Provisions for the Covered Program to Inform the Business Associate Of Privacy Practices and Restrictions

i)
The Covered Program shall notify the Business Associate of any limitation (s) in its notice of privacy practices of the Covered Program in accordance with 45 CFR § 164.520, to the extent that such limitation may affect the Business Associate's use or disclosure of Protected Health Information.

ii)
The Covered Program shall notify the Business Associate of any changes in, or revocation of, permission by the Individual to use or disclose Protected Health Information, to the extent that such changes may affect the. Business Associate's use or disclosure of Protected Health Information.

iii)
The Covered Program shall notify the Business Associate of any restriction to the use or disclosure of Protected Health Information that the Covered Program has agreed to in accordance with 45 CFR § 164.522, to the extent that such restriction may affect the Business Associate's use or disclosure of Protected Health Information.

5.	Permissible Requests by Covered Program

The Covered Program shall not request the Associate to use or disclose Protected Health Information in any manner that would not be permissible under the Privacy Rule if clone by Covered Program, except if the Business Associate will use or disclose protected health information for, and the contract includes provisions for, data aggregation or management and administrative activities of Business Associate.

6.	Term and Termination

a)	This Agreement shall be effective as of the date noted in Section P.1 (1) of this Appendix.

b)
Termination for Cause. Upon the Covered Program's knowledge of a material breach by Business Associate, Covered Program may provide an opportunity for the Business Associate to cure the breach and end the violation or may terminate this Agreement and the master Agreement if the Business Associate does not cure the breach and end the violation within the time specified by Covered Program, or the Covered Program may immediately terminate this Agreement and the master Agreement if the Business Associate has breached a material term of this Agreement and cure is not possible. If the Covered Program terminates this Agreement for cause under this paragraph, all Protected Health Information provided by Covered Program to Business Associate, or created or received by Business Associate on, behalf of Covered Program, shall be destroyed or returned to the Covered Program in accordance with paragraph (c) of this section.

c)	Effect of Termination.

i)
Upon termination of this Agreement for any reason all of the Protected Health Information provided by Covered Program to Business Associate, or created or received by Business Associate on behalf of Covered Program, shall be destroyed or returned to Covered Program in accordance with the following:

A)
Protected Health Information provided to Business Associate on either the Growing Up Healthy or Access New York Health Care applications that have been fully processed by Business Associate shall be destroyed by Business Associate, or, if it is infeasible for Business Associate to destroy such information, Business Associate shall provide to the Covered Program notification of the conditions that make destruction infeasible and, upon mutual agreement of the Parties, return Protected Health Information to the Covered Program.

B)
Upon termination of this Agreement for any reason, Protected Health Information provided to Business Associate on either the Growing Up Healthy or Access York Health Care applications that have not been fully processed by Business Associate shall be returned to the Covered Program.

C)	No copies of the Protected Health Information shall be retained by the Business Associate once this Agreement has been terminated.

7.	Violations

a)
It is further agreed that any violation of this Agreement may cause irreparable harm to the State; therefore, the State may seek any other remedy, including an injunction or specific performance for such harm, without bond, security or necessity demonstrating actual damages.

b)
The Business Associate shall indemnify and hold the State harmless against all claims and costs resulting from acts/omissions of the Business Associate in connection with the Business Associate's obligations under this Agreement. The Business Associate fully liable for the actions of its agents, employees, partners or subcontractors and shall fully indemnify and save harmless the State from suits, actions, damages and costs, of every name and description relating to breach notification required by 45 CFR Part 164 Subpart 9, or State Technology Law Section 208, caused by any intentional act or negligence of the Business Associate, its agents, employees, partners or subcontractors, without limitation; provided however, that the Business Associate shall not indemnify for that portion of any claim, loss or damage arising hereunder due to the negligent act or failure to act of the State.

8.	Miscellaneous

a)	Regulatory References. A reference in this Agreement to a section in the Code of Federal Regulations means the section as in effect or as amended, and for which compliance is required.

b)
Amendment. The Business Associate and the Covered Program agree to take such action as is necessary to amend this Agreement from time to time as is necessary for the Covered Program to comply with the requirements of HIPAA, HITECH and 45 CFR Parts 160 and 164.

c)	Survival. The respective rights and obligations of the Business Associate under Section 6 of this Appendix shall survive the termination of this Agreement.

d)	Interpretation. Any ambiguity in this Appendix shall be resolved in favor of a meaning that permits the Covered Program to comply with IPAA, HITECH and 45 CFR Parts 160 and 164.

e)	If anything in this Agreement conflicts with a provision of any other agreement on this matter, this Agreement is controlling.

f)
HIV/AIDS. If HIV/AIDS information is to be disclosed under this Agreement, the Business Associate acknowledges that it has been informed of the confidentiality requirements of Article 27-F of the Public Health Law.

APPENDIX Q

New York State Department of Health
Recipient Restriction Program Requirements
for MMC and FHPlus Programs

SDOH Recipient Restriction Program Requirements

The Recipient Restriction Program is intended to reduce the cost of inappropriate utilization of Medicaid and FHPlus covered services by identifying and managing Enrollees exhibiting abusive or fraudulent behavior. Through increased coordination of medical services that control the number of providers the Enrollee may select for care and the referrals to services, medications, and equipment, Enrollees targeted for the Recipient Restriction Program are ensured access to medically necessary quality health care, and unnecessary costs to the Medicaid program are prevented.

1.	Definitions

a)
Recipient Restriction Program (RRP) means the Contractor's program whereby selected Enrollees with a demonstrated pattern of abusing or misusing Benefit Package services may be restricted to one or more RRP Providers for receipt of medically necessary services included in the Benefit Package.

b)
FFS Recipient Restriction Program (FRRP) means a medical review and administrative mechanism performed by the Office of the Inspector General (OMIG) whereby selected Medicaid recipients with a demonstrated pattern of abusing or misusing Medicaid benefits may be restricted to one or more health care providers.

c)
Restricted Enrollee means an Enrollee who has engaged in Abusive Practices or demonstrated a pattern of misuse of a category of Medicaid or FHPlus benefits and has been restricted by either the Contractor or OMIG to receive certain services only from an assigned RRP Provider. The amount, duration and scope of the Medicaid or FHPlus benefit is not otherwise reduced.

d)	RRP Provider means a Participating Provider who is enrolled in the FFS Medicaid program or who possesses a non-billing Medicaid identification number, and is:

i)	an inpatient hospital responsible for all covered non-emergency inpatient services to the Restricted Enrollee;

ii)	a pharmacy responsible for providing all covered and authorized drugs and pharmaceutical supplies to the Restricted Enrollee;

iii)	a dentist or dental clinic responsible for providing or arranging referrals for all dental care for the Restricted Enrollee;

iv)
a PCP, specialty provider acting as the PCP, or a primary care clinic responsible for managing the healthcare of the Restricted Enrollee, including referrals to specialty services, as specified by Section 21 of this Agreement; and

v)
other providers, including ancillary services, responsible for delivery of services included in the Benefit Package as may be required to ensure access and coordination of medically necessary covered services for the Restricted Enrollee.

e)	Abusive Practice means an Enrollee who(se):

i)	Medicaid Benefits or MCO identification card is used or attempted to be used to obtain services for an unauthorized person;

ii)
Medicaid Benefits or MCO identification card is used or attempted to be used to present a forged or altered prescription or fiscal order to a FFS provider or Participating Provider to obtain supplies, drugs or services under the Medicaid program;

iii)	presents a forged or altered prescription or fiscal order to a FFS provider or Participating Provider to obtain supplies, drugs or services;

iv)	is in possession of more than one Medicaid Benefits identification card which represent more than one Medicaid active cases;

v)
sells or trades, or attempts to sell or trade, drugs or supplies acquired with a Medicaid Benefits or MCO identification card or whose Medicaid Benefits MCO identification card is used or attempted to be used to sell or trade, drugs or supplies acquired with a Medicaid Benefits or MC identification card;

vi)	leaves an emergency department or urgent care clinic against medical advice after receiving controlled substances on three or more occasions within a one-month period;

vii)	obtains or attempts to obtain the same type of controlled substances from three or more different pharmacies in a one-month period;

viii)	obtains or attempts to obtain the same type of durable medical equipment from three or more different durable medical equipment dealers in a three-month period; or

ix)	refills more than five prescriptions, in any consecutive six-month period, than 10 days before the original prescription is complete.

f)
RRP Review Team (RRPRT) means a Contractor identified professional team comprised of, at a minimum, a physician, registered professional nurse and a pharmacist. The RRPRT shall review and determine whether the enrollee demonstrated a pattern of over utilization, under utilization or mis-utilization of services included in the Benefit Package and whether such behavior meets the Contractor's criteria for restriction and should be managed by the Contractor's Recipient Restriction Program.

2.	Enrollees subject to the Restriction Program

a)	Enrollees to be restricted are:

i)	New Enrollees restricted under the FRRP prior to the effective date of enrollment, where the restriction period for services included in the end-it Package her riot yet expired;

ii)	New Enrollees restricted under another MCO' s RRP, where the restriction period has not yet expired;

iii)	Enrollees whose utilization or abuse of services included in the Benefit Package meets the criteria for restriction under the Contractor's Restricted Recipient Program and this Appendix;

iv)	Enrollees who are found by the OMIG to have engaged in Abusive Practices;

v)
Enrollees who are restricted by the FRRP for Medicaid services not included in the Benefit Package and OMIG determines a restriction on services included in the Benefit Package is required by the Contractor's RRP to ensure misuse of Medicaid services is prevented; or

vi)	Enrollees who meet the criteria for continued restriction under the FRRP and/or Contractor’s RRP.

3.	Contractor Responsibilities

a)
The Contractor must have effective mechanisms to ensure an Enrollee is restricted to an RRP Provider upon enrollment for Enrollees meeting the condition of Section (2)(a)(i) or (ii) of this Appendix if the restriction is indicated on the Contractor's roster on the Effective Date of Enrollment, and within 45 days of confirming an Enrollee has met the conditions in Section (2)(a)(iii), (iv) or (v) of this Appendix.

b)
The Contractor must have effective mechanisms to monitor Benefit Package services provided to the Restricted Enrollee and Restricted Enrollee attempts to access restricted services from other than their RRP Provider. When a restriction is in place, the Enrollee may only access the restricted service through the RRP Provider(s), except where the Enrollee is referred to an alternate provider authorized by the Contractor or the RRP Provider.

c)	The Contractor must have effective mechanisms for identifying Participating

Providers enrolled as a FFS billing or non-billing provider who are able to function as RRP Providers and meet the requirements for providing necessary health care services to Restricted Enrollees.

i)	The Contractor must inform the RRP Provider of their responsibilities for providing care to the Restricted Enrollee.

ii)
The Contractor shall institute and maintain a current patient profile for each Enrollee restricted for pharmacy services. Such profile must contain, at a minimum: the identity of the prescriber of the drugs and supplies; the strength, quantity and dosage regimen of any drugs; and the dates of service for all drugs and supplies dispensed. The profile may be maintained by the Contractor, by its pharmacy network subcontractor, or by the Pharmacy. The profile must be available/accessible upon request by the SDOH, OMIG and the Contractor.

iii)
The Contractor shall send written notice confirming an Enrollee's restriction to the RRP Provider; including: the date of the restriction; the scope, type, and length of restriction; and any other Enrollee restrictions and associated RRP Providers. Such notice shall be made when the Contractor imposes, modifies, or continues a restriction or when the Contractor changes the Restricted Enrollee's RRP Provider. Such notice is not required when the Contractor administers an existing restriction for a new Enrollee as provided by Section 4(c)(i) and (ii) of this Appendix.

d)
The Contractor must have effective mechanisms to review utilization data and other information as may be necessary to, at a minimum, identify Enrollee behaviors, as described in Section 4(i) of this Appendix that may indicate Abusive Practices or pattern of misuse of services.

e)
The Contractor shall establish criteria for determining an Enrollee has engaged in Abusive Practices or demonstrated a pattern of misuse of Benefit Package services that is, at a minimum, consistent with criteria established by OMIG. Prior to the Contractor implementing criteria for restriction that exceeds criteria provided by OMIG, the Contractor must obtain approval of such criteria from OMIG.

4.	Protocols for Restrictions

a)	Restriction for Misuse of Benefit Package Services.

i)
The Contractor shall routinely review utilization data, such as encounter data, to assess and identify whether any Enrollee appears to have a pattern of over utilization, under utilization or mis-utilization of Medicaid or FHPlus services; restrict Enrollees where misuse of services meets the Contractor's criteria for restriction. See Section 4(i) below for indicators of suspected misuse of services.

ii)	The RRPRT will perform an analysis of Enrollee-specific data and/or conduct a complete review of the Enrollee's medical records and any other information the RRPRT deems appropriate to make a determination about the medical appropriateness of such services.

iii)
The RRPRT may determine whether the Enrollee's pattern of care is appropriate, that the Enrollee is to be referred to the Contractor's case management services to improve coordination of care, that the Enrollee has demonstrated a pattern of misuse and is to be restricted to an RRP provider(s) with appropriate notice as required in Section 6 of this Appendix, or that, where the misuse of care was due to provider actions, other appropriate corrective actions are to be taken. The determination will be in writing and signed by a licensed, certified or registered health care professional.

A)
The Contractor will not restrict an Enrollee where the pattern of care under review is found to be the result of an adverse change in the Enrollee's health status, diminished mental capacity, or uncooperative or disruptive behavior resulting from the Enrollee's special needs, prior to making reasonable efforts to improve the Enrollee's coordination of services through case management or other appropriate methods.

iv)
The RRPRT may determine, upon information provided by the Enrollee through an Action Appeal, fair hearing or other credible source, that the pattern of care does not meet the Contractor's criteria for restriction, and will subsequently promptly remove any such restriction of services, if previously implemented.

v)	The RRPRT will coordinate findings with the Contractor's SIU and/or Quality assurance program, as appropriate.

vi)
The Contractor shall restrict Enrollees, with appropriate notice as required in Section 6 of this Appendix, where OMIG has determined a restriction on Benefit Package services is required to effectively implement a restriction on Medicaid services that are not part of the Benefit Package. OMIG will be responsible for providing documented evidence and other supporting documentation as needed to support the restriction and complete the Recipient Information Packet.

A)
Upon notice of a Fair Hearing to be held in relation to such restriction, the Contractor will be responsible for notifying OMIG of the Fair Hearing and OMIG will be responsible for assisting the Contractor in presenting evidence and appearing at the hearing in support of the restriction as provided by Section 25.6 of this Agreement. Such assistance may include, upon request by the Enrollee to the Contractor, providing records which can identify services paid for by FFS on behalf of the Enrollee.

b)	Restriction for Abusive Practice.

i)
The Contractor shall restrict Enrollees, with appropriate notice as required in Section 6 of this Appendix, confirmed by the Contractor or OMIG to have engaged in Abusive Practices. Such restriction does not require a review by the RRPRT.

ii)
When the Contractor is to impose a restriction on an Enrollee for Abusive Practices confirmed by OMIG, OMIG is responsible for providing documented evidence and other supporting documentation as needed to support the restriction and complete the Recipient Information Packet.

A)
Upon notice of a Fair Hearing to be held in relation to such restriction, the Contractor will be responsible for notifying OMIG of the Fair Hearing and OMIG will be responsible for assisting the Contractor in presenting evidence and appearing at the hearing in support of the restriction as provided by Section 25.6 of this Agreement. Such assistance may include, upon request by the Enrollee to the Contractor, providing records which can identify services paid for by FFS on behalf of the Enrollee.

c)	Recipient Restriction Prior to Enrollment.

i)
For Enrollees who were restricted prior to the effective date of enrollment, whether by the FRRP or another MCO's RRP, restricted information will be included in the Contractor's monthly enrollment Roster. OMIG is responsible for providing the date that the restriction ends to the Contractor, as well as the recipient information packet (or similar documentation with the reason for restriction) and the name of current restricted provider.

ii)
The Contractor will implement and administer the restriction until the end of the restricted period. Such administration of an existing restriction is not a new restriction, is not an Action under Appendix F of this Agreement, and does not require a Notice of Intent to Restrict. The Contractor shall monitor the Enrollee to determine if the Enrollee's actions meet the Contractor's criteria for additional restrictions, in accordance with (a) or (b) above, and if so determined, the Contractor will restrict with appropriate notice as required by Section 6 of this Appendix.

iii)
Except for Court Ordered Restrictions, if the Enrollee is restricted to an RRP Provider that is not participating in the Contractor's Network, the Contractor shall provide transitional care as required by Section 15.6 of this Agreement and shall require the Restricted Enrollee to change the RRP Provider as specified in Section 5 of this Appendix.

d)	Court Ordered Restrictions. The Contractor shall comply with restrictions ordered by, and the associated RRP provider selected by, a court of competent jurisdiction,

in accordance with Section 10.9 of this Agreement.

e)	Continued Restriction.

i)
The Contractor shall monitor the Enrollee's compliance with a restriction. Sixty (60) days prior to the end of the restriction period, the Contractor will assess the Enrollee's compliance with the restriction and determine whether an additional restriction period is appropriate.

A)	The Contractor shall determine whether the Enrollee's actions continue to meet criteria for restriction, as provided by Section (a) above and the restriction is to continue.

B)
The Contractor will continue restriction when it is confirmed that during the previous restriction period, an Enrollee engaged in Abusive Practices; received or attempted to receive services inappropriately from non-RRP providers; or was placed in, additional-restriction by the FRRP.

ii)	The Contractor's determination not to continue a restriction will in no way preclude any subsequent decisions to restrict as provided by (a) or (b) above.

iii)
An Enrollee restricted for an additional period will have the same rights and is entitled to all appropriate notices informing his/her of the proposed action, as required in Section 6 of this Appendix.

f)
Emergency Services. At no time will the Contractor restrict an Enrollee's access to Emergency Services or to a specific provider of Emergency Services or deny coverage of Emergency Services for a Restricted Enrollee, except as provided by Appendix G of this Agreement.

g)	Length of a Restriction.

i)	Restriction time periods shall be consistent with the lengths identified in 18 NYCRR § 360-6.4(h).

ii)	All restriction periods continue for the specified time without regard to eligibility for, or receipt of, Medicaid or FHPlus benefits.

iii)
For a Restricted Enrollee who disenrolls from the Contractor's plan for any reason, and subsequently re-enrolls in the Contractor's plan, the restriction will continue until its scheduled expiration date, as if the Enrollee did not have a gap in coverage.

h)	Reporting Enrollee Restrictions. The Contractor shall report new, continued, and modified Enrollee Restrictions in accordance with Section 18.5(xvi) of this

Agreement. OMIG will be responsible for ensuring Medicaid eligibility systems are updated with restriction information.

i)	Abusive Practice or Pattern of Misuse of Services. The following behaviors may be indicative of aberrant utilization activity or Abusive Practices by an Enrollee:

i)	Excessive drugs, supplies or appliances. The Enrollee has received more of a drug, medical supply or appliances in a specified time period than is necessary, according to acceptable medical practice.

ii)
Duplicative drugs, supplies or appliances. The Enrollee has received two or more similarly acting drugs in an overlapping time frame or has received duplicative supplies or appliances. The drugs, if taken together, may result in harmful drug interactions or adverse reactions. Duplicative supplies and appliances, while not harmful, have no medical indication and are therefore unwarranted.

iii)
Duplicative health care services. The recipient has received health care services from two or more providers for the same or similar conditions in an overlapping time frame. Health care services include, but are not limited to, physician, clinic pharmacy, dental, podiatry, and DME services.

iv)
Contraindicated or conflicting care. The Enrollee has received drugs, supplies or appliances and/or health care services which may be inadvisable in the presence of certain medical conditions or which conflict with care being provided or ordered by another provider.

i)	Unnecessary hospital emergency room services. The Enrollee has received services in a hospital emergency room for a condition which does not require emergency care or treatment.

ii)
Excessive inpatient hospital services. The Enrollee has received multiple inpatient hospital discharges for the same or similar conditions which are more than necessary, according to acceptable medical practice, including but not limited to: multiple inpatient hospital discharges against medical advice. For purposes of this paragraph, discharge against medical advice means discontinuance by a recipient of inpatient hospital services contrary to the advice of the attending physician.

5.	Enrollee Right to Change RRP Provider

a)	Upon imposing, modifying, continuing or administering a restriction, the Contractor may assign an RRP Provider or afford the Enrollee a choice of RRP Providers.

b)	Upon request, the Contractor will allow a Restricted Enrollee to change Providers without cause in accordance with 18 NYCRR § 360-6.4(e).

c)
The Contractor will allow a Restricted Enrollee to change PCPs, without cause within thirty (30) days of the Restricted Enrollee's first appointment with the PCP. After the first thirty (30) days, the Contractor will allow changes to PCPs as provided in Section 5 b) above. The Contractor will process a request to change a PCP in accordance with Section 21.9 b) of this Agreement. The Contractor will assign a new PCP in accordance with Section 21.9 c), d), and e) i)-v) of this Agreement.

d)	The Contractor will provide transitional care to a Restricted Enrollee if the RRP Provider leaves the Contractor's network, in accordance with Section 15.6 of -this Agreement.

e)	Good cause for a Restricted Enrollee to change an RRP provider means one or more of the following circumstances exist:

i)	the RRP Provider no longer wishes to be a provider for the Enrollee;

ii)	the RRP Provider has closed the servicing location or moved to a location that is not convenient for the Restricted Enrollee;

iii)	the RRP Provider has been suspended, terminated, excluded or otherwise disqualified from participation in the Medicaid program;

iv)	the Restricted Enrollee's place of residence has changed such that he/she has moved beyond time and distance standards as described in Section 15.5 of this Agreement; or

v)	other circumstances exist that make it necessary to change RRP providers, including but not limited to, good cause reasons for changing PCPs as provided by applicable statute and regulations.

6.	Notice Requirements When Contractor Determines to Initiate a New, Modified or Continued Restriction

a)
The Contractor shall prepare a written summary of the specific reason(s) for a restriction known as the Recipient Information Packet, including, but not limited to, a summary of any review conducted by and determination of the RRPRT, and evidence confirming the Enrollee engaged in Abusive Practices or demonstrated a pattern of misuse of Benefit Package services.

b)
The Contractor must send a Notice of Intent to Restrict to the Enrollee at least 10 days prior to the effective date of the restriction. The period of advance notion is shortened to five (5) days in cases of confirmed enrollee fraud. The Notice of Intent to Restrict is a Notice of Action as provided by Appendix F of this Agreement. The Notice of Intent to Restrict is not a medical necessity coverage determination as defined by PHL Article 49.

c)
The Contractor shall ensure that the Notice of Intent to Restrict is in writing, is in easily understood language, and is accessible to non-English speaking and visually impaired Enrollees. The notice shall include that oral interpretation and alternate formats of written materials for Enrollees with special needs are available and how to access the alternate formats.

d)	Notice of Intent to Restrict shall also include:

i)	All information as required for a Notice of Action as provided by Appendix F of this Agreement in Section F.1(5)(a)(iii)(A) through (G), and (K);

ii)	the date the restriction will begin;

iii)	the effect, scope and type of the restriction, including:

A)	the right of the Contractor to designate an RRP Provider(s) for the Enrollee;

B)	the services to be restricted;

C)	the time period of the restriction and indicate if re-restriction;

D)	the name, address and phone number of the RRP Provider(s) the Enrollee will be restricted to, or name of the RRP Providers offered for the Enrollee's selection;

E)	instructions on how to access Medicaid or FHPlus covered services while the restriction is in place, including that emergency services are available without restriction;

F)	a statement that the restriction will remain in place for the full time period regardless if the Enrollee changes MCOs, returns to FFS, or loses MMC or FHPlus eligibility; and

iv)	the Recipient Information Packet, as described in 6(a) above;

v)
if the Contractor affords the Enrollee a choice of RRP Providers, the right of the Enrollee to select an RRP Provider within two weeks of the date of the Notice of Intent to Restrict and a statement that if an RRP Provider is not selected, and Provider will be assigned by the Contractor;

vi)	the Enrollee's right to request a change of RRP Provider without cause in accordance with Section 5 b) of the Appendix, or at any time for good cause;

vii)
the Enrollee's right to a fair hearing and the notice entitled "Managed Care Action Taken," containing the full 'description of the Enrollee's fair hearing rights, instructions for requesting a fair hearing, and aid continuing rights;

viii)	a statement that requesting an Action Appeal does not suspend the effective date listed on the Notice of Intent to Restrict;

ix)	a statement that an Action Appeal does not take the place of or abridge the Enrollee's right to a fair hearing; and

x)
the Enrollee's right to present evidence in person or in writing to support his or her Action Appeal and to examine his or her case record, including records maintained by the Contractor which identifies Benefit Package services paid for by the Contractor on behalf of the Enrollee, or if the Contractor initiated restriction is required by OMIG, records which identify services paid for by FFS on behalf of the Enrollee.

7.	Records

a)
The Contractor shall maintain a file on each review conducted by the RRPRT and Foy each Restricted Recipient. These records shall be readily available for review by SDOH and OMIG, upon request. The file shall include:

i)	Relevant data collected during review activity in Section 4(a) of this Appendix supporting a restriction;

ii)	summary of the RRPRT review and determinations;

iii)	evidence of Abusive Practices or other documentation supporting administrative restriction for other than medical reasons;

iv)	the Recipient Information Packet;

v)	the Notice of Intent to Restrict;

vi)	a copy of any Action Appeal filed, if written, and any additional information presented during Action Appeal or a fair hearing; and

vii)
if applicable, the specific rationale for the RRPRT's determination to not apply a restriction, the Contractor's determination not to continue a restriction or the Contractor's determination to remove a restriction prior to the expiration date.